File No. [  ]

As filed with the Securities and Exchange Commission on [ ], 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

Amendment No. 2

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	3510	82-4270040
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

John Keeler

Chief Executive Officer and Executive Chairman

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

(305) 836-6858

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Claudia Campos

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

ccampos@bluestarfoods.com

(305)859-3454

Approximate date of commencement of proposed sale to the public: As soon as practicable after this offering statement is qualified by the Securities and Exchange Commission.

☐ Check box if the only securities being qualified on this Form are being offered pursuant to dividend or interest reinvestment plans.

☒ Check box if securities being qualified on this Form are being offered on a delayed or continuous basis pursuant to Rule 251(d)(3).

☐ Check box if this Form is filed for a Tier 1 offering pursuant to Rule 251.

No underwriters are participating in this best-efforts offering, and no dealer or broker is obligated to take or pay for any of the securities being qualified hereby.

We may file post-qualification amendments to this offering statement as required by Regulation A under the Securities Act of 1933.

This offering is being conducted on a best-efforts, self-underwritten basis directly by the Company, without the use of any underwriter or placement agent.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND REGULATION A THEREUNDER. THE INFORMATION IN THIS OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT.

The information in this preliminary offering circular is not complete and may be changed. We may not sell these securities until the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION	DATED [ ], 2026

PART II — CIRCULAR FORM 1-A TIER 2

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

BLUE STAR FOODS CORP.

500,000,000 shares of Common Stock

We are offering, on a primary, best-efforts basis and without any underwriter or broker-dealer, up to 500,000,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”), at a fixed offering price of $0.001 per share. This is a Tier 2 offering pursuant to Regulation A under the Securities Act of 1933, as amended. We will offer the shares directly to investors without the use of an underwriter, although we reserve the right to engage one or more registered broker-dealers or finders in the future. There are currently no selling stockholders, and no existing security holders are offering shares for resale in this offering.

The qualification of this offering statement does not require any investor to purchase any minimum number of shares, and does not mean that all, or any, of the offered shares will be sold. We cannot predict when or in what amounts any shares of our Common Stock may be sold in this offering.

We are offering the shares on a best-efforts basis directly to investors at a fixed price of $0.001 per share. We may in the future enter into arrangements with one or more registered broker-dealers to assist in the offer and sale of the shares; any such arrangement would be described in a post-qualification amendment or supplement to this offering circular. See the section titled “Plan of Distribution and Terms of the Offering” for more information.

There is currently a limited public trading market for our Common Stock.

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold, whichever is earlier (such earlier date, the “Termination Date”).

Our common stock is listed on the OTCQB Venture Market (“OTCID”) under the symbol “BSFC.” The last reported sale price of our common stock on the OTCQB on July 31, 2026, was $0.0010 per share.

We will bear all of the expenses incurred in connection with the qualification of this offering under Regulation A and the offer and sale of the Common Stock. Because there is no underwriter, there are currently no underwriting discounts or commissions. If we later engage any broker-dealer or placement agent, we may pay customary selling commissions or fees as disclosed in a post-qualification amendment or supplement.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this offering circular and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this offering circular from time to time by filing amendments or supplements to our offering statement as required. You should read the entire offering circular and any amendments or supplements carefully before you make your investment decision.

The date of this offering circular is [  ], 2026.

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BLUE STAR FOODS CORP.

We are offering to sell, and seeking offers to buy, our Securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our Securities. Neither the delivery of this Offering Circular nor any sale or delivery of our Securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular and any documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this offering circular and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this offering circular and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this offering circular, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this offering circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this offering circular. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this offering circular to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this offering circular, or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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SUMMARY

We are an international sustainable marine protein company that owns and operates several portfolio companies with an emphasis on environmental, social and governance values. We seek to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. Our companies include:

John Keeler & Co., Inc. (“Keeler & Co.”) doing business as Blue Star Foods, which imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products;

Coastal Pride Seafood, LLC (“Coastal Pride”) which imports pasteurized and fresh crab meat sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America;

Taste of BC Aquafarms, Inc. (“TOBC”), a land-based recirculating aquaculture systems (“RAS”) salmon farming operation, which sells its steelhead salmon to distributors in Canada; and

Afritex Ventures Inc., (“AFVFL”), a Florida corporation and wholesaler of food products.

Throughout 2024, we have shifted away from Keeler & Co. and focused more heavily on Coastal Pride, Blue Star Foods Corp., and TOBC. We anticipate moving away completely from Keeler & Co. in the second quarter of 2025.

We distribute our imported blue and red swimming crabmeat in the United States under the brand names Blue Star, Pacifika, Oceanica, Crab & Go Premium Seafood, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Falls.

Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

Pacifika is a quality brand for the price conscious end user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look/taste of dishes.

Crab + Go Premium Seafood is geared towards millennials as part of the trend toward pre-packaged, grab-and-go items. The product is packaged in flexible foil pouches.

Lubkin Brand is packed with quality Portunus Pelagicus species crab in the Philippines and Indonesia.

First Choice is a quality brand packed with Portunus Haanii crab meat from Malaysia.

Good Stuff is a premium brand packed with high quality Callinectes species crab from Mexico.

Coastal Pride Fresh is packed with Callinectes Sapidus from Venezuela and the United States.

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Steelhead salmon and rainbow trout fingerlings are produced by TOBC under the Little Cedar Falls brand. The fish are sashimi grade and only sold as a fresh item, usually reaching end users within days of harvest.

Competitive Strengths

Sustainable and Traceable Product Sourcing. We believe that our greatest point of differentiation from other seafood companies is our efforts to ensure that our seafood products are ethically sourced in a method that is consistent with our core values and those of our customers.

Proprietary Brands. We have created several brands of crab meat that are well regarded amongst our customers and are differentiated by product quality and price point.

Eco-Friendly Packaging. Another major point of differentiation from our competitors is our use of sustainable and ethical packaging. Our green pouches for Eco-Fresh crab meat are patented in the United States, Europe, Thailand, the Philippines and Indonesia under patent Nos.1526091 B1 and US Patents 8,337,922 and 8,445,046. We believe since their introduction in 2003, these pouches have saved in excess of a million metric tons of carbon dioxide emissions versus metal can packaging material.

We intend to grow our business in several ways, including:

Our long-term strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. We plan to grow the Company organically by continuing to increase our customer base and by introducing new high-value product lines and categories, as well as strategically acquiring companies that focus on additional species and proprietary technologies that we believe we can integrate into a larger, diversified company.

Growing our existing businesses. The three current existing businesses each have different pathways to organic growth, including by increasing their reliable access to sustainably sourced marine product and supplying to a larger and more diversified customer base. Our key objective is to optimize the management of the companies across all companies, specifically in the marketing, sourcing and financing departments.

Strategic Acquisitions. We will continue to seek opportunities to acquire companies that allow us to expand into new territories, diversify our species product categories, and where operational synergies with our existing companies may exist. We believe that we may have the ability to layer on a sustainability model to certain companies that operate in a more traditional way, with an opportunity to increase margins by selling a more premium product.

Scaling the RAS Business. We have an internal goal to reach production of 21,000 metric tons of steelhead salmon by 2028. If we can successfully access the necessary funding through the equity capital markets and through certain debt facilities, we hope to build a series of 1,500 metric ton and 3,000 metric ton facilities throughout strategic locations in British Columbia, Canada, where TOBC is currently based.

We purchase crab meat directly from six processors with which we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved HACCP Plan. Additionally, all suppliers are certified grade A by the BRC and are audited annually to ensure safety and quality.

The Company had three major suppliers located in India, Philippines, and Indonesia which accounted for approximately 65.7% of the Company’s total purchases during the year ended December 31, 2025. The Company’s largest supplier is located in Indonesia and accounted for 34.7% of the Company’s total purchases in the year ended December 31, 2025.

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The Company’s products are sold in the United States and Canada. Our principal source of revenue is importing blue and red swimming crab meat primarily from India, Brazil, Peru, and Indonesia and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, Lubkin’s Coastal Pride, First Choice, Good Stuff, Coastal Pride Fresh and TOBC steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Falls.

The Company stores its crab meat inventory at a third-party facility in Miami, Florida and distribution takes place from this facility.

The Company has a sales team based throughout the United States who sell directly to customers, most of whom are in the food service and retail industry and also manage a network of regional and national brokers, that cover both the retail and wholesale segments. The sales team and brokers help to pull the products through the system by creating demand at the end user level and pulling the demand through our distributor customers. The Company sells to retail customers either directly or via distributors that specialize in the retail segment.

The Company does not own its own fleet of trucks and utilizes less than truckload freight shipping (“LTL”) national freight carriers to deliver its products to its customers. LTL is used for the transportation of small freight or when freight does not require the use of an entire trailer. When shipping LTL, the Company pays for a portion of a standard truck trailer, and other shippers and their shipments fill the unoccupied space.

Recent Events

Debt with Third-Party Investors

On January 28, 2025, pursuant to a securities purchase agreement, the Company issued to a third-party investor a convertible promissory note in the principal amount of $149,650 with an original issue discount of $19,650 (the “January 2025 Convertible Note”). The January 2025 Convertible Note has a one-time interest payment of $19,454 paid upon issuance and a maturity date of October 30, 2025. Upon the occurrence of an event of default as described in the January 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. The January 2025 Convertible Note has an initial payment of $109,918 due on July 30, 2025, with monthly payments of $19,728 due on the 30th of every month thereafter until October 30, 2025.

On January 28, 2025, the Company entered into a subordinated business loan and security agreement with a third-party lender and collateral agent, which provides for a term loan to the Company in the amount of $420,000 which principal and interest (of $176,400) and has a maturity date of August 15, 2025. Commencing February 7, 2025, the Company is required to make weekly payments of $21,300 until the maturity date. The loan may be prepaid subject to a prepayment fee. Administrative agent fee of $20,000 was paid on the loan which was recognized as a debt discount and amortized over the term of the loan. In connection with the loan, the third-party lender was issued a subordinated secured promissory note, dated January 28, 2025, in the principal amount of $420,000 which note is secured by all of the Borrowers’ assets, including receivables.

On August 25, 2025, pursuant to a securities purchase agreement, the Company issued to a third-party investor, a convertible promissory note in the principal amount of $169,500 with an original issue discount of $25,425 (the “August 2025 Convertible Note”). The August 2025 Convertible Note has a one-time interest payment of $22,035 paid upon issuance and a maturity date of August 25, 2026. Upon the occurrence of an event of default as described in the August 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. The August 2025 Convertible Note has an initial payment of $95,768 due on February 25, 2026, with monthly payments of $15,961 due on the 25th of every month thereafter until August 25, 2026.

On December 5, 2025, pursuant to a securities purchase agreement, the Company issued to a third-party investor, a convertible promissory note in the principal amount of $73,025 with an original issue discount of $9,525 (the “December 2025 Convertible Note”). The December 2025 Convertible Note has a one-time interest payment of $9,493 paid upon issuance and a maturity date of December 5, 2026. Upon the occurrence of an event of default as described in the December 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the December 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 75% of the market price as described in the note.

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On September 16, 2025, the Company issued to a third-party investor a convertible promissory note in the principal amount of $40,000 with an original issue discount of $7,059 (the “September 2025 Convertible Note”). The September 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $6,118 paid upon issuance and a maturity date of June 16, 2026. The proceeds from the sale of the September 2025 Convertible Note are for general working capital. Upon the occurrence of an event of default as described in the September 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 24% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the September 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note.

On November 13, 2025, the Company issued to a third-party investor a convertible promissory note in the principal amount of $47,059 with an original issue discount of $6,000 (the “November 2024 Convertible Note”). The November 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $5,200 paid upon issuance and a maturity date of August 13, 2026. The proceeds from the sale of the November 2025 Convertible Note are for general working capital. Upon the occurrence of an event of default as described in the November 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 24% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the November 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note.

On September 18, 2025, the Company issued a third-party investor a convertible promissory note in the principal amount of $47,059 with an original issue discount of $7,059 (the “September 18, 2025 Convertible Note”). The September 18, 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $6,118 paid upon issuance and a maturity date of June 16, 2026. The proceeds from the sale of the September 18, 2025 Convertible Note are for general working capital. Upon the occurrence of an event of default as described in the September 18, 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 24% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the September 18, 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note.

On March 10, 2026, the Company issued a convertible promissory note to a third-party investor in the principal amount of $57,500 (the “March 2026 Convertible Note”). The note was issued with an original issue discount of $7,500, resulting in net proceeds to the Company of $50,000. The note includes a one-time interest charge of $7,475 and has a maturity date of December 10, 2026. Upon the occurrence of an event of default, the note accrues interest at a rate of up to 24% per annum on the outstanding principal balance. The note may be prepaid in accordance with its terms and may also be convertible into shares of the Company’s common stock, subject to the provisions of the note agreement.

On July 17, 2026, the Company issued a convertible promissory note to a third-party investor in the principal amount of $30,000 (the “July 2026 Convertible Note”). The note was issued with an original issue discount of $5,000, resulting in net proceeds to the Company of $25,000. The note includes a one-time interest charge of $4,500 and has a maturity date of April 17, 2027. Upon the occurrence of an event of default, the note accrues interest at a rate of up to 24% per annum on the outstanding principal balance. The note may be prepaid in accordance with its terms and may also be convertible into shares of the Company’s common stock, subject to the provisions of the note agreement.

Unaffiliated Note

On October 29, 2025, the Company entered into a promissory note agreement with an unaffiliated third-party lender for aggregate principal of $50,000. The note bears interest at a rate of 32% per annum and matures on July 29, 2026. The proceeds are for general working capital. Upon the occurrence of an event of default as described in the note, the note will become immediately due and payable at a default interest rate of 25% of the then outstanding principal amount of the note.

British Columbia Lawsuit

On January 17, 2025, the Company, through TOBC, filed a lawsuit in the Supreme Court of British Columbia against Harold Steven Atkinson, Janet Atkinson and Ben Atkinson (the “Defendants”) for breach of contract, tort of intentional interference with economic relations, breach of confidentiality and non-compete, breach of trust, breach of fiduciary duty, defamation, breach of duty of honest performance and good faith, and damages. The Company claims that Harold Steven Atkinson purposely hid the renewal process of the Fisheries and Oceans Canada – Freshwater / Land-based Aquaculture License (the “License”) and placed the License in his personal name when it should be in the name of TOBC. The License is required to operate the aquaculture farm, including the transfer of eggs and fingerlings to its facilities. While the dispute of who controls the License is ongoing, management believes that the Company can continue to operate as the licensed facility pertains to TOBC. The Company cannot provide any assurance as to the timing of resolution or outcome of this matter.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Corporate Information

We were incorporated on October 17, 2017 in the State of Delaware as a blank check company to be used as a vehicle to pursue a business combination. Prior to the Merger, we engaged in organizational efforts. Following the Merger, we discontinued our prior activities of seeking a business for a merger or acquisition and acquired the business of John Keeler & Co. Inc., d/b/a Blue Star Foods, a Florida corporation formed on May 5, 1995. Our executive offices are located at 3000 NW 109th Avenue, Miami, Florida 33172 and our telephone number is (305) 836-6858. Our website address is https://bluestarfoods.com/. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

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THE OFFERING

Common Stock offered by us	We are offering up to 500,000,000 shares of our Common Stock, $0.0001 par value per share, on a primary basis directly by the Company at a fixed offering price of $0.001 per share.

Common Stock outstanding prior to the offering	171,980,101 shares

Over The Counter Pink Market Symbol	BSFC

Use of proceeds	We estimate that the net proceeds from this offering will be used for general corporate purposes, including working capital, servicing our existing indebtedness as it becomes due, and funding our growth strategies described in this offering circular. See “Use of Proceeds” for additional information.

Risk factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our Common Stock.

The number of shares of our Common Stock that will be outstanding immediately after this offering is based on 171,980,101 shares of Common Stock outstanding as of August 5, 2026 and excludes an aggregate of 187,131,157 shares of Common Stock issuable upon the exercise of stock options and warrants as follows:

●	3,357 shares of our common stock issuable upon the exercise of stock options;

●	13,423,969 shares of our common stock issuable upon exercise of warrants; and

●	Approximately 8,937,198 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note that we issued to Lind Global Fund II LP on July 27, 2023, each of which is subject to potential anti-dilution adjustment as a result of this offering.

●	Approximately 80,142,857 shares of our common stock that may be issued upon conversion of a convertible promissory note that we issued to a third-party investor on January 28, 2025.

●	Approximately 84,623,776 shares of our common stock that may be issued upon conversion of a convertible promissory note that we issued to a third-party investor on August 12, 2024.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

The operation of our planned digital banking platform may subject us to costs and risks associated with various laws and regulations, including those relating to data privacy, security and protection. Developments in these and other laws and regulations could harm our business, financial condition or results of operations.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from management. Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees as a result of integration of new businesses. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

The value of crab meat is subject to fluctuation which may result in volatility of our results of operations and the value of an investment in the Company.

Our business is dependent upon the sale of a commodity which value is subject to fluctuation. Our net sales and operating results vary significantly due to the volatility of the value of the crab meat that we sell which may result in the volatility of the market price of our Common Stock.

A material decline in the population and biomass of crab meat that we sell in the fisheries from which we obtain our crab meat would materially and adversely affect our business.

The population and biomass of crab meat are subject to natural fluctuations which are beyond our control and which may be exacerbated by disease, reproductive problems or other biological issues and may be affected by changes in weather and the global environment. The overall health of a crab or other fish is difficult to measure, and fisheries management is still a relatively inexact science. Since we are unable to predict the timing and extent of fluctuations in the population and biomass of our products, we are unable to engage in any measures that might alleviate the adverse effects of these fluctuations. Any such fluctuation which results in a material decline in the population and biomass in the fisheries from which we obtain our crab meat would materially and adversely affect our business. Our operations are also subject to the risk of variations in supply.

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We are subject to the risk of product contamination and product liability claims.

The sales of our products may involve the risk of injury to consumers. Such injuries may result from tampering by unauthorized personnel, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, or residues introduced during the packing, storage, handling or transportation phases. While we are subject to governmental inspection and regulations and believe our facilities comply in all material respects with all applicable laws and regulations, including internal product safety policies, we cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our brand image.

A significant portion of our revenues are derived from a single product, crab meat, and therefore we are highly susceptible to changes in market demand, which may be affected by factors over which we have limited or no control.

A significant portion of our revenues are derived from a single product, crab meat. We therefore are highly susceptible to changes in market demand, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for crab meat include economic conditions and evolving consumer preferences. A substantial downturn in market demand for crab meat may have a material adverse effect on our business and on our results of operations.

Risks Related to Our Industry and TOBC’s RAS Operations

Regulation of the fishing industry may have an adverse impact on our business.

The international community has been aware of and concerned with the worldwide problem of depletion of natural fish stocks. In the past, these concerns have resulted in the imposition of quotas that subject individual countries to strict limitations on the amount of seafood that is allowed to be caught or harvested. Environmental groups have been lobbying for additional limitations. If international organizations or national governments were to impose additional limitations on crab meat or the seafood products we sell, this could have a negative impact on our results of operations.

Segments of the seafood industry in which we operate are competitive, and our inability to compete successfully could adversely affect our business, results of operations and financial condition.

We compete with major integrated seafood companies such as Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., and Twin Tails Seafood Corp. in our traditional sustainable seafood business and our primary competitors in our RAS business are Aquabounty, Atlantic Sapphire, Aquacon, Nordic Aquafarms, Whole Oceans, West Coast Salmon and Pure Salmon. Some of our competitors have the benefit of marketing their products under brand names that have better market recognition than ours or have stronger marketing and distribution channels than we do. Increased competition as to any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our profitability. An increase in imported products in the United States at low prices could also negatively affect our profitability.

We are devoting some of our financial and management resources to our Fisheries and Oceans Canada – Freshwater / Land-based Aquaculture License litigation, and if we are unsuccessful in this lawsuit, our financial condition may be adversely affected.

Currently, we are devoting certain time, effort and financial resources to our lawsuit regarding the Fisheries and Oceans Canada – Freshwater / Land-based Aquaculture License. The License is required to operate the aquaculture farm, including the transfer of eggs and fingerlings to its facilities. In the event we are not awarded control of the License, this could diminish the value of our brand, adversely affect our ability to operate and maintain our services, and our business could be harmed.

Our insurance coverage may be inadequate to cover losses we may incur or to fully replace a significant loss of assets.

Our involvement in the fishing industry may result in liability for pollution, property damage, personal injury or other hazards. Although we believe we have obtained insurance in accordance with industry standards to address such risks, such insurance has limitations on liability and/or deductible amounts that may not be sufficient to cover the full extent of such liabilities or losses. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering any liability or loss for such events.

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Our operations, revenue and profitability could be adversely affected by changes in laws and regulations in the countries where we do business.

The governments of countries into which we sell our products, from time to time, consider regulatory proposals relating to raw materials, food safety and markets, and environmental regulations, which, if adopted, could lead to disruptions in distribution of our products and increase our operational costs, which, in turn, could affect our profitability. To the extent that we increase our product prices as a result of such changes, our sales volume and revenues may be adversely affected.

Furthermore, these governments may change import regulations or impose additional taxes or duties on certain imports from time to time. These regulations and fees or new regulatory developments may have a material adverse impact on our operations, revenue and profitability. If one or more of the countries into which we sell our products bars the import or sale of crab meat or related products, our available market would shrink significantly, adversely impacting our results of operations and growth potential.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as premium grade crab meat, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the crab meat industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Our business is affected by the quality and quantity of the salmon that is harvested by TOBC.

We sell our products in a highly competitive market. The ability of TOBC to successfully sell its salmon and the price therefor, is highly dependent on the quality of the salmon. A number of factors can negatively affect the quality of the salmon sold, including the quality of the broodstock, water conditions in the farm, the food and additives consumed by the fish, population levels in the tanks, and the amount of time that it takes to bring a fish to harvest, including transportation and processing. Optimal growing conditions cannot always be assured. Although fish grown in RAS production systems are not subject to the disease and parasite issues that can affect salmon grown in ocean pens, there is the potential for organisms that are ubiquitous to freshwater environments to become pathogenic if the fish are subjected to stressful conditions or there is an issue with biomass management.

High standards for the quality of the product are maintained and if we determine that a harvest has not met such standards, we may be required to reduce inventory and write down the value of the harvest to reflect net realizable value. Sub-optimal conditions could lead to smaller harvests and or lower quality fish. Conversely, if we experience better than expected growth rates, we may not be able to process and bring our fish to market in a timely manner, which may result in overcrowding that can cause negative health impacts and/or require culling our fish population.

Furthermore, if our salmon is perceived by the market to be of lower quality than other available sources of salmon or other fish, we may experience reduced demand for our product and may not be able to sell our products at the prices that we expect or at all.

As we continue to expand our operations and build new farms, we potentially may face additional challenges with maintaining the quality of our products. We cannot guarantee that we will not face quality issues in the future, any of which could cause damage to our reputation, and a loss of consumer confidence in our products, which could have a material adverse effect on our business results and the value of our brands.

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A shutdown, damage to any of our farms, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for our operations, could result in our prematurely harvesting fish, a loss of a material percentage of our fish in production, a delay in our commercialization plans, and a material adverse effect on our operations, business results, reputation, and the value of our brands.

An interruption in the power, fuel, oxygen supply, water quality systems, or other critical infrastructure of an aquaculture facility for more than a short period of time could lead to the loss of a large number of fish. A shutdown of or damage to our farm due to natural disaster, shortages of key components to our operations due to a pandemic, reduction in water supply, contamination of our aquifers, interruption in services, or human interference could require us to prematurely harvest some or all of the fish or could result in a loss of our fish in production.

We also are dependent on egg availability. If we had a disruption in our ability to purchase eggs, we would not be able to continue to stock our farm. We cannot guarantee that any disruptions might not occur in the future, any of which could cause loss of salmon to sell, damage to our reputation, loss of consumer confidence in our products and company, and lost revenues, all of which could have a material adverse effect on our business results.

The successful development of our TOBC business depends on TOBC’s ability to efficiently and cost-effectively produce and sell salmon at large commercial scale.

Our business plans depend on our ability to increase our production capacity through the development of larger farms. We have limited experience constructing, ramping up, and managing such large, commercial-scale facilities, and we may not have anticipated all of the factors or costs that could affect our production, harvest, sale, and delivery of salmon at such a scale. Our salmon may not perform as expected when raised at very large commercial scale, we may encounter operational challenges, control deficiencies may surface, our vendors may experience capacity constraints, or our production cost and timeline projections may prove to be inaccurate. Any of these could decrease process efficiency, create delays, and increase our costs. We are also subject to volatility in market demand and prices, such as the disruption of the salmon market including reduction in market prices for salmon.

In addition, competitive pressures, customer volatility and the possible inability to secure established and ongoing customer partnerships and contracts, may result in a lack of buyers for our fish. Customers of our fish may not wish to follow our terms and conditions of sale, potentially resulting in a violation of labeling or disclosure laws, improper food handling, nonpayment for product, and similar issues. The competitive landscape for salmon may create challenges in securing competitive pricing for our salmon to reach our competitive goals. In addition, it is possible that we may not be able to service our customers to meet their expectations regarding fish quality, ongoing harvest supply availability, order processing fill rate, on time or correct deliveries, potential issues with third party processors, and other factors, which could impact our relationships with customers, our reputation, and our business results.

Risks Related to Our Reliance on Third Parties

We are dependent on third parties for our operations and our business may be affected by supply chain interruptions and delays.

Our business is dependent upon our relationships with vendors in Southeast Asia and Latin America for co-packing, processing and shipping product to us. If for any reason these companies became unable or unwilling to continue to provide services to us, this would likely lead to a temporary interruption in our ability to import our products until we found another entity that could provide these services. Moreover, if supply chain delays occur, our product will arrive late which will adversely impact our revenue. Failure to find a suitable replacement, even on a temporary basis, would have an adverse effect on our results of operations.

We do not have long-term agreements with many of our customers and suppliers.

Many of our customers and suppliers operate through purchase orders. Though we have long-term business relationships with many of our customers and suppliers and alternative sources of supply for key items, we do not have long-term agreements with such customers and suppliers and cannot be sure that any of these customers or suppliers will continue to do business with us on the same basis or on terms that are favorable to us. The termination or modification of any of these relationships may adversely affect our business, financial performance and results of operations.

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Risks Related to Our Financial Condition and Capital Requirements

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements.

The report from our independent registered public accounting firm for the year ended December 31, 2023 includes an explanatory paragraph stating that the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to increase revenues, execute on its business plan to acquire complimentary companies, raise capital and continue to sustain adequate working capital to finance its operations. If we are unable to do so, our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern.

We face risks related to the current global economic environment which could harm our business, financial condition and results of operations.

The state of the global economy continues to be uncertain. The current global economic conditions and uncertain credit markets, concerns regarding the availability of credit pose a risk that could impact our international relationships, as well as our ability to manage normal commercial relationships with our customers, suppliers and creditors, including financial institutions. Global trade issues and the impositions of tariffs could also have an adverse effect on our international business activities. If the current global economic environment deteriorates, our business could be negatively affected.

We may need to raise additional capital to fund our existing commercial operations and develop and commercialize new products and expand our operations.

Based on our current business plan, we believe the net proceeds from our the offering, together with our current cash and cash equivalents and cash receipts from sales will enable us to conduct our planned operations for at least the next 12 months. If our available cash balances, net proceeds from the offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements including because of lower demand for our products or due to other risks described herein, we may seek to sell Common Stock or preferred stock or convertible debt securities, enter into an additional credit facility or another form of third-party funding or seek other debt financing.

We may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:

●	increase our sales and marketing efforts and address competitive developments;

●	provide for supply and inventory costs;

●	fund development and marketing efforts of any future products or additional features to then-current products;

●	acquire, license or invest in new technologies;

●	acquire or invest in complementary businesses or assets; and

●	finance capital expenditures and general and administrative expenses

Our present and future funding requirements will depend on many factors, including:

●	our ability to achieve revenue growth and improve gross margins;

●	the cost of expanding our operations and offerings, including our sales and marketing efforts;

●	the effect of competing market developments; and

●	costs related to international expansion.

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The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also could provide for rights, preferences or privileges senior to those of holders of our Common Stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of our Common Stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights or grant licenses on terms that are not favorable to us.

Risks Related to Administrative, Organizational and Commercial Operations and Growth

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We anticipate growth in our business operations. This future growth could create a strain on our organizational, administrative and operational infrastructure, including manufacturing operations, quality control, technical support and customer service, sales force management and general and financial administration. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures. If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations.

If we are unable to support demand for our current and our future products, including ensuring that we have adequate resources to meet increased demand and mitigate any supply chain delays our business could be harmed.

As our commercial operations and sales volume grow, we will need to continue to increase our workflow capacity for processing, customer service, billing and general process improvements and expand our internal quality assurance program, and mitigate any supply chain delays we could have with our vendors, among other things. We may also need to purchase additional equipment and increase our manufacturing, maintenance, software and computing capacity to meet increased demand. We cannot assure you that any of these increases in scale, expansion of personnel, purchase of equipment or process enhancements will be successfully implemented.

The loss of our Executive Chairman and Chief Executive Officer or our inability to attract and retain highly skilled officers and key personnel could negatively impact our business.

Our success depends on the skills, experience and performance of John Keeler, our Executive Chairman and Chief Executive Officer. The individual and collective efforts of such individual will be important as we continue to develop and expand our commercial activities. The loss or incapacity of Mr. Keeler could negatively impact our operations if we experience difficulties in hiring qualified successors. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. Expansion of our business could require us to employ additional personnel. There can be no assurance that we will be able to attract and retain sufficient numbers of skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

If we were sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.

The marketing and sale of our products could lead to the filing of product liability claims alleging that our product made users ill. A product liability claim could result in substantial damages and be costly and time-consuming for us to defend.

We maintain product liability insurance, but this insurance may not fully protect us from the financial impact of defending against product liability claims. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could lead to regulatory investigations, product recalls or withdrawals, damage our reputation or cause current vendors, suppliers and customers to terminate existing agreements and potential customers and partners to seek other suppliers, any of which could negatively impact our results of operations.

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We face risks associated with our international business.

Our international business operations are subject to a variety of risks, including:

●	difficulties with managing foreign and geographically dispersed operations;

●	having to comply with various U.S. and international laws, including export control laws and the FCPA, and anti-money laundering laws;

●	changes in uncertainties relating to foreign rules and regulations;

●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import product;

●	limitations on our ability to enter into cost-effective arrangements with distributors, or at all;

●	fluctuations in foreign currency exchange rates;

●	imposition of limitations on production, sale or export in foreign countries;

●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;

●	imposition of differing labor laws and standards;

●	economic, political or social instability in foreign countries and regions;

●	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action;

●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;

●	difficulties in recruiting and retaining personnel, and managing international operations;

●	less developed infrastructure; and impositions on operations as a result of the COVID-19 pandemic.

If we expand into other target markets, we cannot assure you that our expansion plans will be realized, or if realized, be successful. We expect each market to have particular regulatory and funding hurdles to overcome and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be harmed.

Our results may be impacted by changes in foreign currency exchange rates.

Currently, the majority of our international sales contracts are denominated in U.S. dollars. We pay certain of our suppliers in a foreign currency and we may pay others in the future in foreign currency. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could require us to reduce our selling price or risk making our product less competitive in international markets or our costs could increase. Also, if our international sales increase, we may enter into a greater number of transactions denominated in non-U.S. dollars, which could expose us to foreign currency risks, including changes in currency exchange rates.

A larger portion of our revenues may be denominated in other foreign currencies if we expand our international operations. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.

We could be negatively impacted by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior that is required by U.S. laws or by corporate policies. We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business. Any violation of anti-corruption laws or regulations could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might harm our business, financial condition or results of operations. Further, detecting, investigating and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

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We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology and telecommunications systems for significant elements of our operations. We have developed propriety software for the management and operation of our business. We have installed and expect to expand a number of enterprise software systems that affect a broad range of business processes and functional areas, including for example, systems handling human resources, financial controls and reporting, contract management, regulatory compliance and other infrastructure operations.

Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology and telecommunications systems, failures or significant downtime of our information technology or telecommunications systems or those used by our third-party service providers could prevent us from providing support services and product to our customers and managing the administrative aspects of our business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could harm our business.

Our operations are vulnerable to interruption or loss due to natural or other disasters, power loss, strikes and other events beyond our control.

We conduct a significant portion of our activities, including administration and data processing, at facilities located in Southern Florida that have experienced major hurricanes and floods which could affect our facilities, significantly disrupt our operations, and delay or prevent product shipment during the time required to repair, rebuild or replace damaged processing facilities. Our suppliers in Southeast Asia and Latin America are also vulnerable to natural disasters which could disrupt their operations and their ability to supply product to us. If any of our customers’ facilities are negatively impacted by a disaster, product shipments could be delayed. Additionally, customers may delay purchases of products until operations return to normal. Even if we and/or our suppliers are able to quickly respond to a disaster, the ongoing effects of the disaster could create some uncertainty in the operations of our business. In addition, our facilities may be subject to a shortage of available electrical power and other energy supplies. Any shortages may increase our costs for power and energy supplies or could result in blackouts, which could disrupt the operations of our affected facilities and harm our business.

Risks Related to Intellectual Property

Our intellectual property rights are valuable, and any inability to adequately protect, or uncertainty regarding validity, enforceability or scope of them could undermine our competitive position and reduce the value of our products, services and brand, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements. As a result, our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets to us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in countries in which our products are sold. Also, although we have registered our trademark in various jurisdictions, our efforts to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Litigation might be necessary to protect our intellectual property rights and any such litigation may be costly and may divert our management’s attention from our core business. An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation. Although we are not aware of any of such litigation, we have no insurance coverage against litigation costs, and we would be forced to bear all litigation costs if we cannot recover them from other parties. All foregoing factors could harm our business, financial condition, and results of operations. Any unauthorized use of our intellectual property could harm our operating results.

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We may be exposed to infringement or misappropriation claims by third parties, which, if determined against us, could adversely affect our business and subject us to significant liability to third parties.

Our success mainly depends on our ability to use and develop our technology and product designs without infringing upon the intellectual property rights of third parties. We may be subject to litigation involving claims of patent infringement or violations of other intellectual property rights of third parties. Holders of patents and other intellectual property rights potentially relevant to our product offerings may be unknown to us, which may make it difficult for us to acquire a license on commercially acceptable terms. There may also be technologies licensed to us and that we rely upon that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies. In addition, although we endeavor to ensure that companies that work with us possess appropriate intellectual property rights or licenses, we cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in our products or by companies we work with in cooperative research and development activities. Our current or potential competitors may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products. The defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical personnel and management. These factors could effectively prevent us from pursuing some or all of our business operations and result in our customers or potential customers deferring, canceling or limiting their purchase or use of our products, which may have a material adverse effect on our business, financial condition and results of operations.

Our commercial success will depend in part on our success in obtaining and maintaining issued patents and other intellectual property rights in the United States and elsewhere. If we do not adequately protect our intellectual property, competitors may be able to use our processes and erode or negate any competitive advantage we may have, which could harm our business.

We cannot provide any assurances that any of our patents have, or that any of our pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products, any additional features we develop or any new products. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented.

Furthermore, though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. We may not be able to prevent the unauthorized disclosure or use of our knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these countries. If any of these developments were to occur, they each could have a negative impact on our sales.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely upon copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

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We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or the misappropriation of our intellectual property rights. Many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.

Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Related to Regulatory Matters

Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

The FDA and other government agencies regulate, among other things, with respect to our products and operations:

●	design, development and manufacturing;

●	testing, labeling, content and language of instructions for use and storage;

●	product safety;

●	marketing, sales and distribution;

●	record keeping procedures;

●	advertising and promotion;

●	recalls and corrective actions; and

●	product import and export.

The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales.

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The failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as:

●	warning letters;

●	fines;

●	injunctions;

●	civil penalties;

●	termination of distribution;

●	recalls or seizures of products;

●	delays in the introduction of products into the market; and

●	total or partial suspension of production.

We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and harm our reputation, business, financial condition and results of operations.

Product liability claims could divert management’s attention from our business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Unavailability of materials or higher costs could adversely affect our financial results.

We depend on domestic and international suppliers. Our reliance on third-party suppliers creates risks related to our potential inability to obtain crab meat or related products and reduce control over pricing and timing of delivery of our products. Although we may implement agreements with strategic suppliers to mitigate the risk of supply continuity, disruptions remain possible. Additionally, if our suppliers do not allocate sufficient production, they may decommit from agreed supply levels, or inaccurately forecast demand, we may face reduced access what we need. As the scale of our products increases, we need to accurately forecast, purchase based on our demand. If we are unable to accurately match the timing and quantities of purchases to our actual needs, we may incur costs related to unexpected disruption which may harm our business prospects and financial condition.

If significant tariffs or other restrictions continue to be placed on foreign imports by the United States, our sales and results of operations may be harmed. For example, ongoing trade tensions between the United States and China have led to a series of significant tariffs on the importation of certain product categories into the United States over recent years. In retaliation for these tariffs, China has recently placed restrictions on the export of certain raw materials. Further, President Trump has proposed significantly increased tariffs on foreign imports into the United States, particularly from China, Mexico and Canada. Such tariffs could have a significant impact on our business, particularly the importation of products used in our business, or could result in our products exported from the United States being subject to retaliatory tariffs imposed by other countries. We also source certain materials from foreign countries, as do some of our suppliers. The implementation of tariffs and trade restrictions as well as changes in trade policies between the United States and such foreign countries could lead to increases in our supply costs and make it more difficult to obtain suppliers and may have an adverse effect on our supply chain from a cost and sourcing perspective. If we attempt to renegotiate prices with suppliers or diversify our supply chain in response to tariffs, such efforts may not yield immediate results or may be ineffective. We might also consider increasing prices to the end consumer; however, this could reduce the competitiveness of our products and adversely affect net sales. If we fail to manage these dynamics successfully, gross margins and profitability could be adversely affected. Increased tariffs or trade restrictions implemented by the United States could have a material adverse effect on our business prospects, operating results and financial condition.

Risks Relating to Our Common Stock

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of our products;

●	success of our competitors in commercializing products;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	product liability claims;

●	prevailing economic conditions;

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●	disputes concerning our intellectual property or other proprietary rights;

●	U.S. or foreign regulatory actions affecting us or our industry;

●	sales of our Common Stock by our officers, directors or significant stockholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by natural disasters; and

●	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that have been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock or preferred stock or other securities that are convertible into or exercisable for our Common Stock or preferred stock.

If our existing stockholders exercise warrants or sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline.

In the future, we may issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of the then current stockholders. We are authorized to issue an aggregate of 5,000,000,000 shares of Common Stock and 5,000,000 shares of “blank check” preferred stock. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. We may need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with the capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

Trading on the OTC Pink Market is volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for the holders to resell their Common Stock.

As of December 20, 2024, the Common Stock of the Company is quoted on the OTC Pink Market. Trading in securities quoted on the OTC Pink Market is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of the Common Stock for reasons unrelated to operating performance. Moreover, the OTC Pink Market is not a stock exchange, and trading of securities on the OTC Pink Market is often more sporadic than the trading of securities listed on Nasdaq. These factors may result in shareholders having difficulty reselling any Common Stock.

Management may have broad discretion as to the use of the proceeds from offerings of its securities and may not use the proceeds effectively.

Because the Company may not designate the amount of net proceeds from offerings to be used for any particular purpose, management may have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of such offering. Management may use net proceeds for corporate purposes that may not improve the Company’s financial condition or market value.

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Our Common Stock may be deemed a “penny stock” which may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The sales practice requirements of the Financial Industry Regulatory Authority’s (“FINRA”) may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

Our operating results for a particular period may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the price of our Common Stock to fluctuate or decline.

We expect our operating results to be subject to fluctuations. Our operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to future development plans;

●	fluctuations in value of the underlying commodity;

●	inability to procure sufficient quantities to meet demand due to the scarcity of the product available from its suppliers;

●	level of underlying demand for our products and any other products we sell;

●	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved;

●	regulatory developments affecting us or our competitors; and

●	the continuing effects of the COVID-19 pandemic.

If our operating results for a particular period fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially. We believe that comparisons of our financial results from various reporting periods are not necessarily meaningful and should not be relied upon as an indication of our future performance

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the development of our seafood business. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

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Provisions of our charter documents or Delaware law could delay or prevent an acquisition of the Company, even if such an acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors.

In addition, Delaware law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Delaware law may discourage, delay or prevent a change in control of the company. Furthermore, our certificate of incorporation will specify that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future therefore capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, our current loan and security agreement with Lighthouse contains, and our future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Risks Related to this Offering

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we fail to timely file our SEC reports in the future, or any other events of defaults occur under the notes, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless.

Certain of our outstanding convertible promissory notes include favored nations rights.

Certain of our outstanding convertible promissory notes include provisions which provide that, so long as such notes are outstanding, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of our Common Stock) with any individual or entity that has the effect of establishing rights or otherwise benefiting such other investor in a manner more favorable in any material respect to such other investor than the rights and benefits established in favor of the holder of our convertible notes unless, in any such case, the holder has been provided with such rights and benefits pursuant to a definitive written agreement or agreements between the Company and the holder. Such favored nations provisions could be triggered in the future and could materially change the terms of the notes. In the event any favored nations provisions of the notes are triggered, it may cause the terms of such notes to be materially amended in favor of the holders thereof, cause significant dilution to existing shareholders, and otherwise have a material adverse effect on the Company.

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds will be $500,000. We will use these net proceeds for the following:

●	40–50% to retire or settle variable-price and high-cost convertible debt
●	15–20% for cap table cleanup, including negotiated redemptions and inducements
●	15–20% for working capital, inventory, and operating liquidity
●	5–10% for branded product expansion and sales initiatives
●	5–8% for offering expenses and transaction costs

Shares Offered (% Sold)	500,000,000 Shares Sold (100%)	375,000,000 Shares Sold (75%)	250,000,000 Shares Sold (50%)	125,000,000 Shares Sold (25%)
Gross Offering Proceeds	$500,000	$375,000	$250,000	$125,000

Principal Uses of Net Proceeds(2)

Retirement / Settlement of Variable-Price & High-Cost Convertible Debt	$225,000	$180,000	$135,000	$80,000

Cap Table Cleanup (Redemptions & Inducements	$90,000	$65,000	$40,000	$15,000

Working Capital, Inventory & Operating Liquidity	$85,000	$65,000	$45,000	$20,000

Branded Product Expansion & Sales Initiatives	$50,000	$40,000	$20,000	$5,000

Offering Expenses & Transaction Costs	$50,000	$25,000	$10,000	$5,000

Total Principal Uses of Net Proceeds	500,000	375,000	250,000	125,000
Amount Unallocated	-0-	-0-	-0-	-0-

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without a working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

Disclaimer:

The allocation ranges herein represent our current estimate of how we intend to use the proceeds from this Offering. However, actual expenditures may vary depending on business needs, strategic opportunities, market conditions, or operational developments. The Company reserves the right to reallocate funds among these categories as necessary to optimize growth, enhance operational efficiency, or respond to emerging opportunities.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

Our historical net book value (deficit) as of June 30, 2026, was $(0.08) per outstanding share of our 20,517,325 outstanding shares of Common Stock. Historical net book value per share equals the amount of our total tangible assets (i.e. excluding goodwill), less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified above.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $25,000 in each case):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this Offering	$0.001	$0.001	$0.001	$0.001

Historical net tangible book value (deficit) per share as of June 30, 2026(1)	$(0.02)	$(0.02)	$(0.02)	$(0.02)

Increase in net tangible book value per share attributable to new investors in this offering(2)	$-	$-	$-	$-

Net book value per share, after this offering	$(0.02)	$(0.02)	$(0.02)	$(0.02)

Dilution per share to new investors	$-	$-	$-	$-

Increase to pre-offering shareholders	$-	$-	$-	$-

(1)	Based on net book value, excluding non-tangible assets, (deficit) of $(0.02) and 163,880,101 outstanding shares of Common stock as of June 30, 2026.

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MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the Over The Counter OTCID Market Tier (“OTCID”) under the symbol “BSFC.” On July 31, 2026, the closing price on the OTC of our Common Stock was $0.0010.

Holders

As of July 31, 2026 there were 69 holders of record of our Common Stock.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products and implement our business plan. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

SECURITIES OFFERED

Current Offering

We are offering up to 500,000,000 shares Common Stock, $0.0001 par value at the offering price of $0.001 per share.

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold, whichever is earlier (such earlier date, the “Termination Date”).

The Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.0001 par value, and on January 29, 2026, we filed a Schedule 14C PRE with the SEC to increase our authorized shares of Common Stock to 5,000,000,000.

The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

There are 171,980,101 issued and outstanding shares of Common stock as of August 5, 2026.

Preferred Stock

There are 5,000,000 shares of Preferred Stock authorized, including 2,000,000 shares of Series A Super Voting Convertible Preferred Stock authorized,1,550,000 shares of Series A Super Voting Preferred Stock are issued and outstanding, held by our CEO, John Keeler, as of August 5, 2026, each share of which entitles the holder to 100 votes per share,

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DISTRIBUTION

Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

The offering price was arbitrarily determined by management, The principal factors considered in determining the initial offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold, whichever is earlier (such earlier date, the “Termination Date”).

How to Subscribe

When you decide to subscribe for Offered Shares in this Offering after it is qualified, you should contact the Company to obtain a subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. If we reject your subscription, we will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed for at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Penny Stock Rules

Our shares of Common Stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the Nasdaq stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Looking ahead, the Company plans to focus on strengthening its position in the premium seafood market by improving supply chain efficiency, expanding distribution channels, and managing costs to enhance profitability. Management expects continued demand for pasteurized crab meat and other specialty seafood products in our core U.S. and Canadian markets, supported by steady consumer interest in sustainable, ready-to-eat protein options. We intend to leverage our existing co-packing relationships across Southeast Asia to maintain consistent product quality and supply reliability while exploring new sourcing opportunities to support future growth. The Company will continue to emphasize disciplined cost management, operational efficiency, and product innovation as part of its strategy to improve margins and support long-term growth.

Recent Events

Note issuances

On July 17, 2026, the Company issued a convertible promissory note to a third-party investor in the principal amount of $30,000 (the “July 2026 Convertible Note”). The note was issued with an original issue discount of $5,000, resulting in net proceeds to the Company of $25,000. The note includes a one-time interest charge of $4,500 and has a maturity date of April 17, 2027. Upon the occurrence of an event of default, the note accrues interest at a rate of up to 24% per annum on the outstanding principal balance. The note may be prepaid in accordance with its terms and may also be convertible into shares of the Company’s common stock, subject to the provisions of the note agreement.

Results of Operations

The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the financial statements and accompanying notes elsewhere in this prospectus.

Year Ended December 31, 2025 compared to the Year Ended December 31, 2024

Net Sales. Revenue for the year ended December 31, 2025 decreased 19.5% to $2,891,428 as compared to $3,593,881 for the year ended December 31, 2024 as a result of a decrease in poundage sold during the year ended December 31, 2025.

Cost of Goods Sold. Cost of goods sold for the year ended December 31, 2025 decreased to $1,720,730 as compared to $4,882,871 for the year ended December 31, 2024. This decrease is attributable to the decrease in poundage sold in the cost of goods.

Gross Profit (Loss). Gross profit for the year ended December 31, 2025 is $1,170,698 as compared to gross loss of $1,288,990 for the year ended December 31, 2024. This increase is attributable to lower market prices and lower inventory reserve of $516,619 in comparison to $1,417,305 in the year ended December 31, 2024.

Gross Profit (Loss) Margin. Gross profit margin for the year ended December 31, 2025 is 40.5% as compared to gross loss margin of 35.9% for the year ended December 31, 2024. This increase is attributable to lower market prices and lower inventory reserve in comparison to the year ended December 31, 2024.

Commissions Expenses. Commissions expenses decreased to $885 for the year ended December 31, 2025 from $4,490 for the year ended December 31, 2024. The decrease is attributable to lower commissionable revenues.

Salaries and Wages Expense. Salaries and wages decreased to $1,074,800 for the year ended December 31, 2025 as compared to $1,132,211 for the year ended December 31, 2024. This decrease is primarily attributable to a reduction in the number of employees for the year ended December 31, 2025.

Director Compensation. Director compensation increased to $552,048 for the year end December 31, 2025 as compared to $536,374 for the year ended December 31, 2024. This increase is attributable to stock-based compensation expense in comparison to the year ended December 31, 2024.

Depreciation and Amortization. Depreciation and amortization expense increased to $26,988 for the year ended December 31, 2025 as compared to $5,866 for the year ended December 31, 2024. This increase is attributable to higher depreciation due to purchase of new fixed assets in the year ended December 31, 2025.

Other Operating Expense. Other operating expenses decreased 76.4% to $1,854,527 for the year ended December 31, 2025 as compared to $7,147,468 for the year ended December 31, 2024. This decrease is mainly attributable to higher expenses recorded in 2024 that did not recur in 2025, including the valuation allowances recorded for advances and receivables with related parties and the $1.5 million losses sustained from the service agreement that we entered into with Afritex Texas which expired in August 2024.

Other Income. Other income increased to $890,883 for the year ended December 31, 2025 from $51,926 for the year ended December 31, 2024. This increase is primarily attributable to the recognition of funds received under the Employee Retention Tax Credit (“ERTC”) program during 2025 and the write-off of other current liabilities. The ERTC represents a refundable payroll tax credit established under the CARES Act to assist businesses that retained employees during the COVID-19 pandemic.

Loss on Settlement of Debt. Loss on settlement of debt increased to $414,082 for the year ended December 31, 2025 from $0 for the year ended December 31, 2024. This increase is attributable to the increase on conversion of principal in the Diagonal and Quick Capital notes.

Change in Fair Value of Derivatives and Warrants Liabilities. Change in fair value of derivatives and warrants liabilities increased to a gain of $49,565 for the year ended December 31, 2025 from a loss of $354,296 for the year ended December 31, 2024. This increase is attributable to fair value measurement for the derivative liability and warrant liability as of December 31, 2025.

Change in Fair Value of Convertible Notes. Change in fair value of convertible notes increased to a loss of $1,323,039 for the year ended December 31, 2025 from $0 for the year ended December 31, 2024. This increase is attributable to fair value measurement for convertible notes as of December 31, 2025.

Interest Expense. Interest expense decreased to $447,289 for the year ended December 31, 2025 as compared to $2,060,718 for the year ended December 31, 2024. This decrease is mainly attributable to the amortization of convertible debt discount along with interest expense paid for various note payables, as well as the conversion of certain outstanding convertible notes in comparison to the year ended December 31, 2024.

Net Loss. The Company had a net loss of $3,582,512 for the year ended December 31, 2025 as compared to a net loss of $12,478,487 for the year ended December 31, 2024. The decrease in net loss is primarily attributable higher expenses recorded in 2024 that did not recur in 2025, including the valuation allowance recorded for the related party long-term receivable, the valuation allowance for advances to related parties, the loss within AFVFL and the loss from change in fair values of derivative and warrant liabilities.

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Liquidity and Capital Resources

The Company had cash of $14,436 as of December 31, 2025. At December 31, 2025, the Company had a working capital deficit of $2,528,067, as compared to a working capital deficit of $411,225 at December 31, 2024. The Company’s primary sources of liquidity consisted of inventory of $404,979 and accounts receivable of $55,091 at December 31, 2025. The decrease in working capital was due primarily to decreases of inventory of $42,781 and accounts receivable of $294,550 netted against the change in fair value of convertible notes of $1,273,474 and increase of accrued compensation for $480,000.

The Company has historically financed its operations through the cash flow generated from operations, loans from stockholders and other related parties as well as a working capital line of credit and the sale of equity in private offerings.

Cash (Used in) Operating Activities. Cash used in operating activities during the year ended December 31, 2025 was $674,560 as compared to cash used in operating activities of $6,195,893 for the year ended December 31, 2024, representing a decrease of $5,521,332. The decrease is primarily attributable to an increase in inventory of $24,012 netted against the increases in customer refunds of $76,177, accounts receivable netted against other current assets of $863,593, increase in payables netted against allowance for advances to affiliated suppliers of $130,056, decrease in inventory obsolescence of $2,141,991, and increase in loss of revaluation of fair value of convertible notes of $1,323,039 for the year ended December 31, 2025.

Cash (Used in) Investing Activities. Cash used in investing activities for the year ended December 31, 2025 was $9,914 as compared to $101,736 cash used in investing activities for the year ended December 31, 2024. The decrease was a result of less fixed asset purchases during the year ended December 31, 2025 compared to the year ended December 31, 2024.

Cash Provided by Financing Activities. Cash provided by financing activities for the year ended December 31, 2025 was $443,334 as compared to cash provided by financing activities of $6,417,872 for the year ended December 31, 2024. This decrease is mainly attributable to proceeds from common stock offerings and proceeds from short-term loans.

Three months ended June 30, 2026 and 2025

Net Revenue. Revenue for the three months ended June 30, 2026 decreased 54.6% to $532,417 as compared to $1,172,340 for the three months ended June 30, 2025 as a result of a decrease in poundage sold during the three months ended June 30, 2026.

Cost of Goods Sold. Cost of goods sold for the three months ended June 30, 2026 decreased to $235,352 as compared to $919,650 for the three months ended June 30, 2025. This decrease is attributable to the decrease in poundage sold in the cost of goods and the adjustment to inventory allowance during the three months ended June 30, 2026 compared to the three months ended June 30,2025.

Gross Profit. Gross profit for the three months ended June 30, 2026 increased to $297,065 as compared to $252,690 in the three months June 30, 2025. This increase is due to the decrease in cost of goods sold exceeded the decrease in revenue, resulting in an improvement in gross margin for the three months ended June 30, 2026 compared to the three months ended June 30, 2025.

Commissions. Commissions expense decreased to $0 for the three months ended June 30, 2026 as compared to $460 for the three months ended June 30, 2025. This decrease is mainly attributable to no commissionable sales as of June 30, 2026.

Salaries and Wages Expense. Salaries and wages expense decreased to $184,948 for the three months ended June 30, 2026 as compared to $333,226 for the three months ended June 30, 2025. This decrease is mainly attributable to a reduction in the number of employees as of June 30, 2026.

Director Compensation. Director compensation was $138,012 for the three months end June 30, 2026 and 2025, resulting in no change compared to the prior-year period.

Depreciation and Amortization. Depreciation and amortization expense was $6,385 for the three months ended June 30, 2026 and as compared to $6,932 for the three months ended June 30, 2025. This decrease is mainly attributable to the foreign exchange on the depreciation for TOBC.

Other Operating Expense. Other operating expense decreased to $122,289 for the three months ended June 30, 2026 from $267,935 for the three months ended June 30, 2025. This decrease is mainly attributable to legal and professional expenses related to our business operations.

Other Income. Other income increased for the three months ended June 30, 2026 to $52,662 from an expense balance of $1,866 for the three months ended June 30, 2025. This increase is mainly attributable to the recognition of funds received under the Employee Retention Tax Credit (“ERTC”) program during the three months ended June 30, 2026.

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Change in Fair Value of Derivatives and Warrants Liabilities. Change in fair value of derivatives and warrants liabilities decreased to $0 for the three months ended June 30, 2026 from $15,846 for the three months ended June 30, 2025. This decrease is attributable to the fair value measurement for the derivative liability for the three months ended June 30, 2026.

Change in Fair Value of Convertible Notes. Change in fair value of convertible notes increased to a loss of $57,651 for the three months ended June 30, 2026 from $0 for the three months ended June 30, 2025. This increase is attributable to fair value measurement for convertible notes as of June 30, 2026.

Loss on Settlement of Debt. Loss on settlement of debt was $0 for the three months ended June 30, 2026 and 2025, resulting in no change compared to the prior-year period.

Interest Expense. Interest expense decreased to $20,869 for the three months ended June 30, 2026 from $171,923 for the three months ended June 30, 2025. The decrease is attributable to the decrease in amortization of debt discount and interest paid and accrued on the notes.

Net Loss. Net loss was $65,125 for the three months ended June 30, 2026 as compared to $651,818 for the three months ended June 30, 2025. The decrease in net loss is primarily attributable to the change in fair value of derivative and warrant liabilities and the interest expense.

Six months ended June 30, 2026 and 2025

Net Revenue. Revenue for the six months ended June 30, 2026 decreased 63.3% to $782,676 as compared to $2,133,098 for the six months ended June 30, 2025 as a result of a decrease in poundage sold during the six months ended June 30, 2026.

Cost of Goods Sold. Cost of goods sold for the six months ended June 30, 2026 decreased to $476,864 as compared to $1,788,764 for the six months ended June 30, 2025. This decrease is attributable to the decrease in poundage sold in the cost of goods and the adjustment to inventory allowance during the six months ended June 30, 2026 compared to the six months ended June 30,2025.

Gross Profit. Gross profit for the six months ended June 30, 2026 decreased to $305,812 as compared to $344,334 in the six months June 30, 2025. This decrease is due to the adjustment to inventory allowance recorded during the six months ended June 30, 2026 compared to the six months ended June 30, 2025.

Commissions. Commissions expense decreased to $0 for the six months ended June 30, 2026 as compared to $460 for the six months ended June 30, 2025. This decrease is mainly attributable to no commissionable sales as of June 30, 2026.

Salaries and Wages Expense. Salaries and wages expense decreased to $367,825 for the six months ended June 30, 2026 as compared to $603,510 for the six months ended June 30, 2025. This decrease is mainly attributable to a reduction in the number of employees as of June 30, 2026.

Director Compensation. Director compensation was $276,024 for the six months ended June 30, 2026 and 2025, resulting in no change compared to the prior-year period.

Depreciation and Amortization. Depreciation and amortization expense was $12,771 for the six months ended June 30, 2026 and as compared to $13,318 for the six months ended June 30, 2025. This decrease is mainly attributable to the foreign exchange on the depreciation for TOBC.

Other Operating Expense. Other operating expense decreased to $323,854 for the six months ended June 30, 2026 from $916,418 for the six months ended June 30, 2025. This decrease is mainly attributable to legal and professional expenses related to our business operations.

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Other Income. Other income increased for the six months ended June 30, 2026 to $53,942 from $4,749 for the six months ended June 30, 2025. This increase is mainly attributable to the recognition of funds received under the Employee Retention Tax Credit (“ERTC”) program during the six months ended June 30, 2026.

Change in Fair Value of Derivatives and Warrants Liabilities. Change in fair value of derivatives and warrants liabilities decreased to $0 for the six months ended June 30, 2026 from $29,936 for the six months ended June 30, 2025. This decrease is attributable to the fair value measurement for the derivative liability for the six months ended June 30, 2026.

Change in Fair Value of Convertible Notes. Change in fair value of convertible notes increased to a loss of $79,078 for the six months ended June 30, 2026 from $0 for the six months ended June 30, 2025. This increase is attributable to fair value measurement for convertible notes as of June 30, 2026.

Loss on Settlement of Debt. Loss on settlement of debt increased to $47,241 for the six months ended June 30, 2026 and 2025 from $41,066 for the six months ended June 30, 2025, resulting in no change compared to the prior-year period.

Interest Expense. Interest expense decreased to $53,399 for the six months ended June 30, 2026 from $379,971 for the six months ended June 30, 2025. The decrease is attributable to the decrease in amortization of debt discount and interest paid and accrued on the notes.

Net Loss. Net loss was $800,438 for the six months ended June 30, 2026 as compared to $1,851,748 for the six months ended June 30, 2025. The decrease in net loss is primarily attributable to the change in fair value of derivative and warrant liabilities and the interest expense.

Liquidity and Capital Resources

The Company had cash of $11,119 as of June 30, 2026. At June 30, 2026, the Company had a working capital deficit of $3,136,801 and the Company’s primary sources of liquidity consisted of inventory of $393,185 and accounts receivable of $31,561.

The Company has historically financed its operations through the cash flow generated from operations, capital investment, notes payable and a working capital line of credit.

Cash (Used in) Operating Activities. Cash used in operating activities during the six months ended June 30, 2026 was $95,945 as compared to cash used in operating activities of $188,245 for the six months ended June 30, 2025. The decrease is primarily attributable to decrease in inventory of $10,369 and decrease in other current assets of $511,467, offset by the increase in receivable of $7,445 and decrease in payables and accruals of $259,082 for the six months ended June 30, 2026 compared with the six months ended June 30, 2025.

Cash (Used in) Investing Activities. Cash used in investing activities for the six months ended June 30, 2026 was $0 as compared to cash used in investing activities of $9,914 for the six months ended June 30, 2025. The decrease was mainly attributable to no purchases of fixed assets for the six months ended June 30, 2026 compared to the purchases of fixed assets for the six months ended June 30, 2025.

Cash Provided by Financing Activities. Cash provided by financing activities for the six months ended June 30, 2026 was $55,318 as compared to cash provided by financing activities of $9,162 for the six months ended June 30, 2025. The decrease is mainly attributable due to the decreased repayments of short-term loans and less proceeds from short-term loan during the six months ended June 30, 2026.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

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DESCRIPTION OF BUSINESS

Overview

We are an international seafood company based in Miami, Florida that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. Our current source of revenue is from purchasing blue and red swimming crab meat primarily from our largest supplier in Miami and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in Canada. The crab meat which we import is processed in 13 plants throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

We seek to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. Our companies include:

John Keeler & Co., Inc. (“Keeler & Co.”) doing business as Blue Star Foods, which imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products;

Coastal Pride Seafood, LLC (“Coastal Pride”) which imports pasteurized and fresh crab meat sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America;

Taste of BC Aquafarms, Inc. (“TOBC”), a land-based recirculating aquaculture systems (“RAS”) salmon farming operation, which sells its steelhead salmon to distributors in Canada; and

Afritex Ventures Inc., (“AVI”), a commercial manufacturer of food products.

Strategy

Our long-term strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability.

We plan to grow the Company organically by continuing to increase our customer base and by introducing new high-value product lines and categories, as well as strategically acquiring companies that focus on additional species and proprietary technologies that we believe we can integrate into a larger, diversified company.

Operating Companies

We operate through the following subsidiary companies:

Coastal Pride is a seafood company, based in Beaufort, South Carolina, that imports pasteurized and fresh crab meat (Portunus Pelagicus, Portunus Haanii and Callinectes) sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America.

It has three premium branded label products, First Choice, Good Stuff and Coastal Pride Fresh.

TOBC is a land-based recirculating aquaculture system (“RAS”) farming operation located in Nanaimo, British Columbia, Canada with an annual production capacity of approximately 100 tons. It produces steelhead salmon and rainbow trout fingerlings under the brand name Little Cedar Farms for distribution in Canada.

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TOBC’s RAS facility has been operated as a model farm for the development of salmon RAS technology. We currently intend to refine this model farm into a 150-ton standardized module that will be replicated in the development of future farms. The next facility we hope to build, subject to sufficient resources, will have 10 such modules, for a total production capacity of 1,500 tons.

The current RAS facility is in an insulated, bio-secure structure in which culture conditions are controlled. The primary RAS system is composed of thirteen culture tanks, a drum filter, a fluidized sand bed biofilter and a low head oxygenator and employs an efficient gravity fed low head arrangement which reduces energy use as compared to other RAS designs. Additionally, there are two independent partial reuse finishing tank systems.

Weekly harvests of approximately two tons of salmon are stunned and bled at the farm and then processed as fresh iced head on gutted (“HOG”) fish at a Canadian Food Inspection Agency approved processing facility. Currently, TOBC sells its salmon mainly to two wholesale seafood distributors in Canada.

Eggs and fingerlings are purchased from two primary suppliers and are hatched approximately every eight weeks. TOBC’s hatchery is composed of a recirculating system that utilizes an upwelling “heath stack” incubator and five tanks with moving bed biofiltration. The fish are then transferred to the main RAS system approximately 12 weeks post hatch. TOBC’s feed is largely terrestrial based from grains and other non-marine ingredients.

We believe that the faster life cycle from birth to harvesting of our salmon, as compared to conventional salmon, allows it to be produced more economically in contained, land-based RAS farms. Although RAS farms require greater capital investment than the sea cage approach, we believe that the higher costs are offset by more efficient growth and a shorter transportation distance to market.

Keeler & Co., doing business as Blue Star Foods, is an international seafood company that imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products.

Keeler & Co. purchases our crab product (Portunus Pelagicus and Portunus Haanii) from processors which source the crab meat from local fishermen in Indonesia, the Philippines, Thailand, Vietnam, Sri Lanka and India, to whom we pay a premium in order to outfit their boats with a proprietary GPS-based system. This system allows us to trace where the crab product originates and ensure that only mature crabs are being harvested by the use of collapsible traps and not gill nets.

The crab meat is purchased directly from processors with whom we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s U.S Food & Drug Administration (“FDA”) approved Hazard Analysis Critical Control Point (“HACCP”) Plan. Additionally, all suppliers are certified by the British Retail Consortium (the “BRC”) and are audited annually to ensure safety and quality of our product.

The imported crab meat is processed in six out of the ten plants available throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

We have created a technology platform that tracks the product through its entire chain of custody and collects and transmits various data to the Company in real-time, from the loading site to the packing plant, through the sorting and pasteurization process and the exporting process to the end customer. Our technology allows our customers access to their “Scan on Demand” QR code-enabled traceability application.

Our premium proprietary brands, Blue Star, Pacifika and Oceanica are differentiated in terms of quality and price point. We believe that we utilize best-in-class technology, in both resource sustainability management and ecological packaging.

We intend to shift the business of Keeler & Co. over to Costal Pride. We anticipate no longer operating through Keeler & Co. by the second quarter of 2025.

On February 1, 2024, we entered into a ninety-day Master Services Agreement (the “Services Agreement”) with Afritex Ventures, Inc. a Texas corporation (“Afritex”), pursuant to which we will be responsible for all of Afritex’s operations and finance functions. We will provide Afritex with working capital in order to sustain operations and will purchase certain inventory listed in the Services Agreement. The Company automatically extended the Services Agreement to August 31, 2024 after which it expired.

In connection with the Services Agreement, on February 1, 2024, AFVFL, a wholly-owned subsidiary of the Company, was incorporated in the State of Florida for the purpose of purchasing raw materials from Afritex, up to the date of the Services Agreement expiration, for the preparation of packaged seafood and other inventory to be sold to various customers in the United States.

Branded Products

We distribute our imported blue and red swimming crabmeat in the United States under the brand names Blue Star, Pacifika, Oceanica, Crab & Go Premium Seafood, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Falls.

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Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

Pacifika is a quality brand for the price conscious end user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look/taste of dishes.

Crab + Go Premium Seafood is geared towards millennials as part of the trend toward pre-packaged, grab-and-go items. The product is packaged in flexible foil pouches.

Lubkin Brand is packed with quality Portunus Pelagicus species crab in the Philippines and Indonesia.

First Choice is a quality brand packed with Portunus Haanii crab meat from Malaysia.

Good Stuff is a premium brand packed with high quality Callinectes species crab from Mexico.

Coastal Pride Fresh is packed with Callinectes Sapidus from Venezuela and the United States.

Steelhead salmon and rainbow trout fingerlings are produced by TOBC under the Little Cedar Falls brand. The fish are sashimi grade and only sold as a fresh item, usually reaching end users within days of harvest.

Competitive Strengths

Sustainable and Traceable Product Sourcing. We believe that our greatest point of differentiation from other seafood companies is our efforts to ensure that our seafood products are ethically sourced in a method that is consistent with our core values and those of our customers.

Proprietary Brands. We have created several brands of crab meat that are well regarded amongst our customers and are differentiated by product quality and price point.

Eco-Friendly Packaging. Another major point of differentiation from our competitors is our use of sustainable and ethical packaging. Our green pouches for Eco-Fresh crab meat are patented in the United States, Europe, Thailand, the Philippines and Indonesia under patent Nos.1526091 B1 and US Patents 8,337,922 and 8,445,046. We believe since their introduction in 2003, these pouches have saved in excess of a million metric tons of carbon dioxide emissions versus metal can packaging material.

Growth Strategy

We intend to grow our business in several ways, including:

Growing our existing businesses. The three current existing businesses each have different pathways to organic growth, including by increasing their reliable access to sustainably sourced marine product and supplying to a larger and more diversified customer base. Our key objective is to optimize the management of the companies across all companies, specifically in the marketing, sourcing and financing departments.

Strategic Acquisitions. We will continue to seek opportunities to acquire companies that allow us to expand into new territories, diversify our species product categories, and where operational synergies with our existing companies may exist. We believe that we may have the ability to layer on a sustainability model to certain companies that operate in a more traditional way, with an opportunity to increase margins by selling a more premium product.

Scaling the RAS Business. We have an internal goal to reach production of 21,000 metric tons of steelhead salmon by 2028. If we can successfully access the necessary funding through the equity capital markets and through certain debt facilities, we hope to build a series of 1,500 metric ton and 3,000 metric ton facilities throughout strategic locations in British Columbia, Canada, where TOBC is currently based.

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Industry Overview

The international seafood industry is going through a period of rapid change as it strives to meet the needs of a growing population around the world, where food consumption habits are evolving. We believe there are powerful trends emerging in the developing world (including a growing demand for animal-based protein) as well as in the developed world (where there is an increased awareness and focus on sustainable sourcing and protecting marine ecosystems).

Changes in Population Growth and Global Seafood Consumption:

The United Nations latest projections suggest that the global population could grow to around 8.5 billion in 2030, 9.7 billion in 2050 and 10.4 billion in 2100(1).

As the population has grown, so has per capita fish consumption. Per capita food fish consumption grew from 9.0 kg (live weight equivalent) in the 1960s to 20.2 kg in 2020, at an average annual rate of 3% compared with a population growth rate of 1.6%(2).

Rising incomes and urbanization, improvements in post-harvest practices and changes in dietary trends are projected to drive a 15% increase in aquatic food consumption, to supply on average 21.4 kg per capita in 2030(3).

Aquaculture Has Developed as a Major Source to Meet Global Seafood Demand:

In 2020, fisheries and aquaculture production reached an all-time record of 214 million tons, worth about $424 billion. Production of aquatic animals in 2020 was more than 60% higher than the average in the 1990s, considerably outpacing world population growth, largely due to increasing aquaculture production(4).

Total production of aquatic animals is expected to reach 202 million tons in 2030, mainly due to sustained growth of aquaculture, projected to reach 100 million tons for the first time in 2027 and 106 million tons in 2030(5).

We believe that the growth in consumption drives the increased growth of aquaculture and the need for recirculatory aquatic systems.

(1) United Nations – Department of Economic and Social Affairs – World Population Prospects (2022)

(2)(3)(4)(5) Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2022.

Suppliers

We purchase crab meat directly from six processors with which we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved HACCP Plan. Additionally, all suppliers are certified grade A by the BRC and are audited annually to ensure safety and quality.

The Company had three major suppliers located in India, Philippines, and Indonesia which accounted for approximately 65.7% of the Company’s total purchases during the year ended December 31, 2025. The Company’s largest supplier is located in Indonesia and accounted for 34.7% of the Company’s total purchases in the year ended December 31, 2025.

Sales, Marketing and Distribution

The Company’s products are sold in the United States and Canada. Its primary current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, Lubkin’s Coastal Pride, First Choice, Good Stuff, Coastal Pride Fresh and TOBC steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Falls.

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The Company stores its crab meat inventory at a third-party facility in Miami, Florida and distribution takes place from this facility.

The Company has a sales team based throughout the United States who sell directly to customers, most of whom are in the food service and retail industry and also manage a network of regional and national brokers, that cover both the retail and wholesale segments. The sales team and brokers help to pull the products through the system by creating demand at the end user level and pulling the demand through our distributor customers. The Company sells to retail customers either directly or via distributors that specialize in the retail segment.

The Company does not own its own fleet of trucks and utilizes less than truckload freight shipping (“LTL”) national freight carriers to deliver its products to its customers. LTL is used for the transportation of small freight or when freight does not require the use of an entire trailer. When shipping LTL, the Company pays for a portion of a standard truck trailer, and other shippers and their shipments fill the unoccupied space.

Customers

Our customer base is comprised of some of the largest companies in the food service and retail industry throughout the United States. We sell our crab meat to our customers through purchase orders. For the year ended December 31, 2025, sales to food distributors and retail and wholesale clubs accounted for 49% of our revenue. The balance of our revenue is derived from smaller seafood distributors and value-added processors.

The Company had six customers which accounted for approximately 49% of revenue during the year ended December 31, 2025. Two customers accounted for 24% of revenue during the year ended December 31, 2025. The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Competition

In general, the international seafood industry is intensely competitive and highly fragmented. We compete with local and overseas manufacturers and importers engaged in similar products.

The Company’s primary competitors in its traditional sustainable seafood businesses are Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., Newport International and Twin Tails Seafood Corp.

The Company’s primary competitors in its RAS business are Aquabounty, Atlantic Sapphire, Aquaco, Nordic Aquafarms, Whole Oceans, West Coast Salmon and Pure Salmon.

Intellectual Property

Our intellectual property is an essential element of our business. We use a combination of patent, trademark, copyright, trade secret and other intellectual property laws and confidentiality agreements to protect our intellectual property. Our policy is to seek patent protection in the United States and in certain foreign jurisdictions for our products, processes and other technology where available and when appropriate. We also in-license technology, inventions and improvements we consider important to the development of our business.

In addition to our patents, we also rely upon trade secrets, know-how, trademarks, copyright protection and continuing technological and licensing opportunities to develop and maintain our competitive position. We monitor the activities of our competitors and other third parties with respect to their use of intellectual property. We require our employees to execute confidentiality and non-competition agreements upon commencing employment with us. Despite these safeguards, any of our know-how or trade secrets not protected by a patent could be disclosed to, or independently developed by, a competitor.

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It is our standard practice to require our employees to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership in those works. Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own. Unauthorized use of our intellectual property by third parties and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

Borrowings under our loan and security agreement with Lighthouse are secured by substantially all of our personal property, including our intellectual property.

The following is a list of our patents:

Title	Country	Patent No. OR Publication No	Issue Date	Application No.	Application Date
POUCH-PACKAGED CRABMEAT PRODUCT AND METHOD	US	2015/0257426 A1		14/205,742	3/12/2014
METHOD FOR PACKAGING CRABMEAT	US	8445046 B2	5/21/2013	13/681,027	11/19/2012
METHOD FOR PACKAGING CRABMEAT	US	8337922 B2	12/25/2012	10/691,480	10/21/2003
METHOD FOR PACKAGING CRABMEAT	EPC	1526091 B1			10/21/2004
	TH	28,256
	PH	1-2005-000216
	ID	20261

Our patents expire 20 years from the date of issuance which range from year 2007 to 2015.

The following is a list of our registered trademarks and trademarks for which we have filed applications.

Mark	Registration No	Registration Date	Application No.	Application Date
AMERICA’S FAVORITE CRABMEAT	2961590	6/7/05	78344059	12/22/03
ECO-FRESH	4525998	5/6/14	77922376	1/28/10
	3858522	10/5/10	77885209	12/3/09
	3818057	7/13/10	77885203	12/3/09
OCEANICA	3711200	11/17/09	77595180	10/17/08
	2419060	1/9/01	75855876	11/19/19
Lubkin’s Coastal Pride	2879531	8/31/04	78289067	8/19/03
Lubkin’s Good Stuff	N/A	N/A	87919629	5/14/18
Lubkin’s First Choice	H/A	N/A	88645685	10/8/19

Canadian Intellectual Property Office registered trademarks:

Little Cedar Falls – Registration #1766337- Expiration: June 20, 2032

Taste of BC – Registration #1561871 - Expiration: January 31, 2034

Government Regulation

Our third-party distribution facilities and our international suppliers are certified in accordance with the HACCP, standards for exporting aquatic products to the United States. The HACCP standards are developed by the FDA, pursuant to the FDA’s HACCP regulation, Title 21, Code of Federal Regulations, part 123, and are used by the FDA to help ensure food safety and control sanitary standards.

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Food Safety and Labeling

We are subject to extensive regulation, including, among other things, the Food, Drug and Cosmetic Act, as amended by the Food Safety Modernization Act (“FSMA”), the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, and the rules and regulations promulgated thereunder by the FDA. The FSMA was enacted in order to aid the effective prevention of food safety issues in the food supply. This comprehensive and evolving regulatory program impacts how food is grown, packed, processed, shipped and imported into the United States and it governs compliance with Good Manufacturing Practices regulations. The FDA has finalized seven major rules to implement FSMA, recognizing that ensuring the safety of the food supply is a shared responsibility among many different points in the global supply chain. The FSMA rules are designed to make clear specific actions that must be taken at each of these points to prevent contamination. Some aspects of these laws use a strict liability standard for imposing sanctions on corporate behavior. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls, or seizures, and criminal sanctions, any of which could impact our results of operations.

In addition, the Nutrition Labeling and Education Act of 1990 prescribes the format and content of certain information required to appear on the labels of food products.

Our operations and products are also subject to state and local regulation, including the registration and licensing of plants, enforcement by state health agencies of various state standards, and the registration and inspection of facilities. Compliance with federal, state and local regulation is costly and time-consuming. Enforcement actions for violations of federal, state, and local regulations may include seizure and condemnation of products, cease and desist orders, injunctions or monetary penalties. We believe that our practices are sufficient to maintain compliance with applicable government regulations.

Trade

For the purchase of products harvested or manufactured outside of the United States, and for the shipment of products to customers located outside of the United States, we are subject to customs laws regarding the import and export of shipments. Our activities, including working with customs brokers and freight forwarders, are subject to regulation by U.S. Customs and Border Protection, part of the Department of Homeland Security.

TOBC

TOBC’s aquafarms facility in Nanaimo, British Columbia, Canada with an annual production capacity of approximately 100 tons are licensed under the Canadian Department of Fisheries and Oceans. Harvests of steelhead salmon and rainbow trout fingerlings are processed as iced HOG fish locally at a Canadian Food Inspection Agency approved processing facility.

Federal Trade Commission

We are subject to certain regulations by the U.S. Federal Trade Commission. Advertising of our products is subject to such regulation pursuant to the Federal Trade Commission Act and the regulations promulgated thereunder.

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Employee Safety Regulations

We are subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require us to comply with certain manufacturing, health, and safety standards to protect our employees from accidents.

Anticorruption

Because we are organized under the laws of a state and our principal place of business is in the United States, we are considered a “domestic concern” under the Foreign Corrupt Practices Act (“FCPA”) and are covered by the anti-bribery provisions of the FCPA. The provisions prohibit any domestic concern and any officer, director, employee, or agent, acting on behalf of the domestic concern from paying or authorizing payment of anything of value to (i) influence any act or decision by a foreign official; (ii) induce a foreign official to do or omit to do any act in violation of his/her lawful duty; (iii) secure any improper advantage; or (iv) induce a foreign official to use his/her influence to assist the payor in obtaining or retaining business, or directing business to another person.

Environmental Regulation

We are subject to a number of federal, state, and local laws and other requirements relating to the protection of the environment and the safety and health of personnel and the public. These requirements relate to a broad range of our activities, including the discharge of pollutants into the air and water; the identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, and reporting of, and emergency response in connection with, hazardous materials (including asbestos) associated with our operations; noise emissions from our facilities; and safety and health standards, practices, and procedures that apply to the workplace and the operation of our facilities.

Employees

As of August 5, 2026, we had 6 full time employees and no part-time employees. We believe that our future success will depend, in part, on our continued ability to attract, hire and retain qualified personnel.

Description of Property

The Company’s executive offices and warehouse facility are based in Miami, Florida. On January 1, 2022, the Company entered into a verbal month-to-month lease agreement for its executive offices with an unrelated third party and paid $25,800 on the lease for the six months ended June 30, 2025. For the six months ended June 30, 2026, the Company paid $9,000 under this lease.

The offices and facility of TOBC are located in Nanaimo, British Columbia, Canada and are on land which was leased to TOBC for approximately $2,500 per month plus taxes, from Steve and Janet Atkinson, a related party and the former TOBC owners. On April 1, 2022, TOBC entered into a new five-year lease with Steve and Janet Atkinson for CAD$2,590 per month plus taxes, and an additional five-year lease with Kathryn Atkinson for CAD$2,370 per month plus taxes. Both leases are renewable for two additional five-year terms.

On March 4, 2026, the Company, through its subsidiary TOBC, filed an application with the Supreme Court of British Columbia seeking to set aside a February 23, 2026 order that terminated its lease and granted possession of the leased property to the landlords. The Company is seeking relief, including reinstatement of the lease, and contends that certain relevant facts were not presented to the Court at the original hearing. A hearing on the application was held on March 9, 2026, and the Court has reserved judgment.

On June 2, 2026, the Supreme Court of British Columbia dismissed the application filed by the Company’s subsidiary, TOBC, seeking reconsideration of the Court’s February 23, 2026 order terminating TOBC’s commercial lease and granting possession of the leased aquaculture facility to the landlords.

On June 24, 2026, TOBC filed a Notice of Appeal with the Court of Appeal for British Columbia seeking to overturn the June 2, 2026 judgment. Among other grounds, the appeal contends that the Supreme Court failed to address provisions of the parties’ lease agreement, including Paragraph 39(f), which the Company believes prohibited either party from commencing legal proceedings while the parties were engaged in the contractual mediation process. The Company contends that, at the time the landlords commenced their petition seeking termination of the lease, the parties were already participating in mediation pursuant to the lease agreement and that this contractual provision was neither presented to nor considered by the Court in rendering its decision. The Company further notes that, in its June 2, 2026 Reasons for Judgment, the Court acknowledged that TOBC’s January 2026 rent payment was made within the lease’s contractual grace period.

The appeal seeks, among other relief, an order setting aside the June 2, 2026 judgment and remitting the matter to the Supreme Court of British Columbia for a new hearing on the reconsideration application.

The appeal is in its preliminary stages, and no hearing date has been scheduled. The Company intends to pursue all available legal remedies. Because appellate proceedings are inherently uncertain, there can be no assurance that the appeal will be successful. Accordingly, the Company cannot predict the ultimate outcome of the appeal or reasonably estimate any potential loss, if any, related to this litigation.

We currently believe these spaces will be adequate for our immediate and near-term needs.

Legal Proceedings

On July 16, 2024, the Company, through TOBC, filed a lawsuit in the Supreme Court of British Columbia (the “Court”) against their landlords Steven Atkinson, Kathryn Atkinson and Janet Atkinson (the “Landlords”) requesting a declaration that their commercial lease located at 2904 and 2934 Jameson Road, Nanaimo, B.C. V9R 6W8 dated April 1, 2022 by and between TOBC and their Landlords is a valid lease and remains in full force and effect. The Company cannot provide any assurance as to the timing of resolution or outcome of this matter.

On January 17, 2025, the Company, through TOBC, filed a lawsuit in the Supreme Court of British Columbia against Harold Steven Atkinson, Janet Atkinson and Ben Atkinson (the “Defendants”) for breach of contract, tort of intentional interference with economic relations, breach of confidentiality and non-compete, breach of trust, breach of fiduciary duty, defamation, breach of duty of honest performance and good faith, and damages. The Company claims that Harold Steven Atkinson purposely hid the renewal process of the Fisheries and Oceans Canada – Freshwater / Land-based Aquaculture License (the “License”) and placed the License in his personal name when it should be in the name of TOBC. The License is required to operate the aquaculture farm, including the transfer of eggs and fingerlings to its facilities. While the dispute of who controls the License is ongoing, management believes that the Company can continue to operate as the licensed facility pertains to TOBC.

The Company is waiting for the Defendants to respond and a court date to be granted. The Company cannot provide any assurance as to the timing of resolution or outcome of this matter.

On March 4, 2026, the Company, through TOBC, filed a Notice of Application in the Supreme Court of British Columbia (the “Court”) in connection with a dispute with their landlords Steven Atkinson and Janet Atkinson (the “Landlords”) of the property located at 2930 Jameson Road, Nanaimo, B.C. V9R 6W8. The application seeks, among other things, reconsideration and setting aside of a February 23, 2026 order that terminated the Company’s lease and granted the landlords immediate possession of the property. The Company also seeks relief from forfeiture and reinstatement of the lease, or alternatively other interim and related relief. The Company’s application asserts that the order was made following a hearing at which the Company did not appear and that certain relevant facts were not before the Court, including that basic rent payments had been made within the time permitted under the lease and that the parties were engaged in mediation regarding a dispute over alleged additional rent & operational contradicting views under the lease. A hearing on the application was held on March 9, 2026. The presiding judge reserved judgment, and a decision has not yet been issued. The Company cannot predict the outcome of the proceeding or whether the requested relief will be granted.

The Company, together with its subsidiaries, has initiated legal proceedings against an Indonesian seafood supplier, in the U.S. District Court for the Southern District of Florida. The complaint alleges breach of contract, violation of the Florida Deceptive and Unfair Trade Practices Act, and unjust enrichment arising from shipments delivered in 2022. According to the complaint, certain product lots supplied were determined to be rancid and unmarketable following customer complaints and third-party laboratory testing. The Company asserts that it incurred approximately $0.250 million in direct product losses, in addition to other related costs. The Company is seeking monetary damages, including consequential damages, as well as other relief. The outcome of this matter is currently uncertain, and no assurance can be given regarding the timing or ultimate resolution.

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MANAGEMENT

Executive officers and directors

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position	Date Appointed

John Keeler	55	Executive Chairman and Chief Executive Officer	November 8, 2018

Nubar Herian	56	Director	November 8, 2018

Jeffrey J. Guzy	74	Director	April 12, 2021

Timothy McLellan	69	Director	April 12, 2021

Trond Ringstad	58	Director	April 12, 2021

Our directors hold office for three-year terms and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Biographies

John Keeler has been Executive Chairman of the Board since the effectiveness of the Merger. Mr. Keeler founded John Keeler & Co., d/b/a Blue Star Foods in May 1995 and served as its Executive Chairman of the Board since inception during which time he grew the company to become one of the leading marketers of imported blue swimming crab meat in the United States. Mr. Keeler built sales over the past 20 years to $35+ million annually through 2017. Mr. Keeler oversees procurement as well as operating facilities in the Philippines and Indonesia. Mr. Keeler is an executive committee member of the National Fisheries Institute-Crab Council and a founding member of the Indonesia and Philippines crab meat processors associations. Mr. Keeler received his BS in Economics from Rutgers University in 1995 and attended Harvard Business School executive programs in supply chain management, negotiations and marketing in 2005. Mr. Keeler’s extensive experience in the industry led to the decision to appoint him to the board of directors.

Nubar Herian has been a director since the effectiveness of the Merger. Since 2014, Mr. Herian has been the chief executive officer of Monaco Group Holdings, a privately-held company headquartered in Miami, Florida, which owns and operates Monaco Foods, Inc., an importer, exporter and distributor of premium gourmet foods from around the world. Since 1995, Mr. Herian has been the commercial director of Casa de Fruta Caracas, a privately-held company based in Caracas, Venezuela, that focuses on importing foods. Mr. Herian is also the president of Lunar Enterprises, Corp. (“Lunar”), a holding company for his family’s public and private equity investments and real estate holdings. Mr. Herian received his BS in Mechanical Engineering from Florida Atlantic University in 1994 and an Executive M.B.A. from the University of Miami in 2014. Mr. Herian’s experience in the food import industry led to the decision to appoint him to the board of directors.

Jeffrey J. Guzy has served as a director of Leatt Corp. (OTC: LEAT), since April 2007 and from October 2007 to August 2010, as its President. Mr. Guzy has served as an independent director and chairman of the audit committee of Capstone Companies, Inc. (OTC: CAPC), a public holding company, since April 2007, as an independent director and chairman of the audit committee of Purebase Corporation (OTC: PUBC), a diversified resource company, since April 2020 and as Chairman of CoJax Oil and Gas Corporation, an early stage oil and gas exploration and production company, since May 2018, and was appointed as its chief executive officer in January 2020. Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service, and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar, and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. Mr. Guzy has an MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania, an M.S. in Systems Engineering from the University of Pennsylvania, a B.S. in Electrical Engineering from Penn State University, and a Certificate in Theology from Georgetown University. Mr. Guzy’s extensive public company board experience led to the decision to appoint him to the board of directors.

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Timothy McLellan has more than 35 years of operating experience and has served as a seafood executive in both the U.S. and Asia. Mr. McLellan is currently managing director of Maijialin Consulting Company Ltd. which provides international business development consulting services specific to import/export cold chain supply logistics and foodservice distribution. Prior thereto from April 2009 until February 2019, Mr. McLellan was managing director, business development for Preferred Freezer Services (Shanghai) Co. Ltd, which is owned by the GLP Group, a Singapore-based logistics and industrial infrastructure provider. Between 2019 and 2020, Mr. McLellan served as a private equity operating partner for CITIC Capital Partners (Shanghai) Ltd. Prior to that, from 2009 through 2019, Mr. McLellan served in various executive capacities, including Chairman for SinotransPFS Cold Chain Logistics Company, Ltd., a logistics company. Between 2004 and 2009, Mr. McLellan served as President of Empress International, a division of Thai Union Group). Between 2003 and 2004, he served in a senior manager position with the seafood division of ConAgra Foods. Mr. McLellan’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the board of directors.

Trond Ringstad has more than 20 years of operating experience as a seafood executive in both the U.S. and Europe. Since April 2017, Mr. Ringstad has been managing partner of American Sea, LLC, a seafood processing and sales company, and since October 2013, Mr. Ringstad has been an independent consultant for AGR Partners. Between 2003 and 2007, Mr. Ringstad served as president of Pacific Supreme Seafoods, a global importing and wholesaling seafood company. Between 2001 and 2003, he served as vice president of sales and marketing for Royal Supreme Seafoods, a Norwegian / Chinese seafood importer and sales company. Mr. Ringstad graduated from the BI Norwegian Business School with a Degree in International Marketing and has a BA in Business Management from Washington State University. Mr. Ringstad’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the board of directors.

Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of the audit committee. We have determined that Messrs. Guzy, Ringstad and McLellan each satisfy the “independence” requirements of Nasdaq Listing Rule 5605(a)(2) and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Guzy qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things: (a) representing and assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence; (b) overseeing the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement; (c) retaining and terminating the Company’s independent auditors; (d) approving in advance all audit and permissible non-audit services to be performed by the independent auditors; and (e) approving related person transactions.

Compensation Committee. Our compensation committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of our compensation committee. We have determined that Messrs. Guzy, Ringstad and McLellan each are “independent,” as such term is defined for directors and compensation committee members in the listing standards of the Nasdaq Stock Market LLC. Additionally, each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Committee has been established to: (a) assist the Board in seeing that a proper system of long-term and short-term compensation is in place to provide performance oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; and (d) make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

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Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of our nominating and corporate governance. We have determined that each of Messrs. Guzy, Ringstad and McLellan qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). The Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to provide for appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board the Company’s slate of director nominees for election by the shareholders at the Annual Meeting of Shareholders and nominees to fill vacancies and newly created directorships; (d) reviewing candidates recommended by shareholders for election to the Board and shareholder proposals submitted for inclusion in the Company’s proxy materials; (e) advising the Board regarding the size and composition of the Board and its committees; (f) proposing to the Board directors to serve as chairpersons and members on committees of the Board; (g) coordinating matters among committees of the Board; (h) proposing to the Board the slate of corporate officers of the Company and reviewing the succession plans for the executive officers; (i) recommending to the Board and monitoring matters with respect to governance of the Company; and (j) overseeing the Company’s compliance program.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks facing us.

Director Independence

Our board of directors currently consists of five members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.”

Board Diversity

The board of directors’ reviews, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

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The board of directors reviews on an annual basis the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

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EXECUTIVE COMPENSATION

The table below sets forth certain information about the compensation awarded to, earned by or paid to our Chief Executive Officer and our other two most highly compensated executive officers whose total compensation exceeded $100,000 during each year (each, a “Named Executive Officer”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock awards ($)		Option awards ($)(1)		All other compensation ($)		Total ($)
John Keeler -	2025	75,309	-	(7)	-		123,966	(8)	199,274
Executive Chairman and	2024	76,878	60,000	(5)	-		49,730	(3)	186,608
Chief Executive Officer and Director	2023	76,878	500	(2)	-		43,831	(3)	121,209
Silvia Alana -	2025	-	-		-		-
Previous Chief Financial	2024	66,000	-		-		2,500	(3)	68,500
Officer and Director	2023	147,000	25,000	(2)	12,261	(4)	5,700	(3)	189,961
Miozotis Ponce -	2025	35,004	-		-		3,438	(3)	38,442
	2024	155,925	-		-		6,000	(3)	161,925
Former Chief Operating Officer(6)	2023	166,000	-		-		5,400	(3)	171,700

(1)	All option grants are calculated at the grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Represents 3,472 shares of common stock at $7.00 per share issued on December 31, 2023.
(3)	Represents health insurance premiums paid by the Company on behalf of such officer.
(4)	Represents an option to purchase 864 shares of common stock at $40.00 per share granted on December 31, 2023.
(5)	Represents 480,000 shares of common stock at $0.125 per share accrued for as of December 31, 2024.
(6)	Per the Company’s Current Report on Form 8-K filed on June 5, 2025, Miozotis Ponce resigned as Chief Operating Officer on June 2, 2025, and her resignation was effective on September 30, 2025.
(7)	Represents 1,000,000 shares of Series A Super-Voting Preferred Stock entitled to 100 votes per share.
(8)

Represents health insurance premiums paid by the Company on behalf of such officer of $63,966. In addition, stock-based compensation of $60,000 was not paid in cash or equity but was applied as an offset against amounts owed by the executive to the Company in connection with related party transactions.

We offer a 401(k) plan to eligible employees, including our executive officer. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Employment Agreements

We do not currently have employment agreements with our executive officers.

Outstanding Equity Awards

The table below reflects all equity awards made to each Named Executive Officer that were outstanding on December 31, 2025.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

John Keeler	4/20/22	25	(1)	-		2,000.00	4/20/27
	4/12/21	100	(2)	-		2,000.00	4/12/24
Miozotis Ponce(4)	1/15/19	-		250	(3)	2,000.00	1/14/29

(1)	Shares subject to the option vest in equal quarterly installments of 1 shares for the term of the option.
(2)	Shares subject to the option vest in equal quarterly installments of 25 shares during the first year of the grant.
(3)	Shares subject to the option vest as to 50 shares on each of January 15, 2020, January 15, 2021, January 15, 2022, January 15, 2023 and January 15, 2024. Ms. Ponce’s equity awards were forfeited upon termination of employment and therefore are not reflected as outstanding as of December 31, 2025.
(4)	Per the Company’s Current Report on Form 8-K filed on June 5, 2025, Miozotis Ponce resigned as Chief Operating Officer on June 2, 2025, and her resignation was effective on June 30, 2025.

2018 Equity Incentive Award Plan

In connection with the Merger, we adopted the 2018 Equity Incentive Award Plan (the “2018 Plan”), which was effective immediately prior to the consummation of the Merger. The principal purpose of the 2018 Plan is to attract, retain and motivate selected employees, consultants and non-employee directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Under the 2018 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The 2018 Plan is administered by our board of directors. In connection with the Merger, we issued options to purchase an aggregate of 6,240 shares of common stock to certain executive officers and directors (3,120 of which were subsequently forfeited unexercised).

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Share Reserve. 7,500 shares of common stock are reserved for issuance under the 2018 Plan pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

● to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2018 Plan;

● to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2018 Plan, such tendered or withheld shares will be available for future grants under the 2018 Plan;

● to the extent that shares of common stock are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2018 Plan;

● the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2018 Plan; and

● to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2018 Plan.

Administration. The compensation committee is expected to administer the 2018 Plan unless our board of directors assumes authority for administration. The compensation committee must consist of at least three members of our board of directors, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the Nasdaq rules. The 2018 Plan provides that the board of directors or compensation committee may delegate its authority to grant awards to employees other than executive officers to a committee consisting of one or more members of our board of directors or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full board of directors.

Subject to the terms and conditions of the 2018 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2018 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2018 Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2018 Plan. The full board of directors will administer the 2018 Plan with respect to awards to non-employee directors.

Eligibility. Options, SARs, restricted stock and all other stock-based and cash-based awards under the 2018 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of subsidiaries. Such awards also may be granted to our directors. Only employees of the Company or certain subsidiaries may be granted ISOs.

Awards. The 2018 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, performance awards, stock payment awards and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonstatutory Stock Options (“NSOs”). NSOs will provide for the right to purchase shares of common stock at a specified price that may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.

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Incentive Stock Options (“ISOs”). ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2018 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Restricted Stock Awards. Restricted stock awards may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

Restricted Stock Unit Awards (“RSU”). Restricted stock units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Deferred Stock Awards. Deferred stock awards represent the right to receive shares of common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Deferred Stock Units. Deferred stock units are denominated in unit equivalent of shares of common stock and vest pursuant to a vesting schedule or performance criteria set by the administrator. The common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights (“SARs”). SARs may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Common Stock over a set exercise price. The exercise price of any SAR granted under the 2018 Plan must be at least 100% of the fair market value of a share of our Common Stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2018 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2018 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the administrator.

Dividend Equivalent Awards. Dividend equivalent awards represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by our compensation committee or board of directors, as applicable.

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Performance Awards. Performance awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and that may be payable in cash or in Common Stock or in a combination of both.

Stock Payment Awards. Stock payment awards may be authorized by the administrator in the form of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the 2018 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. Performance awards will vest in accordance with the terms and conditions of the applicable award agreement. In the event that, within the 12 month period immediately following a change in control, a participant’s services with us are terminated by us other than for cause (as defined in the 2018 Plan) or by such participant for good reason (as defined in the 2018 Plan), then the vesting and, if applicable, exercisability of 100% of the then-unvested shares subject to the outstanding equity awards held by such participant under the 2018 Plan will accelerate effective as of the date of such termination. The administrator may also make appropriate adjustments to awards under the 2018 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2018 Plan, a change in control is generally defined as:

● the transfer or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

● a change in the composition of our board of directors over a two-year period such that the members of the board of directors who were approved by at least two-thirds of the directors who were directors at the beginning of the two-year period or whose election or nomination was so approved cease to constitute a majority of the board of directors;

● a merger, consolidation, reorganization or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; or

● stockholder approval of our liquidation or dissolution.

Adjustments of Awards. In the event of any stock dividend, stock split, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our Common Stock or the share price of our Common Stock other than an “equity restructuring” (as defined below), the administrator may make appropriate, proportionate adjustments to reflect the event giving rise to the need for such adjustments, with respect to:

● the aggregate number and type of shares subject to the 2018 Plan;

● the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

● the grant or exercise price per share of any outstanding awards under the 2018 Plan.

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In the event of one of the adjustments described above or other corporate transactions, in order to prevent dilution or enlargement of the potential benefits intended to be made available under the 2018 Plan, the administrator has the discretion to make such equitable adjustments and may also:

● provide for the termination or replacement of an award in exchange for cash or other property;

● provide that any outstanding award cannot vest, be exercised or become payable after such event;

● provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby; or

● provide that an award under the 2018 Plan cannot vest, be exercised or become payable after such event.

In the event of an equity restructuring, the administrator will make appropriate, proportionate adjustments to the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable. In addition, the administrator will make equitable adjustments, as the administrator in its discretion may deem appropriate to reflect such equity restructuring, with respect to the aggregate number and type of shares subject to the 2018 Plan. The adjustments upon an equity restructuring are nondiscretionary and will be final and binding on the affected holders and the Company.

For purposes of the 2018 Plan, “equity restructuring” means a nonreciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities) or the share price of our Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based awards granted under the 2018 Plan. In the event of a stock split in connection with an offering, the administrator will proportionately adjust (i) the number of shares subject to any outstanding award under the 2018 Plan, (ii) the exercise or grant price of any such awards, if applicable, and (iii) the aggregate number of shares subject to the 2018 Plan.

Amendment and Termination. Our board of directors or the compensation committee (with board approval) may terminate, amend or modify the 2018 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

● to increase the number of shares available under the 2018 Plan (other than in connection with certain corporate events, as described above);

● reduce the price per share of any outstanding option or SAR granted under the 2018 Plan;

● cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares; or

● to the extent required by applicable law, rule or regulation (including any Nasdaq rule).

Termination. Our board of directors may terminate the 2018 Plan at any time. No ISOs may be granted pursuant to the 2018 Plan after the 10th anniversary of the effective date of the 2018 Plan, and no additional annual share increases to the 2018 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2018 Plan will remain in force according to the terms of the 2018 Plan and the applicable award agreement.

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DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation earned by the Company’s non-employee directors for services rendered as a director during the year ended December 31, 2025:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Nubar Herian	$-	$60,000	$-	-	-	-	$60,000
Jeffrey Guzy	$-	$180,000	$-	-	-	-	$180,000
Timothy McLellan	$-	$120,000	$-	-	-	-	$120,000
Trond Ringstad	$-	$120,000	$-	-	-	-	$120,000

(1) The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718.

Director Service Agreements

On December 19, 2024, the Company entered into new one-year director service agreements (which replaced the agreements entered into in April 2022) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $60,000 annual stock grant and for serving on a committee of the Board, an additional $20,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $50,000, $40,000 and $30,000 annual stock grant, respectively.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends in violation of the Delaware General Corporation Law; or

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law and provide for the advancement of expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any director or officer for any liability arising out of his, her or its actions in that capacity.

We believe that these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of August 5, 2026, the number of shares of Common Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock; (ii) each of the Company’s directors (iii) each Named Executive Officer and (iv) all of the Company’s executive officers and directors as a group. The information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172.

The percentages below are calculated based on 171,980,101 shares of Common Stock issued and outstanding as of August 5, 2026. Percentages of total voting power take into account the voting rights of our Common Stock and our Series A Super-Voting Convertible Preferred Stock, each share of which entitles the holder to 100 votes per share.

	Common Stock ***Beneficially Owned Prior to this offering				Common Stock Beneficially Owned After this offering(5)
Name of Beneficial Owner	Common Stock		Percent of Common Stock (%)	Total Voting Power (%)(3)	Common Stock		Percent of Common Stock (%)	Total Voting Power (%)(3)

John Keeler	2,048,495	(1)	1.2	47.6	2,048,494	(1)	*	18.8
Nubar Herian	484,514	(2)	*	*	484,513	(2)	*	*
Jeffrey Guzy	1,448,182	(3)	*	*	1,448,181	(3)	*	*
Timothy McLellan	965,690	(4)	*	*	965,689	(4)	*	*
Trond Ringstad	965,695	(4)	*	*	965,694	(4)	*	*
All Officers and Directors as a Group (5) Persons	5,912,576		3.4	48.7			*	19.3

* Less than 1%

(1)	498,476 of such shares are held with Mr. Keeler’s wife as tenants in the entirety and are subject to the terms of a lock-up agreement pursuant to which Mr. Keeler may not sell more than one-third of the common stock held by him in any two-month period. Includes 19 shares underlying a stock option which are exercisable within 60 days. Includes 1,550,000 shares of Series A Super-Voting Preferred Stock entitled to 100 votes per share.
(2)	Includes 19 shares underlying stock options which are exercisable within 60 days.
(3)	Includes 19 shares underlying stock options exercisable within 60 days.
(4)	Includes 19 shares underlying stock options which are exercisable within 60 days.
(5)	Based on a total of 721,980,101 shares of common stock which shall be issued and outstanding if we sell all 500,000,000 shares of common stock offered for sale in this Offering.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

The following is a description of transactions since January 1, 2021 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

From January 2006 through May 2017, Keeler & Co issued an aggregate of $2,910,000, 6% demand promissory notes to John Keeler, our Chief Executive Officer, Executive Chairman and a director. We may prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within 10 days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely received. On December 30, 2020, we entered into a debt repayment agreement with Mr. Keeler pursuant to which we issued 15,933 shares of common stock to a third party designated by Mr. Keeler as repayment for an aggregate principal amount of $1,593,300 due under four such notes. All interest due on the notes had previously been paid on a monthly basis. On December 31, 2023, the Company issued an aggregate of 79,167 shares of common stock to John Keeler’s designee in lieu of payment of $570,000 of the principal outstanding promissory notes held by Mr. Keeler. As of January 1, 2024, the Company remains indebted to Mr. Keeler under the remaining outstanding promissory notes in the aggregate principal amount of $165,620.

John Keeler, our Chief Executive Officer, Executive Chairman and director owns 95% of Bacolod, an exporter of pasteurized crab meat from the Philippines.

John Keeler, our Chief Executive Officer, Executive Chairman and director, owns 95% of Bicol, a Philippine company, and an indirect supplier of crab meat via Bacolod to the Company.

There were no transactions between the Company and Bicol for the years ended December 31, 2023 and 2022. From time to time, we may prepay Bacolod for future shipments of product which may represent five to six months of purchases. There was $1,299,984 due as of December 31, 2023 for future shipments from Bacolod.

John Keeler, our Chief Executive Officer, Executive Chairman and director, and Christopher Constable, our former Chief Financial Officer and director, own 80% and 20%, respectively, of Strike the Gold Foods, Ltd., a UK company, which sold the Company’s packaged crab meat in the United Kingdom in 2019.

On February 25, 2020, Christopher Constable, the Company’s former Chief Financial Officer entered into a Separation and Mutual Release Agreement pursuant to which Mr. Constable resigned as Chief Financial Officer, Secretary, Treasurer and a director of the Company. The Agreement contained mutual general releases, a two-year confidentiality provision and provides for Mr. Constable’s outstanding stock options to remain in effect until November 8, 2028.

On April 20, 2022, the Company entered into new one-year director service agreements (which replaced the agreements entered into in March 2021) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $25,000 annual stock grant and for serving on a committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, each director was granted a five-year option to purchase 25 shares of the Company’s common stock at an exercise price of $2,000.00 per share, which shares vest in equal quarterly installments of 1.25 shares during the term of the option.

On February 14, 2023, each of the Company’s executive officers and directors entered into the Aegis Lock-Up.

In connection with a settlement agreement between Nubar Herian, a director, and certain stockholders of the Company, on November 23, 2023, Mr. Herian, paid $43,446 to the Company in full satisfaction of any stockholder claims.

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DESCRIPTION OF SECURITIES

General

The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, certain provisions of Delaware General Corporation Law, and the pre-funded warrants. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and applicable provisions of the Delaware General Corporation Law.

Authorized Capital

We have authorized capital stock consisting of 5,000,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Market, Symbol and Transfer Agent

Our Common Stock is listed for trading on the Over The Counter Pink Market under the symbol “BSFC”. The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Preferred Stock

Our Board of Directors has authorized 5,000,000 shares of preferred stock, and we may issue preferred stock in one or more series without stockholder approval. Our Board of Directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Our Board of Directors has designated 2,000,000 shares of preferred stock as Series A Super-Voting Preferred Stock” (the “Series A Preferred Stock”). As of August 5, 2026, 1,550,000 shares of Series A Stock are held by our Chief Executive Officer, John Keeler.

The Series A Preferred Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

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Ranking. The Series A Preferred Stock is not entitled to any economic participation in the Company and is intended solely to provide voting rights. The Series A Preferred Stock is effectively junior to all indebtedness and does not have priority over Common Stock with respect to dividends or liquidation rights.

Dividends. The Series A Preferred Stock does not have dividend rights and is not entitled to receive any dividends unless expressly declared by the Board of Directors.

Liquidation Preference. The Series A Preferred Stock does not have any liquidation preference and does not entitle the holder to receive any distribution of assets upon liquidation, dissolution, or winding up of the Company beyond the rights of holders of Common Stock, if any, on an as-converted or equivalent basis as determined by the Board of Directors.

Conversion. The Series A Preferred Stock is not convertible into Common Stock or any other securities of the Company.

Share Reservation. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of Common Stock, a sufficient number of its shares of Common Stock as shall from time to time be to effect the conversion of all outstanding shares of the Series A Stock.

Voting. Each share of Series A Preferred Stock entitles the holder to 100 votes per share on all matters submitted to stockholders for approval. Holders of Series A Preferred Stock vote together with the holders of Common Stock as a single class on all matters, except as otherwise required by law. Because of the voting power of the Series A Preferred Stock, the holder of such shares may be able to exert significant influence or control over matters requiring stockholder approval, including the election of directors and approval of corporate transactions.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our Common Stock.

Stock Options

As of December 31, 2024, the following options are outstanding: (i) a ten-year option to purchase 3,120 shares of common stock at an exercise price of $2,000.00 per share granted to Christopher Constable, the Company’s former chief financial officer and director; (ii) ten-year options to purchase 250 shares of common stock at an exercise price of $2,000.00 per share to Miozotis Ponce, the Company’s former Chief Operating Officer; (iii) ten-year options to purchase an aggregate of 351 shares of common stock at an exercise price of $2,000.00 per share to certain employees; (iv) ten-year options to purchase an aggregate of 25 shares of common stock at an exercise price of $2,000.00 per share to certain contractors under the 2018 Plan; (v) five-year options to purchase an aggregate of 125 shares of common stock at an exercise price of $2,000.00 per share to the Company’s directors; (vi) three-year options to purchase 28 shares of common stock at an exercise price of $860.00 per share to an employee; (vii) three-year options to purchase 6 shares of common stock at an exercise price of $790.00 per share to an employee; and (viii) three-year options to purchase 1,030 shares of common stock at an exercise price of $17.75 per share to an employee.

If at any time the Company subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock for which the options are exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the options are exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

Prior Warrants

On May 30, 2023, in connection with the issuance of the $1,200,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 8,701 shares of common stock at an exercise price of $122.50 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions.

On July 27, 2023, in connection with the issuance of the $300,000 promissory note to Lind pursuant to the Purchase Agreement Amendment, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 3,505 shares of common stock at an exercise price of $67 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions.

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On September 16, 2024, in connection with the issuance of the $47,059 promissory note to Quick Capital, the Company issued Quick Capital a five-year warrant exercisable from the date of issuance to purchase 4,705,882 shares of common stock at an exercise price of $0.01 per share. The warrant provides for cashless exercise.

On September 16, 2024, in connection with the issuance of the $47,059 promissory note to ClearThink, the Company issued ClearThink a five-year warrant exercisable from the date of issuance to purchase 4,705,882 shares of common stock at an exercise price of $0.01 per share. The warrant provides for cashless exercise.

On September 16, 2024, in connection with the issuance of the $40,000 promissory note to Quick Capital, the Company issued Quick Capital a five-year warrant exercisable from the date of issuance to purchase 4,000,000 shares of common stock at an exercise price of $0.01 per share. The warrant provides for cashless exercise.

If at any time the Company subdivides its outstanding shares of Common Stock into a larger number of shares of common stock or combines its outstanding shares of common stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock for which the warrants are exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the warrants are exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. Further, the exercise price for each warrant will be adjusted to equal (x) the current exercise price immediately prior to the adjustment multiplied by the number of shares of Common Stock for which the warrants are exercisable into immediately prior to the adjustment divided by (y) the number of shares of Common Stock for which the warrants are exercisable into immediately after such adjustment.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our Common Stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our certificate of incorporation bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors.

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Requirements for Advance Notification of Stockholder Nominations and Proposals

Our certificate of incorporation and bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Recent Sales of Unregistered Securities.

In the three years preceding the filing of this offering statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

On January 24, 2022, the Company issued to Lind Global Fund II LP (“Lind”) a secured convertible promissory note in the principal amount of $5,750,000 and a five-year warrant to purchase 1,000 shares of common stock of the Company.

On January 24, 2022, the Company issued 125 shares of common stock to an investor upon the exercise of warrants for total proceeds of $250,000.

On February 3, 2022, the Company issued 167 shares of common stock with a fair value of $359,250 to Gault Seafood as partial consideration for the purchase of certain of its assets.

On March 31, 2022, the Company issued 15 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On March 31, 2022, the Company issued 5 shares of common stock with a fair value of $9,750 to TraDigital Marketing Group for consulting services provided to the Company.

On April 1, 2022, the Company issued 3 shares of common stock with a fair value of $6,000 to the designee of ClearThink LLC (“ClearThink”) for consulting services provided to the Company.

On April 4, 2022, the Company issued 10 shares of common stock with a fair value of $20,000 to SRAX, Inc. for consulting services provided to the Company which is amortized to expense over the term of the agreement. The Company recognized stock compensation expense of $15,000 for the year ended December 31, 2022 in connection with these shares.

On April 5, 2022, the Company issued an aggregate of 25 shares of common stock with a fair value of $156,341 to Newbridge Securities Corporation and its affiliates for consulting services provided to the Company.

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On May 1, 2022, the Company issued 4 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company

On June 1, 2022, the Company issued 4 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company

On June 3, 2022, the Company issued 10 shares of common stock with a fair value of $13,800 to TraDigital Marketing Group for consulting services provided to the Company.

On June 30, 2022, the Company issued 24 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On July 1, 2022, the Company issued 5 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On August 1, 2022, the Company issued 5 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On August 25, 2022, the Company issued 222 shares of common stock to Lind, with a fair value of $271,111, in satisfaction of the convertible promissory note.

On September 1, 2022, the Company issued 51 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On September 26, 2022, the Company issued 222 shares of common stock to Lind, with a fair value of $176,666, in satisfaction of the convertible promissory note

On October 1, 2022, the Company issued 10 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company

On November 1, 2022, the Company issued 7 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On November 22, 2022, the Company granted an employee a three-year option to purchase 6 shares of common stock at an exercise price of $790 which vests in equal monthly installments during the term of the option.

On December 1, 2022, the Company issued 9 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On December 21, 2022, the Company issued 222 shares of common stock to Lind with a fair value of $100,000, in satisfaction of the convertible promissory note.

On December 31, 2022, the Company issued 63 shares of common stock to each of Nubar Herian and John Keeler, 100 shares of common stock to each of Timothy McLellan and Trond Ringstad, 43 shares of common stock to each of Juan Carlos Dalto and Silvia Alana and 144 shares of common stock to Jeffrey Guzy, for serving as directors of the Company.

On December 31, 2022, the Company issued an aggregate of 441 shares of common stock to Walter Lubkin Jr., Walter Lubkin III, Tracy Greco and John Lubkin in lieu of $176,228 of outstanding principal and interest under promissory notes issued to them by the Company in connection with the Coastal Pride acquisition.

On January 1, 2023, February 1, 2023, March 1, 2023, April 1, 2023, May 1, 2023, and June 1, 2023, the Company issued 15 shares, 12 shares, 39 shares, 47 shares, 48 shares, and 61 shares of common stock, respectively, to the designee of ClearThink for consulting services provided to the Company.

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During the three months ended March 31, 2023, the Company issued an aggregate of 7,471 shares of common stock to Lind with a fair value of $1,743,230 as payment of $1,094,800 of note principal due on the convertible promissory note.

On May 16, 2023, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink. Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s common stock. The purchase price of the shares of common stock to be purchased under the ELOC Purchase Agreement will be equal to 80% of the two lowest daily VWAPs during a valuation period of six trading days, beginning three trading days preceding the draw down or put notice to three trading days commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the common stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 1,250 restricted shares of the Company’s common stock as a “Commitment Fee.” The ELOC Purchase Agreement has a maturity date of May 16, 2025.

The issuance of shares to ClearThink are subject to a beneficial ownership limitation so that in no event will shares be issued which would result in ClearThink beneficially owning, together with its affiliates, more than 9.99% of the Company’s outstanding shares of Common Stock

The Company may not deliver to ClearThink a Request Notice if we are in default. Events of default include:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period, with certain exceptions;

(b) the suspension of the Common Stock from trading on the principal market for a period of one (1) business day, provided that the Company may not direct ClearThink to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from The OTCQB, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American (or nationally recognized successor to any of the foregoing);

(d) if the exchange cap is reached unless and until stockholder approval is obtained;

(e) the failure for any reason by the transfer agent to issue shares to ClearThink within three (3) business days after the applicable purchase date on which ClearThink is entitled to receive such shares;

(f) the Company breaches any representation, warranty, covenant or other term or condition under any of their transaction documents with ClearThink;

(g) if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law or if the Company commences a proceeding within the meaning of any bankruptcy law;

(h) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC shares.

The ELOC Purchase Agreement terminates as follows:

(a) If pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, any of which would be an event of default, shall automatically terminate without any liability or payment to the Company without further action or notice by any person;

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(b) In the event that the commencement of the ELOC Purchase Agreement shall not have occurred on or before December 31, 2023;

(c) for any reason or for no reason by delivering notice to ClearThink electing to terminate;

(d) automatically on the date that the Company sells and ClearThink purchases the full available amount under the ELOC Purchase Agreement;

(e) May 16, 2025.

ClearThink, its agents, representatives or affiliates, will not in any manner whatsoever, enter into or effect directly or indirectly, any (i) “short sale” of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

It is possible that we may not have access to the full amount available to us under the ELOC Purchase Agreement. We have also indemnified ClearThink pursuant to the ELOC Purchase Agreement.

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock issuable under the ELOC Purchase Agreement (the “Registration Rights Agreement”).

On May 16, 2023, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 1,000 shares of the Company’s restricted common stock for a total purchase price of $200,000 in four closings. The first closing shall occur on or about the execution date of the SPA and the second, third, and fourth closings shall be within 60 days after the first closing. During the six months ended June 30, 2023, between May 2023 and September 2023, the Company issued an aggregate of 1,000 shares of common stock to ClearThink pursuant to the SPA and 1,250 to ClearThink pursuant to the ELOC Purchase Agreement, with a fair value of $341,250

On May 30, 2023, the Company issued to Lind a secured convertible promissory note in the principal amount of $1,200,000 and a common stock purchase warrant to acquire 8,701 shares of common stock of the Company.

During the six months ended June 30, 2023, the Company issued an aggregate of 15,613 shares of common stock to Lind with a fair value of $2,501,820 as payment of $1,668,800 of note principal due on the convertible promissory note.

On July 1, 2023, the Company issued 105 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On July 12, 2023, the Company issued 2,105 shares of common stock to Lind with a fair value of $92,500, in satisfaction of a convertible promissory note.

On July 20, 2023, the Company issued 345 shares of common stock to Steve Atkinson and Janet Atkinson as additional consideration in connection with the purchase of TOBC which were held in escrow since June 24, 2021.

On July 27, 2023, the Company issued to Lind a secured convertible promissory note in the principal amount of $300,000 and a common stock purchase warrant to acquire 3,505 shares of common stock of the Company.

On August 1, 2023, the Company issued 143 shares of common stock to the designee of Clear Think Capital for consulting services provided to the Company.

On August 8, 2023, the Company issued 2,107 shares of common stock to Lind with a fair value of $70,600, in satisfaction of a convertible promissory note.

On August 11, 2023, the Company issued 2,582 shares of common stock to Lind with a fair value of $86,500, in satisfaction of a convertible promissory note.

On August 22, 2023, the Company issued 2,586 shares of common stock to Lind with a fair value of $86,000, in satisfaction of a convertible promissory note.

On August 22, 2023, the Company issued 4,000 shares of common stock to The Crone Law Group P.C. for legal services provided to the Company.

On September 5, 2023, the Company issued 2,591 shares of common stock to Lind with a fair value of $85,400.

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On September 11, 2023, the Company sold an aggregate of 13,800 shares of common stock for net proceeds of $ 321,195 in an underwritten public offering pursuant to a securities purchase agreement. The Company issued an aggregate of 34,008 shares of common stock at an exercise price of $0.05 per share pursuant to pre-funded warrants in connection with an underwritten offering pursuant to a securities purchase agreement.

On October 1, 2023, November 1, 2023, and December 1, 2023, the Company issued 846, 1,746, and 1,507 shares of common stock, respectively, to the designee of ClearThink Capital for consulting services provided to the Company.

On November 3, 2023, the Company issued 12,515 shares of common stock to Lind Global Fund LP and 154,500 shares of common stock to Armistice Capital upon the exercise of pre-funded warrants in connection with an underwritten offering pursuant to a securities purchase agreement.

On December 27, 2023, the Company issued 25,779 shares of common stock to ClearThink as part of the Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company.

On December 31, 2023, the Company issued 3,472 shares of common stock to each of Nubar Herian, John Keeler, and our previous Chief Executive Officer and director Silvia Alana, 5,556 shares of common stock to each of Timothy McLellan and Trond Ringstad, 2,025 shares of common stock to prior board member Juan Carlos Dalto and 7,986 shares of common stock to Jeffrey Guzy.

On January 23,2024, February 1, 2024, March 8, 2024, April 8, 2024, May 10, 2024, July 1,2024, August 15, 2024, September 5, 2024, October 1, 2024, November 1, 2024, December 1, 2024 and January 1, 2025, the Company issued 1,528, 1,654, 2,056, 2,391, 3,928, 9,900, 5,978, 10,185, 20,754, 35,369, 34,375, and 88,000 shares of common stock, respectively, to the designee of ClearThink Capital for consulting services provided to the Company.

On June 6, 2024, June 13, 2024, June 27, 2024, June 28, 2024, July 17, 2024, July 23, 2024, October 3, 2024, October 21, 2024, October 24, 2024, November 5, 2024, November 26, 2024, and December 12, 2024, the company issued 55,954, 55,954, 113,751, 56,970, 64,850, 64,850, 124,434, 125,240, 125,000, 250,957, 396,276, and 297,872 shares of common stock to Lind in satisfaction of a convertible promissory note.

On August 12, 2024, the Company issued 19,650 shares of common stock to Jefferson Street Capital, LLC, with a fair value of $22,794, as a commitment fee on the promissory note.

On August 12, 2024, the Company issued 19,650 shares of common stock to Quick Capital, LLC, with a fair value of $22,794, as a commitment fee on the promissory note.

On October 18, 2024, the Company issued 172,000 shares of common stock with a fair value of $86,000 to Mark Crone for consulting services provided to the Company.

On October 18, 2024, the Company issued 168,000 shares of common stock with a fair value of $84,000 to Walter F. Lubkin Jr. for consulting services provided to the Company.

On December 27, 2024 and January 17, 2025 the company issued 250,000 and 250,000 shares of common stock to Jefferson in satisfaction with a convertible promissory note.

Between January 13, 2025 and January 16, 2026, the Company issued an aggregate of 81,499,999 shares of common stock to Quick Capital as partial conversion of $168,234 principal pursuant to the convertible promissory note.

On January 14, 2025, the Company issued 480,000 shares of common stock to each of Nubar Herian and John Keeler, 960,000 shares of common stock to each of Timothy McLellan and Trond Ringstad, and 1,440,000 shares of common stock to Jeffrey Guzy, for serving as directors of the Company.

On January 17, 2025, February 25, 2025, July 22, 2025, and August 27, 2025, the Company issued an aggregate of 866,649 shares of common stock to Jefferson as partial conversion of $45,583 principial and accrued interest pursuant to the convertible promissory note.

On March 3, 2026 and March 18, 2026, the Company issued an aggregate of 15,100,000 shares of common stock to Labrys as partial conversion of $8,628 accrued interest pursuant to the convertible promissory note.

Between March 12, 2025 and January 15, 2026, the Company issued 46,055,103 shares of common stock to Diagonal as partial conversion of $158,695 principal pursuant to the convertible promissory note.

Between January 1, 2025 and January 16, 2026, the Company issued an aggregate of 5,850,976 shares of common stock to the designee of ClearThink for consulting services provided to the Company.

On July 16, 2026, the Company issued 8,000,000 shares of common stock to a third-party investor as conversion of $4,680 principal pursuant to the convertible promissory note.

These transactions were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act, as transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

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SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the qualification date of the offering statement of which this Prospectus is a part, all of the shares qualified in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “Risk Factors.”

RULE 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of Common Stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

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LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus will be passed upon for us by Capital Markets Law Group, LLP, New York, New York.

EXPERTS

The financial statements of Blue Star Foods Corp. included in this registration statement for the year ended December 31, 2025 and 2024 have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of GreenGrowth CPAs, an independent registered public accounting firm, and MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, an offering statement on Form 1-A under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement of which this prospectus forms a part. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

Our website address is https://bluestarfoods.com/. You may access our annual reports on Forms 10-K, quarterly reports on Forms 10-Q, current reports on Forms 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Our code of ethics and the charters of our Audit Committee, Compensation Committee and Nominating Committee are available through the “Governance” portion of our website.

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PART III — EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 8, 2018, by and among the Company Blue Star Acquisition Sub and John Keeler (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018)
2.2	Articles of Merger between Blue Star and Acquisition Sub (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018)
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Form 10/A filed with the SEC on May 17, 2018)
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.4 to the Company’s Form 10/A filed with the SEC on May 17, 2018)
3.3	Certificate of Amendment, dated November 5, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2018)
3.4	Certificate of Designation of 8% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2018)
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated June 9, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2023)
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Blue Star Foods Corp., dated November 13, 2025 (incorporated by referenced to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2025).
3.7	Amended Certificate of Designation of 8% Series A Convertible Preferred Stock dated February 6, 2026
4.1	Subscription Agreement*
4.2	Form of Promissory Note with TOBC (incorporated by reference to 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)
4.3	Form of Underwriters Warrant, issued November 5, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2021)
4.4	Form of Warrant Agent Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2023)
4.5	$5,750,000 Secured Convertible Promissory Note, dated January 24, 2022, issued to Lind Global Fund II LP (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
4.6	$1,200,000 Senior Secured Convertible Promissory Note, dated May 30, 2023 issued to Lind Global Fund II LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
4.7	Senior Secured Convertible Promissory Note, dated July 27, 2023, in the principal amount of $300,000 issued by Blue Star Foods Corp. to Lind Global Fund II LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
4.8	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
4.10	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.2	Form of Amendment to Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.3	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.5	Form of Settlement Agreement and Mutual General Release (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.6	Forms of Lockup Agreement for Pre-Merger Stockholders and Officers and Directors (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.7	Form of Redemption Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.8	2018 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.9	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, dated November 8, 2018)
10.10	Loan and Security Agreement filed with the SEC on August 31, 2016 between the Company and ACF (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K, dated November 8, 2018)
10.11	First Amendment to Loan and Security Agreement and Reservation of Rights, dated November 18, 2016, between the Company and ACF (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.12	Second Amendment to Loan and Security Agreement, dated June 19, 2017, between the Company and ACF (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.13	Third Amendment to Loan and Security Agreement, dated October 16, 2017, between the Company and ACF (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)

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10.14	Fourth Amendment to Loan and Security Agreement, dated September 19, 2018, between the Company and ACF (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.15	Fifth Amendment to Loan and Security Agreement, dated November 8, 2018, between the Company and ACF (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.16	$14,000,000 Revolving Credit Note, dated August 31, 2016 between the Company and ACF (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.17	Patent Security Agreement, dated August 31, 2016, between Blue Star and ACF FINCO LP (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.18	Lease Agreement, dated May 1, 2001, between Keeler & Co. and John Keeler Real Estate Holdings, Inc. (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.19	Master Software Development Agreement, dated February 6, 2017 between the Company and Claritus Management Pvt. Ltd. (incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.20	$500,000 Demand Note, dated January 4, 2006 from Keeler & Co. in favor of John Keeler and Maria Keeler (incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.21	$200,000 Demand Note, dated March 31, 2006 from Keeler & Co. in favor of John Keeler and Maria Keeler (incorporated by reference to Exhibit 10.22 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.22	$100,000 Demand Note, dated November 21, 2007, from Keeler & Co. in favor of John Keeler (incorporated by reference to Exhibit 10.23 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.23	$516,833.83 Demand Note, dated July 31, 2013 from Keeler & Co. in favor of John Keeler (incorporated by reference to Exhibit 10.24 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.24	Form of Subscription Agreement for February 1, 2019 offering (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2019)
10.25	$1,000,000 Promissory Note, dated March 26, 2019, issued to Kenar Overseas Corp. (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2019)
10.26	$100,000 Promissory Note, dated January 1, 2021, issued to Lobo Holdings, LLLP (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.27	Agreement and Plan of Merger and Reorganization, dated as of November 26, 2019, by and among John Keeler & Co., Inc., Coastal Pride Seafood, LLC, Coastal Pride Company, Inc., The Walter F. Lubkin, Jr. Irrevocable Trust dated 1/8/03, Walter F. Lubkin III, Tracy Lubkin Greco and John C. Lubkin (incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.28	4% Promissory Note in the principal amount of $500,000, dated November 26, 2019, issued by John Keeler & Co., Inc. to Walter Lubkin, Jr. (incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.29	Form of 4% Convertible Promissory Note, dated November 26, 2019, issued by John Keeler & Co., Inc. (incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.30	Form of Leak-Out Agreement, dated November 26, 2019 (incorporated by reference to Exhibit 10.32 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.31	Joinder and Seventh Amendment to Loan and Security Agreement, dated November 26, 2019, by and among ACF Finco I LP, John Keeler & Co., Inc. and Coastal Pride Seafood, LLC (incorporated by reference to Exhibit 10.33 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)

III-2

10.32	Form of Lock-Up and Resale Restriction Agreement, dated December 26, 2019 (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.33	Loan Amendment, dated May 21, 2020 to Promissory Note issued to Kenar Overseas Corp. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.34	Eight Amendment to Loan and Security Agreement, dated May 7, 2020, between the Company and ACF Separation and Mutual Release Agreement, dated February 25, 2020, between the Company and Christopher Constable (incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.35	Separation and Mutual Release Agreement, dated February 25, 2020, between the Company and Christopher Constable (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.36	Mutual Lease Termination Agreement, dated December 31, 2020, between Keeler & Co. and John Keeler Real Estate Holdings, Inc. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.37	Debt Repayment Agreement, dated December 30, 2020, between the Company and John Keeler (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 10-K filed with the SEC on February 9, 2021)
10.38	Investment Banking Agreement, dated July 1, 2020, between the Company and Newbridge Securities Corporation(incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.39	Amendment No. 1 to Investment Banking Agreement, dated October 30, 2020, between the Company and Newbridge Securities Corporation(incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.40	Loan and Security Agreement dated March 31, 2021, by and among John Keeler & Co. Inc. and Coastal Pride Seafood, LLC and Lighthouse Financial Corp. (incorporated by reference to Exhibit 10.40 to the Company’s Current Report on Form 10-K filed with the SEC on April 6, 2021)
10.41	Revolving Credit Note dated March 31, 2021 in the amount of up to $5,000,000 issued by John Keeler & Co. Inc. and Coastal Pride Seafood, LLC to Lighthouse Financial Corp. (incorporated by reference to Exhibit 10.41 to the Company’s Current Report on Form 10-K filed with the SEC on April 6, 2021)
10.42	Guarantee Agreement dated March 31, 2021 executed by Blue Star Foods Corp. in favor of Lighthouse Financial Corp. (incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 10-K filed with the SEC on April 6, 2021)
10.43	Form of Director Services Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2021
10.44	Stock Purchase Agreement, dated April 27, 2021, by and among the Company, Taste of BC Aquafarms Inc., and Steve Atkinson and Janet Atkinson (incorporated by reference to Exhibit 10.44 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2021)
10.45	Second Loan Amendment, dated April 28, 2021 between the Company and Kenar Overseas Corp. (incorporated by reference to Exhibit 10.45 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2021)
10.46	Form of Subscription Agreement for common stock offering (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2021)
10.47	Form of common stock Purchase Warrant at $2.00 per share (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2021)
10.48	Form of Promissory Note with Taste of BC Aquafarms, Inc. Sellers (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)
10.49	First Amendment to Stock Purchase Agreement, dated June 24, 2021, by and among, the Company, Taste of BC Aquafarms, Inc, Steven Atkinson and Janet Atkinson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)
10.50	Form of Confidentiality, Non-Competition and Non-Solicitation Agreement, dated June 24, 2021(incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)

III-3

10.51	$100,000 Promissory Note, dated July 1, 2021, issued to Lobo Holdings, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2021)
10.52	Note Payoff Indemnity Agreement, dated July 6, 2021 between the Company and Kenar Overseas Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2021)
10.53	Employment At Will Agreement, dated August 3, 2020, between the Company and Silvia Alana (incorporated by reference to Exhibit 10.53 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 2, 2021)
10.54	Investment Banking Engagement Agreement, dated July 8, 2021, between the Company and Newbridge Securities Corporation (incorporated by reference to Exhibit 10.54 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 2, 2021)
10.55	Consulting Agreement, dated July 8, 2021, between the Company and MEC Consulting, Inc. (incorporated by reference to Exhibit 10.55 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 2, 2021)
10.56	Form of Warrant issuable to Newbridge Securities Corporation (incorporated by reference to Exhibit 10.56 to the Company’s Registration Statement on Form S-1/A filed with the SEC on October 25, 2021)
10.57	Securities Purchase Agreement, dated January 24, 2022, between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.57 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.58	Warrant, dated January 24, 2022, issued by the Company to Lind Global Fund II LP (incorporated by reference to Exhibit 10.58 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.59	Security Agreement, dated as of January 24, 2022, between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.59 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.60	Stock Pledge Agreement, dated as of January 24, 2022, between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.60 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.61	Form of Warrant, dated November 5, 2021 issued to Newbridge Securities Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2021)
10.62	Asset Purchase Agreement, dated February 3, 2022, between Coastal Pride Seafood, LLC, Gault Seafood, LLC and Robert J. Gault II (incorporated by reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2022)
10.63	Consulting Agreement, dated February 3, 2022 between Coastal Pride Seafood, LLC and Robert J. Gault (incorporated by reference to Exhibit 10.62 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2022)
10.64	Leak-Out Agreement, dated February 3, 2022 for Robert J. Gault (incorporated by reference to Exhibit 10.63 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2022)
10.65	Fingerling Supply Agreement, dated December 3, 2021, between Taste of BC Aquafarms Inc. and West Coast Fishculture (Lois Lake) Ltd. (incorporated by reference to Exhibit 10.65 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022)
10.66	Form of Director Service Agreement, dated April 20, 2022 (incorporated by reference to Exhibit 10.66 to the Company’s Current Report of Form 8-K filed with the SEC on April 25, 2022)
10.67	Land Lease Agreement, dated April 1, 2022, between Taste of BC Aquafarms Inc. and Steven and Janet Atkinson (incorporated by reference to Exhibit 10.67 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2023)
10.68	Land Lease Agreement, dated April 1, 2022, between Taste of BC Aquafarms Inc. and Kathryn Atkinson (incorporated by reference to Exhibit 10.68 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2023)
10.69	Vendor and Supply Agreement, effective January 28, 2023, between the Company and Just Food For Dogs, LLC (incorporated by reference to Exhibit 10.69 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2023)

III-4

10.70	Warrant Agent Agreement, dated February 10, 2023, between the Company and VStock Transfer, LLC, including the Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2023)
10.71	Purchase Agreement, dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
10.72	Securities Purchase Agreement, dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
10.73	Registration Rights Agreement, dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
10.74	Securities Purchase Agreement, dated May 30, 2023 by and between Blue Star Foods Corp. and Lind Global Fund II LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
10.75	Warrant dated May 30, 2023 issued by the Company to Lind Global Fund II LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
10.76	Amended and Restated Security Agreement dated as of May 30, 2023 by and between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
10.77	Waiver Agreement, dated July 6, 2023, among the Company, Taste of BC Aquafarms Inc., Steve Atkinson and Janet Atkinson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2023)
10.78	First Amendment to Securities Purchase Agreement, dated July 27, 2023 by and between Blue Star Foods Corp. and Lind Global Fund II LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
10.79	Warrant dated July 27, 2023 issued by Blue Star Foods Corp. to Lind Global Fund II LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
10.80	First Amendment to Security Agreement dated as of July 27, 2023 by and between Blue Star Foods Corp. and Lind Global Fund II LP (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
10.81	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.81 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
10.82	Subordinated Business Loan and Security Agreement dated May 9, 2024 by and between Blue Star Foods Corp. and AgileLending, LLC (incorporated by reference to Exhibit 10.82 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 12, 2024)
10.83	Subordinated Business Loan and Security Agreement dated July 25, 2024 by and between Blue Star Foods Corp. and AgileLending, LLC (incorporated by reference to Exhibit 10.83 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 12, 2024)
10.84	Promissory Note dated May 17, 2024 issued to FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.84 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 12, 2024)
10.85	Waiver and Acknowledgement Agreement by and between Blue Star Foods Corp. and Lind Global Fund II LLP (incorporated by reference to Exhibit 10.85 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 12, 2024)
10.86	Form of Securities Purchase Agreement for the August 2024 Private Placement Offering (incorporated by reference to Exhibit 10.86 to the Company’s Form 10-Q filed with the SEC on August 14, 2024)
10.87	Form of Promissory Note for the August 2024 Private Placement Offering (incorporated by reference to Exhibit 10.87 to the Company’s Form 10-Q filed with the SEC on August 14, 2024)
10.88	Form of Registration Rights Agreement for the August 2024 Private Placement Offering (incorporated by reference to Exhibit 10.88 to the Company’s Form 10-Q filed with the SEC on August 14, 2024)
10.89	Securities Purchase Agreement dated September 9, 2024 by and between Blue Star Foods Corp. and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.89 to the Company’s Registration Statement on Form S-1 filed with the SEC on November 19, 2024)
10.90	Promissory Note dated September 8, 2024 by issued to1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.90 to the Company’s Registration Statement on Form S-1 filed with the SEC on November 19, 2024)
10.91	Securities Purchase Agreement dated October 1, 2024 by and between Blue Star Foods Corp. and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.91 to the Company’s Registration Statement on Form S-1 filed with the SEC on November 19, 2024)
10.92	Promissory Note dated October 1, 2024 issued to1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.92 to the Company’s Registration Statement on Form S-1 filed with the SEC on November 19, 2024)
10.93	Promissory Note dated December 16, 2024 issued to 1800 Diagonal Lending LLC
10.94	Promissory Note dated January 28, 2025 issued to 1800 Diagonal Lending LLC
10.95	Subordinated Business Loan and Security Agreement dated January 28, 2025 by and between Blue Star Foods Corp. and Agile Capital Funding, LLC
99.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 12, 2024)
12.1	Legal Opinion of Capital Markets Law Group, LLP*
12.2	Consent of MaloneBailey, LLP*
12.3	Consent of GreenGrowth CPAs*

III-5

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on August 12, 2026.

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
John Keeler
Chief Executive Officer and Executive Chairman (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of Regulation A, this offering statement has been signed by the following persons in the capacities and on the dates indicated.

August 12, 2026	By:	/s/ John Keeler
John Keeler
Chief Executive Officer and Executive Chairman and director
(Principal Executive Officer and Principal Financial and Accounting Officer)

August 12, 2026	By:	/s/ Claudia Campos
Claudia Campos
Corporate Controller

August 12, 2026	By:	/s/ Jeffrey J. Guzy
Jeffrey J. Guzy
Director

August 12, 2026	By:	/s/ Nubar Herian
Nubar Herian
Director

August 12 2026	By:	/s/ Timothy McLellan
Timothy McLellan
Director

August 12, 2026	By:	/s/ Trond Ringstad
Trond Ringstad
Director

III-6

INDEX TO FINANCIAL STATEMENTS

The accompanying audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 have been prepared in accordance with accounting principles generally accepted in the United States of America and have been audited by the Company’s independent registered public accounting firm.

The accompanying unaudited consolidated financial statements for the six months ended June 30, 2026 have been prepared from the books and records of the Company and have not been subject to an independent audit or review. In the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Blue Star Foods Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Blue Star Foods Corp. (the Company) as of December 31, 2025, and the related consolidated statement of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flow for the year then ended and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses since inception and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

I.	Accounting for Convertible Notes and warrants

Critical Audit Matter Description

As discussed in Note 6 to the consolidated financial statements, the Company issued multiple convertible notes during 2025, which contained embedded features. Under ASC 815, Derivatives and Hedging, management is required to assess whether these embedded features should be bifurcated and accounted for separately as derivative liabilities.

The auditing of the Company’s convertible notes involved especially challenging auditor judgment due to the complexity of the embedded features and the application of complex accounting guidance and consideration of various terms and conditions within the convertible note agreements.

Audit Response

Our audit procedures to address the accounting of the convertible notes included the following, among others:

-	We obtained and read the terms and conditions of all convertible notes issued to understand the various features associated with the convertible notes.

-	We assessed whether the embedded features met the bifurcation criteria under ASC 815, including the evaluation of whether these features were clearly and closely related to the debt host.

-	We evaluated management’s application of ASC 815-15 and ASC 480 to determine whether the identified embedded features should be classified as derivatives and assessed the appropriateness of their conclusions.

-	We evaluated management’s application of ASC 815-40 and ASC 480 to determine whether the derivatives related to warrants should be classified as liability or equity and assessed the appropriateness of their conclusions.

-	We evaluated the competency and objectivity of the expert engaged by us to perform the accounting analysis of the convertible notes.

May 22, 2026

We have served as the Company’s auditor since 2025.

Los Angeles, California

PCAOB ID Number 6580

F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Blue Star Foods Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blue Star Foods Corp. and its subsidiaries (collectively, the “Company”) as of December 31, 2024 and 2023 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31,2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States)(“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2014.

Houston, Texas

June 20, 2025

F-4

Blue Star Foods Corp.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2025	DECEMBER 31, 2024

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,436	$326,854
Accounts receivable, net of allowances and credit losses of $24,117 and $38,880	55,091	349,641
Inventory, net	404,979	447,760
Other current assets	594,220	1,109,494
Advance to related party	91,925	-
Total Current Assets	1,160,651	2,233,749
RELATED PARTY LONG-TERM RECEIVABLE	-	-
FIXED ASSETS, net	106,150	122,860
RIGHT OF USE ASSET	50,097	84,145
OTHER ASSETS	69,336	113,845
TOTAL ASSETS	$1,386,234	$2,554,599
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payables	$538,635	$307,121
Accrued expense	355,283	$675,122
Accrued compensation	480,000	-
Customer refunds	-	56,899
Convertible notes, net of debt discounts	55,500	671,046
Convertible notes, at fair value	1,822,102	-
Current maturities of lease liabilities	39,577	35,688
Loan payable, net of non-current portion	364,254	58,652
Derivative liability		49,565
Other current liabilities	33,367	790,881
Total Current Liabilities	3,688,718	2,644,974
LONG-TERM LIABILITIES
Lease liability, net of current portion	10,520	48,457
Loan payable, net of current portion	43,498	52,865
TOTAL LIABILITIES	3,742,736	2,746,296
STOCKHOLDERS’ EQUITY
Series A Super-Voting Convertible Preferred Stock, $0.0001 par value; 5,000,000 shares authorized, 1,000,000 shares issued and outstanding as of December 31, 2025, and 0 shares issued and outstanding as of December 31, 2024	100	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 91,631,956 shares issued and outstanding as of December 31, 2025, and 9,837,374 shares issued and outstanding as of December 31, 2024	9,154	974
Additional paid-in capital	47,649,570	46,167,697
Accumulated other comprehensive loss	(67,171)	5,174
Accumulated deficit	(49,871,732)	(46,289,219)
Stock subscription receivable	(100)	-
Treasury stock, 151 shares as of December 31, 2025 and 151 shares as of December 31, 2024	(76,323)	(76,323)
TOTAL STOCKHOLDERS’ EQUITY	(2,356,502)	(191,697)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,386,234	$2,554,599

The accompanying notes are an integral part of these audited consolidated financial statements

F-5

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31
	2025	2024

REVENUE, NET	$2,891,428	$3,593,881

COST OF REVENUE	1,720,730	4,882,871

GROSS PROFIT	1,170,698	(1,288,990)

COMMISSIONS	885	4,490
SALARIES AND WAGES	1,074,800	1,132,211
DIRECTOR COMPENSATION	552,048	536,374
DEPRECIATION AND AMORTIZATION	26,988	5,866
OTHER OPERATING EXPENSES	1,854,527	7,147,468

LOSS FROM OPERATIONS	(2,338,550)	(10,115,399)

OTHER INCOME	890,883	51,926
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITIES	49,565	(354,296)
CHANGE IN FAIR VALUE OF CONVERTIBLE NOTES	(1,323,039)	-
LOSS ON SETTLEMENT OF DEBT	(414,082)	-
INTEREST EXPENSE	(447,289)	(2,060,718)

NET LOSS	(3,582,512)	(12,478,487)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,582,512)	$(12,478,487)

COMPREHENSIVE LOSS:

CHANGE IN FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(72,345)	185,169

COMPREHENSIVE LOSS	(3,654,857)	(12,293,318)

Loss per common share:
Net loss per common share - basic and diluted	$(0.10)	$(4.15)
Weighted average common shares outstanding - basic and diluted	37,424,012	3,005,923

The accompanying notes are an integral part of these audited consolidated financial statements

F-6

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2025 AND 2024

	Series A Preferred Stock $.0001 par value		Common Stock $.0001 par value		Additional Paid-in	Accumulated	Stock Subscription	Accumulated Other Comprehensive	Treasury	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Loss	Stock	Equity
December 31, 2023	-	-	461,722	46	36,661,926	(33,810,732)	-	(179,995)	(76,323)	2,594,922

Stock based compensation	-	-	-	-	2,986	-	-	-	-	2,986

Common stock issued for service	-	-	468,118	34	301,966	-	-	-	-	302,000

Common stock issued for note payment	-	-	2,141,310	215	2,920,984	-	-	-	-	2,921,199

Common stock issued for cash and exercise for warrants	-	-	6,709,832	673	6,160,953	-	-	-	-	6,161,626

Common stock issued for loan commitment fees	-	-	56,392	6	118,882	-	-	-	-	118,888

Treasury Stock	-	-	-	-	-	-	-	-	-	-

Net Loss	-	-	-	-	-	(12,478,487)	-	-	-	(12,478,487)

Cumulative translation adjustment	-	-	-	-	-	-	-	185,169	-	185,169

December 31, 2024	-	-	9,837,374	974	46,167,697	(46,289,219)	-	5,174	(76,323)	(191,697)

Stock based compensation	-	-	-	-	3,756	-	-	-	-	3,756

Common stock issued for service	-	-	1,765,262	176	98,824	-	-	-	-	99,000

Common stock issued for directors stock compensation			4,320,000	432	539,568	-	-	-	-	540,000

Common stock issued for note payment	-	-	75,359,320	7,537	819,810	-	-	-	-	827,347

Common stock issued for cash	-	-	350,000	35	19,915	-	-	-	-	19,950

Series A Super-Voting Convertible Preferred Stock	1,000,000	100	-	-	-	-	(100)	-	-	-

Net Loss	-	-	-	-	-	(3,582,512)	-	-	-	(3,582,512)

Cumulative translation adjustment	-	-	-	-	-	-	-	(72,345)	-	(72,345)

December 31, 2025	1,000,000	100	91,631,956	9,154	47,649,570	(49,871,732)	(100)	(67,171)	(76,323)	(2,356,502)

The accompanying notes are an integral part of these audited consolidated financial statements

F-7

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(3,582,512)	$(12,478,487)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock based compensation	3,756	2,986
Common stock issued for service	99,000	302,000
Write-off of PPE	-	276,867
Depreciation of fixed assets	26,988	5,866
Amortization of debt discounts	168,201	1,232,529
Allowance for inventory obsolescence	(900,686)	1,241,305
Allowance for advances and Related Party long-term receivable	-	1,807,829
Loss on settlement of debt	414,082	102,911
Lease expense	34,047	40,869
Credit loss expense	(14,013)	7,962
Change in fair value of derivative liabilities	(49,565)	354,296
Change in fair value of convertible notes	1,323,039	-
Changes in operating assets and liabilities:
Accounts receivables	308,563	176,592
Inventories	943,468	919,456
Advances to related parties	(91,925)	95,525
Other current assets	515,271	(348,322)
Right of use liability	(34,047)	(40,869)
Other assets	44,511	(35,932)
Accounts payable and accruals	451,675	321,619
Accrued compensation	480,000	-
Customer refunds	(56,899)	(133,076)
Deferred income	-	(47,819)
Other current liabilities	(757,514)	-
Net Cash (Used in) Operating Activities	(674,561)	(6,195,893)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(9,914)	(101,736)
Net Cash (Used in) Investing Activities	(9,914)	(101,736)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock offering	19,950	6,161,626
Proceeds from short-term loan	970,071	2,477,790
Repayments of short-term loan	(546,687)	(1,955,924)
Repayments of related party notes payable	-	(265,620)
Net Cash Provided by Financing Activities	443,334	6,417,872

Effect of Exchange Rate Changes on Cash	(71,277)	182,448

NET INCREASE IN CASH AND CASH EQUIVALENTS	(312,418)	302,691

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	326,854	24,163

CASH AND CASH EQUIVALENTS – END OF PERIOD	$14,436	$326,854

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$231,042	$505,538

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES AND FINANCING ACTIVITIES
Common stock issued for partial settlement of note payable	827,347	2,904,886
Common stock issued for loan commitment fees	-	118,888
Derivative liability recognized on issuance of convertible note	-	47,411
Common stock issued for directors stock compensation	540,000	-
Director’s compensation included in advances to related parties	60,000

The accompanying notes are an integral part of these audited consolidated financial statements

F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

Note 1. Company Overview

Blue Star Foods Corp., a Delaware corporation (“we”, “our”, the “Company”), is an international sustainable marine protein company based in Miami, Florida that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. The Company’s main operating business, John Keeler & Co., Inc. (“Keeler & Co.”) was incorporated in the State of Florida in May 1995. The Company has three other subsidiaries, Coastal Pride, TOBC and AFVFL, which maintain the Company’s fresh crab meat, steelhead salmon and packaged seafood and other inventory businesses, respectively. The Company’s current source of revenue is importing blue and red swimming crab meat primarily from South East Asia and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in Canada.

During the year ended December 31, 2025, the Company dissolved John Keeler & Co., Inc. (“Keeler & Co.”). Following its dissolution, the Company’s seafood importing, packaging and distribution operations previously conducted through Keeler & Co. have been consolidated within the Company’s remaining entities.

On February 1, 2024, the Company entered into a ninety-day Master Services Agreement (the “Services Agreement”) with Afritex Ventures, Inc. a Texas corporation (“Afritex”), pursuant to which the Company will be responsible for all of Afritex’s operations and finance functions. The Company will provide Afritex with working capital in order to sustain operations and will purchase certain inventory listed in the Services Agreement. In consideration for its services, during the term of the Services Agreement, the Company will earn all of the revenue and profits by the purchase and sale of Afritex’s inventory. Under the Services Agreement, Afritex may not sell or otherwise use as consideration any of its intellectual property without the Company’s consent. The Company must maintain certain commercial liability insurance during the term of the Services Agreement. The Services Agreement also provides that the Company may not solicit Afritex employees for 24 months nor circumvent existing business relationships of Afritex for three years, after the term of the Services Agreement. The term of the Services Agreement will automatically extend for three thirty-day periods, if Afritex’s outstanding debt is no greater than $325,000. The Company automatically extended the Service Agreement to August 31, 2024 after which it expired. The Company incurred losses of approximately $1.5 million from our Services Agreement with Afritex.

In connection with the Services Agreement, on February 12, 2024, the Company entered into an Intangibles Assets and Machinery Option to Purchase Agreement with Afritex (the “Option Agreement”). Pursuant to the Option Agreement, the Company has the option to purchase Afritex’s intangible assets, machinery and equipment set forth in the Option Agreement for a purchase price of $554,714 for machinery and equipment and 100,000 shares of the Company’s common stock were issued on February 12, 2024 to be held in escrow, for intangible assets. The Company did not exercise its option to purchase such intangible assets, machinery and equipment.

In connection with the Services Agreement, on February 1, 2024, AFVFL, a wholly-owned subsidiary of the Company, was incorporated in the State of Florida for the purpose of purchasing raw materials from Afritex for the preparation of packaged seafood and other inventory to be sold to customers in the United States. Following the expiration of the Services Agreement with Afritex, AFVFL is no longer an active operating entity of the Company. AFVFL has not conducted any operating activities since the expiration of the Services Agreement and had no material assets or liabilities as of December 31, 2025.

During the year ended December 31, 2025, the Company dissolved Afritex Ventures Inc. (“AFVFL”).

On May 20, 2024, the Company amended its Certificate of Incorporation to affect a one-for-fifty reverse stock split (“Reverse Stock Split”), which became effective the same day. All share and per share amounts have been restated for all periods presented to reflect the Reverse Stock Split.

F-9

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Keeler & Co, Inc. a wholly owned subsidiary, Coastal Pride Seafood, LLC (“Coastal Pride”), a wholly owned subsidiary of Keeler & Co., Inc., Taste of BC Aquafarms, Inc. (“TOBC”), a wholly owned subsidiary, and Afritex Ventures Inc. (“AFVFL”) a wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Long-lived Assets

Management reviews long-lived assets, including finite-lived intangible assets, for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Cash flows expected to be generated by the related assets are estimated over the asset’s useful life on an undiscounted basis. If the evaluation indicates that the carrying value of the asset may not be recoverable, the potential impairment is measured using fair value. Fair value estimates are completed using a discounted cash flow analysis. Impairment losses for assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal. No impairment was recognized for the year ended December 31, 2025 and December 31, 2024.

Cash and Cash Equivalents

The Company maintains cash balances with financial institutions in excess of Federal Deposit Insurance Company (“FDIC”) insured limits. The Company has not experienced any losses on such accounts and believes it does not have a significant exposure.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2025 and 2024, the Company had no cash equivalents.

The Company considers any cash balance in the lender designated cash collateral account as restricted cash. All cash proceeds must be deposited into the cash collateral account and will be cleared and applied to the line of credit. The Company has no access to this account, and the purpose of the funds is restricted to repayment of the line of credit.

Accounts Receivable

Accounts receivable consists of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for doubtful accounts are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the provision for doubtful accounts expense. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts and sales return, allowances and discounts. They are stated at estimated net realizable value. As of December 31, 2025, and 2024, the Company recorded sales return, allowances, discounts and refund liability of approximately $24,000 and $39,000, respectively. There was no allowance for bad debt recorded during the years ended December 31, 2025 and 2024.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at a public cold storage facility and merchandise in transit from suppliers. The Company also has eggs and fish in process inventory from TOBC. The cost of inventory is primarily determined using the specific identification method for crab meat. Fish in process inventory is measured based on the estimated biomass of fish on hand. The Company has established a standard procedure to estimate the biomass of fish on hand using counting and sampling techniques. Inventory is valued at the lower of cost or net realizable value, cost being determined using the first-in, first-out method for crab meat and using various estimates and assumptions in regard to the calculation of the biomass, including expected yield, market value of the biomass, and estimated costs of completion.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. For the year ended December 31, 2024, the Company recorded an inventory adjustment to reduce the carrying value of inventory to the lower of cost or net realizable value in the amount of $286,319 which was charged to cost of goods sold and an inventory allowance of $1,417,305. For the year ended December 31, 2025, no additional adjustment to the carrying value of inventory was recorded, and the inventory allowance was reduced to $516,619.

F-10

The Company’s inventory as of December 31, 2025 and December 31, 2024 consists of:

	December 31, 2025	December 31, 2024

Inventory purchased for resale	$873,475	$1,644,085
Feeds and eggs processed	27,224	65,924
Raw materials for packaged seafood	20,899	155,056
Less: Inventory allowance	(516,619)	(1,417,305)
Inventory, net	$404,979	$447,760

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and are being depreciated using the straight-line method over the estimated useful life of the asset as follows:

RAS System	10 years
Furniture and fixtures	7 to 10 years
Computer equipment	5 years
Warehouse and refrigeration equipment	10 years
Leasehold improvements	7 years
Automobile	5 years
Trade show booth	7 years

The RAS system is comprised of tanks, plumbing, pumps, controls, hatchery, tools and other equipment all working together for the TOBC facility.

Leasehold improvements are amortized using the straight-line method over the shorter of the expected life of the improvement or the remaining lease term.

The Company capitalizes expenditures for major improvements and additions and expenses those items which do not improve or extend the useful life of the fixed assets.

The Company reviews fixed assets for recoverability if events or changes in circumstances indicate the assets may be impaired. No impairment was recorded related to fixed assets as of December 31, 2025 and 2024.

Other Comprehensive (loss) Income

The Company reports its comprehensive (loss) income in accordance with ASC 220, Comprehensive Income, which establishes standards for reporting and presenting comprehensive (loss) income and its components in a full set of financial statements. Other comprehensive (loss) income consists of net income (loss) and cumulative foreign currency translation adjustments.

F-11

Foreign Currency Translation

The Company manages its exposure to fluctuations in foreign currency exchange rates through its normal operating activities. Its primary focus is to monitor exposure to, and manage, the economic foreign currency exchange risks faced by, its operations and realized when the Company exchanges one currency for another. The Company’s operations primarily utilize the U.S. dollar and Canadian dollar as its functional currencies. Movements in foreign currency exchange rates affect its financial statements.

The assets and liabilities held by TOBC have a functional currency other than the U.S. Dollar. The TOBC results were translated into U.S. Dollars at exchange rates in effect at the end of each reporting period. TOBC’s revenue and expenses were translated into U.S. Dollars at the average rates that prevailed during the period. The rate used in the financial statements for TOBC as presented for December 31, 2025 was 0.73 Canadian Dollars to U.S. Dollars and for December 31, 2024 was 0.70 Canadian Dollars to U.S. Dollars. The resulting net translation gains and losses are reported as foreign currency translation adjustments in stockholders’ equity as a component of comprehensive (loss) income. The Company recorded foreign currency translation adjustment resulting in a loss of approximately $72,345 for the year ended December 31, 2025, and a gain of approximately $185,169 for the years ended December 31, 2024.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, as such, we record revenue when our customer obtains control of the promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s source of revenue is from importing blue and red swimming crab meat primarily from India, Brazil, Indonesia, and Peru and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Farms for distribution in Canada. We sell primarily to food service distributors. The Company also sells its products to wholesalers, retail establishments and seafood distributors.

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company which includes a required line of credit approval process, (2) identify the performance obligations in the contract which includes shipment of goods to the customer at FOB shipping point or destination, (3) determine the transaction price which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the entity satisfies a performance obligation which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

The Company elected an accounting policy to treat shipping and handling activities as fulfillment activities. Consideration payable to a customer is recorded as a reduction of the arrangement’s transaction price, thereby reducing the amount of revenue recognized, unless the payment is for distinct goods or services received from the customer.

Deferred Income

The Company recognizes deferred income for advance payments received from customers for which sales have not yet occurred.

Other Income

Other income consists of income and gains that are not directly related to the Company’s core operations. For the year ended December 31, 2025, other income primarily includes approximately $66,000 related to Employee Retention Tax Credit (“ERTC”) refunds and approximately $790,000 related to the write-off of certain other current liabilities for which the Company determined that settlement was no longer legally enforceable.

Lease Accounting

The Company accounts for its leases under ASC 842, Leases, which requires all leases to be reported on the balance sheet as right-of-use assets and lease obligations. The Company elected the practical expedients permitted under the transition guidance that retained the lease classification and initial direct costs for any leases that existed prior to adoption of the standard.

F-12

The Company categorizes leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that would allow the Company to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. All other leases are categorized as operating leases. The Company did not have any finance leases as of December 31, 2025. The Company’s leases generally have terms that range from three years for equipment and six to seven years for real property. The Company elected the accounting policy to include both the lease and non-lease components of its agreements as a single component and accounts for them as a lease.

Lease liabilities are recognized at the present value of the fixed lease payments using a discount rate based on similarly secured borrowings available to us. Lease assets are recognized based on the initial present value of the fixed lease payments, reduced by landlord incentives, plus any direct costs from executing the leases. Lease assets are tested for impairment in the same manner as long-lived assets used in operations. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the lease term.

When the Company has the option to extend the lease term, terminate the lease before the contractual expiration date, or purchase the leased asset, and it is reasonably certain that the Company will exercise the option, it considers these options in determining the classification and measurement of the lease. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

The table below presents the lease-related assets and liabilities recorded on the balance sheet as of December 31, 2025.

December 31, 2025
Assets
Operating lease assets	$50,097

Liabilities
Current	$39,577
Operating lease liabilities
Noncurrent
Operating lease liabilities	$10,520

Supplemental cash flow information related to leases were as follows:

Year Ended December 31, 2025
Cash used in operating activities:
Operating leases	$34,047
ROU assets recognized in exchange for lease obligations:
Operating leases	$-

The table below presents the remaining lease term and discount rates for operating leases.

December 31, 2025
Weighted-average remaining lease term
Operating leases	1.25 years
Weighted-average discount rate
Operating leases	7.3%

F-13

Maturities of lease liabilities as of December 31, 2025, were as follows:

Operating Leases

2026	43,176
2027	10,794
Total lease payments	$53,970
Less: amount of lease payments representing interest	(3,873)
Present value of future minimum lease payments	$50,097
Less: current obligations under leases	$(39,577)
Non-current obligations	$10,520

Advertising

The Company expenses the costs of advertising as incurred. Advertising expenses which are included in Other Operating Expenses were approximately $4,000 and $13,000, for the years ended December 31, 2025 and 2024, respectively.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Customer Concentration

The Company had six customers which accounted for approximately 49% of revenue during the year ended December 31, 2025. The Company’s two largest customers accounted for 14% and 10%, respectively, of revenue during the year ended December 31, 2025.

The Company had five customers which accounted for approximately 48% of revenue during the year ended December 31, 2024. Two customers accounted for 31% of revenue during the year ended December 31, 2024.

The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Supplier Concentration

The Company had three major suppliers located in India, Philippines, and Indonesia which accounted for approximately 66% of the Company’s total purchases during the year ended December 31, 2025. The Company’s largest suppliers are located in Indonesia, India, and Philippines and accounted for 34.7%, 15.6%, and 15%, respectively, of the Company’s total purchases in the year ended December 31, 2025.

The Company had four major suppliers located in India, Brazil, Peru, and Indonesia which accounted for approximately 61% of the Company’s total purchases during the year ended December 31, 2024. The Company’s largest supplier is located in India and accounted for 20% of the Company’s total purchases in the year ended December 31, 2024.

The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

F-14

Fair Value Measurements and Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and is measured using inputs in one of the following three categories:

Level 1 measurements are based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation of these items does not entail a significant amount of judgment.

Level 2 measurements are based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or market data other than quoted prices that are observable for the assets or liabilities.

Level 3 measurements are based on unobservable data that are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued expenses, debt obligations, derivative liabilities and warrant liabilities. The Company believes the carrying values of cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because they are short term in nature or payable on demand. The Company elected to account for certain convertible promissory notes at fair value, with the entire instrument measured at fair value on a recurring basis rather than separately accounting for embedded conversion features. As of December 31, 2025, the Company had convertible debt measured at fair value. As of December 31, 2024, the Company had convertible debt measured at fair value on a recurring basis.

	December 31, 2025
		Fair Value Measurement using Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
Liabilities
Fair value of convertible debt	$1,822,102	$-	$-	$1,822,102
Total	$1,822,102	$-	$-	$1,822,102

	December 31, 2024
		Fair Value Measurement using Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
Liabilities
Derivative liability on convertible debt	$49,565	$-	$-	$49,565
Total	$49,565	$-	$-	$49,565

The table below presents the change in the fair value of the derivative liability convertible note payable for the year ended December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Derivative liability balance, beginning of year	$49,565	$1,047,049
Issuance of derivative liability during the period	-	47,410
Settlement of derivative liability	-	(1,384,450)
Change in derivative liability during the period	(49,565)	339,556
Derivative liability balance, end of year	$-	$49,565

The table below presents the change in the fair value of the convertible note payable for the year ended December 31, 2025:

December 31, 2025
Fair value balance, beginning of year	$-
Issuance of convertible note payable	499,063
Change in fair value	1,323,039
Fair value balance, end of year	$1,822,102

The fair market value of all convertible debt as of December 31, 2024 was determined using the Black-Scholes option pricing model which used the following assumptions:

Stock price	$0.13
Expected dividend yield	0.00%
Expected stock price volatility	189.14%
Risk-free interest rate	4.32%
Expected term	0.58 years

The fair market value of all convertible debt as of December 31, 2025 was determined using the Monte Carlo simulation model which used the following assumptions:

Stock price	$0.0018
Expected dividend yield	0.00%
Expected stock price volatility	230.50 - 250.36%
Risk-free interest rate	3.48%
Expected term	0.48 - 1.04 years

F-15

Earnings or Loss per Share

The Company accounts for earnings per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options, warrants and convertible notes for each year. For the years ended December 31, 2025 and 2024, the following common stock equivalents were excluded from the calculation of diluted earnings per share as their impact would be anti-dilutive due to the Company’s net loss.

	Year ended December 31, 2025	Year ended December 31, 2024

Options	3,871	4,935
Warrants	13,423,969	12,205
Convertible Notes	-	641,026
Total	13,427,840	658,166

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the individual is required to provide service in exchange for the award, usually the vesting period. The Company accounts for forfeitures as they occur.

Related Parties

In the normal course of business, the Company may advance payments to its suppliers, including Bacolod Blue Star Export Corp. (“Bacolod”), a related party. These advances are generally in the form of prepayments for products expected to ship within a short period of time. In instances where product returns or quality adjustments are required, the Company receives credits from the vendor in the normal course of business, which are applied against future shipments.

As of December 31, 2024, the balance due from Bacolod for future shipments was approximately $1,300,000. During the year ended December 31, 2024, the Company determined that it was appropriate to record a full allowance against this balance due to uncertainty regarding collectability. The Company continues to maintain a full allowance against this balance as of December 31, 2025. No purchases have been made from Bacolod since November 2020, and no cost of revenue related to inventories purchased from Bacolod was recorded for the years ended December 31, 2025 and 2024.

The Company accounts for related party transactions in accordance with ASC 850, Related Party Disclosures. A party is considered related to the Company if it directly or indirectly controls, is controlled by, or is under common control with the Company. Related parties also include principal owners, management, members of their immediate families, and other entities over which the Company or its affiliates may exercise significant influence, or that may exercise significant influence over the Company.

As of December 31, 2025 and 2024, interest paid on related party notes payable was approximately $0 and $8,300, respectively.

As of December 31, 2025 and 2024, the Company had outstanding advances of $72,300 to Sustainable Seafood Philippines, a related party, in connection with the planned acquisition of Bacolod’s assets. The Company recorded a full valuation allowance against these advances due to uncertainty regarding collectability.

As of December 31, 2025, the Company had total advances to a related party of $151,925, which do not bear interest. During the year, $60,000 originally intended for the issuance of common stock was applied as a reduction of amounts due from the related party. As of December 31, 2025, the net balance due from the related party totalled $91,925. This transaction was non-cash in nature and is reflected within related party balances.

The Company also has a long-term receivable from Strike the Gold Foods Limited (“Strike the Gold”), a related party. As of December 31, 2025 and 2024, the Company maintained a full valuation allowance of $435,540 against this receivable due to uncertainty regarding collectability. No changes were made to the valuation allowance during the year ended December 31, 2025.

During the year ended December 31, 2024, the Company advanced $37,500 for shipment-related expenses in connection with product sales to Strike the Gold totalling $210,354. A full valuation allowance was recorded against these advances, and revenue recognition on such sales was deferred until collection of consideration. No collections or additional advances related to Strike the Gold were recorded during the year ended December 31, 2025.

Income Taxes

The Company accounts for income taxes utilizing the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes, using enacted statutory tax rates in effect for the year in which the differences are expected to reverse. The effects of future changes in tax laws or rates are not included in the measurement. Income tax expense is the total of the current year income tax due and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company’s policy is to recognize interest and penalties on uncertain tax positions in “Income tax expense” in the Consolidated Statements of Operations. There were no amounts related to interest and penalties recognized for the years ended December 31, 2025 or 2024.

F-16

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Recent Accounting Pronouncements

Segment Information

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU enhances existing segment reporting requirements by requiring public entities to disclose more detailed information about a reportable segment’s expenses. Specifically, it introduces a new requirement to disclose significant segment expense categories and amounts that are regularly provided to the chief operating decision maker (“CODM”) and included in the reported measure of segment profit or loss. The ASU also extends certain annual segment disclosures to interim periods and clarifies that public entities with a single reportable segment must apply all existing and new segment disclosure requirements. The amendments in ASU 2023-07 are effective for public business entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted this standard effective January 1, 2024.

The Company’s business consists of one operating segment, which is also its one reportable segment. The Company derives revenue by providing sales of primarily seafood products to customers. The Company’s CODM is its chief executive officer who reviews financial information presented on a consolidated basis. The CODM reviews total assets in the consolidated balance sheets and net loss and its components in the consolidated statement of operations such as, cost of goods sold and other operating expenses, to assess financial performance and allocate resources.

ASU 2023-09 – Income Taxes (Topic 740)

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU aims to enhance the transparency and usefulness of income tax disclosures by requiring public business entities to provide more disaggregated information in the effective tax rate reconciliation and for income taxes paid. Key provisions include a requirement for tabular reconciliation using both percentages and amounts, broken out into specific categories, with certain reconciling items at or above a 5% quantitative threshold further disaggregated by nature and/or jurisdiction. Additionally, the ASU requires disclosure of income taxes paid (net of refunds received), disaggregated by federal, state/local, and foreign jurisdictions, and amounts paid to individual jurisdictions that comprise 5% or more of total income taxes paid. The ASU also eliminates certain existing disclosure requirements related to unrecognized tax benefits and cumulative unrecognized deferred tax liabilities. For public business entities, the amendments in ASU 2023-09 are effective for annual periods beginning after December 15, 2024. The Company is currently evaluating the impact of this guidance on its consolidated financial statements and related disclosures. The Company does not expect this adoption to have a material impact on its consolidated financial statements.

ASU 2024-03 – Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose more detailed information about certain costs and expenses in the notes to their financial statements, both in annual and interim filings. The objective is to provide investors with greater transparency into a company’s expense structure, enabling a better understanding of performance, assessment of future cash flows, and comparison with other entities. Key provisions include the disaggregation, in a tabular format, of specific natural expense categories such as purchases of inventory, employee compensation, depreciation, and intangible asset amortization, within each relevant expense caption on the income statement. The ASU also requires disclosure of the total amount of selling expenses and a qualitative description of expenses remaining in the “other” category. For public business entities, the amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting this ASU on its financial statements and disclosures.

ASU 2025-01 – Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date

In January 2025, the FASB issued ASU 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This update clarifies the effective date guidance in ASU 2024-03, which requires public business entities to disclose, in the notes to the financial statements, the disaggregation of certain income statement expense line items. The amendments do not change the disclosure requirements established by ASU 2024-03 but clarify when entities are required to apply them. For public business entities, the amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting this ASU on its financial statements and disclosures. ASU 2025-05 — Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This ASU introduces a practical expedient to simplify the estimation of expected credit losses for current trade accounts receivable and current contract assets arising from revenue transactions accounted for under ASC 606, Revenue from Contracts with Customers. Under the expedient, entities may assume that current conditions as of the balance sheet date will persist for the remaining life of those short-term assets when measuring expected credit losses. For public business entities, the amendments are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within annual reporting periods beginning after December 15, 2025. The Company is currently evaluating the impact of adopting this ASU on its financial statements and disclosures.

ASU 2025-07 — Leases (Topic 842)

In December 2024, the FASB issued ASU 2025-07, Leases (Topic 842). This ASU provides targeted improvements to the guidance in Topic 842 intended to enhance clarity and operability, including updates related to lease classification, presentation, and disclosure requirements. The amendments are intended to simplify application and improve consistency in the accounting for lease transactions. For public business entities, the amendments are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within annual reporting periods beginning after December 15, 2025. The Company is currently evaluating the impact of adopting this ASU on its financial statements and disclosures.

ASU 2025-11 — Interim Reporting (Topic 270)

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270). This ASU enhances interim reporting requirements by improving the consistency and transparency of disclosures provided in interim financial statements. The amendments are designed to provide users with more decision-useful information about changes in financial position and results of operations during interim periods. For public business entities, the amendments are effective for interim reporting periods beginning after December 15, 2025. The Company is currently evaluating the impact of adopting this ASU on its interim financial statement disclosures.

ASU 2025-12 — Accounting Standards Codification Improvements

In December 2025, the FASB issued ASU 2025-12, Accounting Standards Codification Improvements. This ASU includes various amendments to the Accounting Standards Codification intended to clarify, correct, or improve existing guidance. The amendments generally do not change current accounting practice and are not expected to have a material impact on the Company’s financial statements. For public business entities, the amendments are effective for annual reporting periods beginning after December 15, 2025. The Company is currently evaluating the impact of adopting this ASU on its financial statements and disclosures.

Note 3. Going Concern

The accompanying consolidated financial statements and notes have been prepared assuming the Company will continue as a going concern. The Company incurred a net loss of $3,582,512, has an accumulated deficit of $49,871,732 and working capital deficit of $2,528,067. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to increase revenues, execute on its business plan to acquire complimentary companies, raise capital, and to continue to sustain adequate working capital to finance its operations. The failure to achieve the necessary levels of profitability and cash flows would be detrimental to the Company. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-17

Note 4. Other Current Assets

Other current assets totalled $594,220 and $1,109,494 for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, approximately $501,000 and $26,000 of the balance was related to prepaid inventory to the Company’s suppliers and professional fees, respectively. The remainder of the balance was related to prepaid insurance and other prepaid expenses.

Note 5. Fixed Assets, Net

Fixed assets comprised the following at December 31:

	2025	2024
Computer equipment	$56,746	$55,346
RAS system	7,433	-
Automobiles	94,298	94,298
Leasehold improvements	17,904	17,904
Building improvements	-	-
Total	176,381	167,548
Less: Accumulated depreciation and impairment	(70,231)	(44,688)
Fixed assets, net	$106,150	$122,860

For the years ended December 31, 2025 and 2024, depreciation expense totalled approximately $27,000 and $5,900, respectively.

Note 6. Loans, Convertible Debt, and Derivative Liabilities

John Keeler Promissory Notes – Subordinated

The Company previously had unsecured promissory notes outstanding to John Keeler that were payable on demand and bore interest at an annual rate of 6%. These notes were subordinated to the Lighthouse note beginning March 31, 2021. During the year ended December 31, 2024, the Company made principal payments totalling $165,620, which fully satisfied the remaining balance of the notes. As of December 31, 2025 and December 31, 2024, no amounts remained outstanding and there was no activity related to these notes during the year ended December 31, 2025.

Debt with Third-Party Investors

On November 26, 2019, the Company issued a five-year unsecured promissory note in the principal amount of $500,000 to Walter Lubkin Jr. as part of the purchase price for the Coastal Pride acquisition. The note bears interest at the rate of 4% per annum. The note is payable quarterly in an amount equal to the lesser of (i) $25,000 or (ii) 25% of the EBITDA of Coastal Pride, as determined on the first day of each quarter.

During the year ended December 31, 2024, the Company repaid the remaining $100,000 principal balance in cash, fully satisfying the note. Interest expense related to the note totalled approximately $3,800 during 2024.

As of December 31, 2025 and 2024, no amounts were outstanding and there was no activity related to this note during 2025.

Lind Global Fund II LP notes

2023 Note

On May 30, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Lind pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “2023 Lind Note”) and a warrant (the “Lind Warrant”) to purchase 8,701 shares of common stock of the Company commencing six months after issuance and exercisable for five years at an exercise price of $122.50 per share. The Lind Warrant includes cashless exercise and full ratchet anti-dilution provisions. In connection with the issuance of the Lind Note and the Lind Warrant, the Company paid Lind a $50,000 commitment fee. The proceeds from the sale of the Note and Warrant are for general working capital purposes.

In connection with the issuance of the 2022 Lind Note, the Company and Lind amended the 2022 Security Agreement to include the new 2023 Lind Note, pursuant to an amended and restated security agreement, dated May 30, 2023, between the Company and Lind.

F-18

The Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable pursuant to the 2023 Lind Note and Lind Warrant. If the registration statement is not declared effective within 90 days the 2023 Lind Note will be in default. Lind was also granted piggyback registration rights.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 20% of the new securities for 24 months.

The 2023 Lind Note is convertible into common stock of the Company after the earlier of 90 days from issuance or the date the registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the 2023 Lind Note is equal to the lesser of: (i) $120.00; or (ii) 90% of the lowest single volume-weighted average price during the twenty-trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The maximum number of shares of common stock to be issued in connection with the conversion of the 2023 Lind Note and the exercise of the Lind Warrant, in the aggregate, will not, exceed 19.9% of the outstanding shares of common stock of the Company immediately prior to the date of the 2023 Lind Note, in accordance with NASDAQ rules and guidance. Due to the variable conversion price of the 2023 Lind Note, the embedded conversion feature was accounted as a derivative liability. The fair value of the derivative liability at issuance amounting to $264,687 was recorded as debt discount and amortized over the term of the note.

The 2023 Lind Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the 2023 Lind Note, the 2023 Lind Note will become immediately due and payable at a default interest rate of 120% of the then outstanding principal amount of the Lind Note.

The Warrant entitles the Investor to purchase up to 8,701 shares of common stock of the Company during the exercise period commencing on the date that is six months after the issue date (“Exercise Period Commencement”) and ending on the date that is sixty months from the Exercise Period Commencement at an exercise price of $122.50 per share, subject to customary adjustments. The Warrant includes cashless exercise and full ratchet anti-dilution provisions.

On July 27, 2023, the Company, entered into a First Amendment to the Purchase Agreement (the “Purchase Agreement Amendment”) with Lind, which provided for the issuance of further senior convertible promissory notes up to an aggregate principal amount of up to $1,800,000 and the issuance of additional warrants in such amounts as the Company and Lind shall mutually agree.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a two-year, interest free convertible promissory note in the principal amount of $300,000 and a warrant to purchase 3,505 shares of common stock of the Company at an exercise price of $67.00 per share for $250,000. In connection with the issuance of the note and the warrant, the Company paid a $12,500 commitment fee. The proceeds from the sale of the note and warrant are for general working capital purposes.

Due to the variable conversion price of the Purchase Agreement Amendment, the embedded conversion feature was accounted as a derivative liability. The fair value of the derivative liability at issuance amounting to $118,984 was recorded as debt discount and amortized over the term of the note.

On August 3, 2024 the Company and Lind entered into a waiver and acknowledgement agreement.

The Company and Lind previously entered into that certain Securities Purchase Agreement, dated as of May 20, 2023, as amended on July 27, 2023 pursuant to which the Company issued Lind a senior convertible promissory note in the principal amount of $300,000. Each of the Company and Lind acknowledge that the amounts owing under the convertible promissory note as of the filing of the Waiver Agreement is equal to $355,500.

During the year ended December 31, 2025, there were no principal payments or conversions related to this note. As of December 31, 2025, the remaining outstanding balance under the Waiver Agreement was $55,500. As of December 31, 2025, there was no derivative liability and warrant liability.

On January 28, 2025, the Company entered into a subordinated business loan and security agreement with a third-party lender and collateral agent providing for a term loan in the principal amount of $420,000, with total repayment of principal and interest of $596,400 and a maturity date of August 15, 2025. Commencing February 7, 2025, the Company is required to make weekly payments of $21,300 until the maturity date. The loan may be prepaid subject to a prepayment fee. In connection with the loan, the Company paid an administrative agent fee of $20,000, which was recorded as a debt discount and is being amortized over the term of the loan. For the year ended December 31, 2025, the Company made principal payments on the loan totalling $154,000 and no interest payments were made. The outstanding balance on the loan was $266,000 as of December 31, 2025.

F-19

On September 9, 2024, the Company issued a convertible promissory note to a third-party investor in the principal amount of $179,400 with an original issue discount of $23,400 (the “September 2024 Convertible Note”). The September 2024 Convertible Note has an interest rate of 13% with a one-time interest payment of $23,322 paid upon issuance and a maturity date of June 15, 2025. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the September 2024 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the September 2024 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note. The Company may not, without written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the September 2024 Convertible Note. The Company is required to make monthly payments starting March 15, 2025, until the due date of June 15, 2025. The first payment due March 15, 2025, is $131,769. The monthly payment for April 15, 2025, May 15, 2025, and June 15, 2025, is $23,651. For the year ended December 31, 2025, the Company repaid the loan in full, including principal payments of $179,400, interest payments of $23,322, and default interest of $17,090 of which $42,250 was settled through the issuance of 1,639,719 shares of common stock. As of December 31, 2025, no balance remained outstanding.

On October 1, 2024, the Company issued a convertible promissory note to a third-party investor in the principal amount of $121,900 with an original issue discount of $15,900 (the “October 2024 Convertible Note”). The October 2024 Convertible Note has an interest rate of 12% with a one-time interest payment of $14,628 paid upon issuance and a maturity date of June 30, 2025. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the October 2024 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the October 2024 Convertible Note into shares of the Company’s common stock at a conversion price of 75% of the market price as described in the note. The Company may not, without written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the October 2024 Convertible Note. For the year ended December 31, 2025, the Company repaid the loan in full, including principal payments of $121,900 and interest payments of $14,628. As of December 31, 2025, no balance remained outstanding.

On December 16, 2024, the Company issued a convertible promissory note to a third-party investor in the principal amount of $90,850 with an original issue discount of $11,850 (the “December 2024 Convertible Note”). The December 2024 Convertible Note has an interest rate of 12% with a one-time interest payment of $10,902 paid upon issuance and a maturity date of September 15, 2025. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the December 2024 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the December 2024 Convertible Note into shares of the Company’s common stock at a conversion price of 75% of the market price as described in the note. The Company may not, without written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the December 2024 Convertible Note. For the year ended December 31, 2025, the Company repaid the loan in full, including principal payments of $90,850 and interest payments of $10,902, of which $10,732 was settled through the issuance of 2,177,105 shares of common stock. As of December 31, 2025, no balance remained outstanding.

On January 28, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $149,650 with an original issue discount of $19,650 (the “January 2025 Convertible Note”). The January 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $19,454 paid upon issuance and a maturity date of October 30, 2025. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the January 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the January 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 75% of the market price as described in the note. The Company may not, without written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the January 2025 Convertible Note. For the year ended December 31, 2025, the Company made principal payments on the loan totalling $89,478 and no interest payments. The outstanding balance of on the loan was $60,172 as of December 31, 2025.

On August 25, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $169,500 with an original issue discount of $25,425 (the “August 2025 Convertible Note”). The August Convertible Note has an interest rate of 13% with a one-time interest payment of $22,035 paid upon issuance and a maturity date of August 25, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the August Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the August Convertible Note into shares of the Company’s common stock at a conversion price of 75% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the August Convertible Note. For the year ended December 31, 2025, the Company made no principal payments and interest payments of $3,673. The outstanding balance of on the note was $169,500, net of discount of $16,950, and totalling $152,550 as of December 31, 2025. Interest expense related to the loan $7,345 for the year ended December 31, 2025.

F-20

On December 5, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $73,025 with an original issue discount of $9,525 (the “December 2025 Convertible Note”). The December 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $9,493 paid upon issuance and a maturity date of December 5, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the December 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the December 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 75% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the December 2025 Convertible Note. For the year ended December 31, 2025, the Company made no principal and interest payments on the note. The outstanding balance of on the note was $73,025, net of discount of $9,525, and totalling $63,500 as of December 31, 2025.

On September 16, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $47,059 with an original issue discount of $7,059 (the “September 16, 2025 Convertible Note”). The September 16, 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $6,118 paid upon issuance and a maturity date of June 16, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the September 16, 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 24% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the September 16, 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the September 16, 2025 Convertible Note. For the year ended December 31, 2025, the Company made no principal and interest payments on the note. The outstanding balance on the note was $47,059, net of discount of $4,706, and totalling $42,353. Interest expense related to the loan $2,039 for the year ended December 31, 2025.

On November 13, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $40,000 with an original issue discount of $6,000 (the “November 2025 Convertible Note”). The November 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $5,200 paid upon issuance and a maturity date of August 13, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the November 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 24% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the November 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the November 2025 Convertible Note. For the year ended December 31, 2025, the Company made no principal and interest payments on the note. The outstanding balance on the note was $40,000, net of discount of $5,333, and totalling $34,667. Interest expense related to the loan $578 for the year ended December 31, 2025.

On September 18, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $47,059 with an original issue discount of $7,059 (the “September 18, 2025 Convertible Note”). The September 18, 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $6,118 paid upon issuance and a maturity date of June 16, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the September 18, 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 24% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the September 18, 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the September 18, 2025 Convertible Note. For the year ended December 31, 2025, the Company made no principal and interest payments on the note. The outstanding balance on the note was $47,059, net of discount of $4,706, and totalling $42,353. Interest expense related to the loan $2,039 for the year ended December 31, 2025.

August 2024 Private Placement Offering

In August, 2024, the Company entered into securities purchase agreements (each a “Securities Purchase Agreement”) with each of Quick Capital, LLC, a Wyoming limited liability company (“Quick Capital”) and Jefferson Street Capital, LLC, a New Jersey limited liability company (“Jefferson”) whereby we issued promissory notes in the aggregate principal amount of $550,000 (the “August Private Placement Offering”).

The Company agreed to issue to Quick Capital and Jefferson up to 39,300 shares of our Common Stock as a “Commitment Fee”.

As part of the August Private Placement Offering, the Company issued two promissory notes each in the principal amount of $275,000 with an original issue discount of $25,000 (the “Private Placement Notes”). The Private Placement Notes have a one-time interest payment of $27,500. Thereafter, any principal amount of interest which is not paid upon maturity will accrue at a rate of the lesser of (i) sixteen percent (16%) per annum, or (ii) the maximum amount permitted by law from the due date thereof until the same is paid. The Private Placement Notes have a maturity date of 10 months after issuance and the proceeds from the notes are for general corporate purposes. The Company agreed to issue to each of Quick Capital and Jefferson 19,650 shares of Common Stock as additional consideration for entering into Private Placement Notes.

F-21

The investors have the right, at any time on or following the earlier of (i) the date that any of the shares are registered for resale under a registration statement of the Company or (ii) the date that is six (6) months after the issue date, to convert all or any portion of the then outstanding and unpaid principal and interest into fully paid and non-assessable shares of our Common Stock. The conversion price shall be $1.50, subject to adjustments. We have agreed to reserve a sufficient number of Common Stock (initially, 2,000,000 shares) for issuance upon conversion of the Private Placement Notes in accordance with their terms.

If an event of default occurs under the Private Placement Notes, the investors have the right to convert all amounts outstanding under the notes at any time thereafter into shares of Common Stock at the lesser of (i) the then applicable conversion price under the notes or (ii) the Market Price. “Market Price” shall mean 85% of the lowest VWAP on any trading day during the ten (10) trading days prior to the respective conversion date. “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal market during the period beginning at 9:30 a.m., Eastern Standard Time, and ending at 4:00 p.m., Eastern Standard Time, as reported by Quotestream or other similar quotation service provider designated by the investors.

The Company may prepay the Private Placement Notes at any time with fifteen (15) trading days prior written notice (the “Prepayment Notice Period”). During the Prepayment Notice Period, the investor shall have the right to convert all or any portion of the Private Placement Notes pursuant to the terms of the notes, including the amount of the Private Placement Notes to be prepaid. If the Company exercises its right to prepay the notes, the Company shall make payment to the investor of an amount in cash equal to the sum of: (i) 100% multiplied by the principal amount then outstanding plus (ii) accrued and unpaid interest on the principal amount to the Prepayment Notice Date, and (iii) $750 to reimburse the investor for administrative fees.

If the Company delivers a prepayment notice and fails to pay the applicable prepayment amount, the Company shall forever forfeit its right to prepay any part of the Private Placement Notes.

The Private Placement Notes have mandatory monthly payments of $43,200. The initial payments are due on November 9, 2024 and November 12, 2024, respectively.

The Company’s failure to comply with the material terms of the Private Placement Notes will be considered an event of default and the principal sum of the Private Placement Notes will become immediately due and payable at an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 135%, as well as all costs, all without demand, presentment or notice, unless expressly waived by the investor.

The investors may assign their rights to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction or to any of its affiliates without the consent of the Company.

While the Private Placement Notes remain outstanding, we shall not, without the investor’s written consent (i) (a) pay, declare or set apart for such payment, any dividend or other distribution on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution with respect to its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors, (ii) redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, or repay any indebtedness of the investor (iii) advance any loans made in the ordinary course of business in excess of $100,000, (iv) sell, lease or otherwise dispose of any significant portion of our assets outside the ordinary course of business, and (v) enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) or Section 3(a)(10) of the Securities Act.

In conjunction with the August Private Placement Offering, the Company entered into a registration rights agreement with each of Quick Capital and Jefferson. The Company agreed to file a registration statement with the Securities and Exchange Commission to register the re-sale of the maximum number of shares of Common Stock covered in the August Private Placement Offering within sixty (60) calendar days from the date of execution.

During the year ended December 31, 2025, the Company made aggregate principal payments on the Private Placement Notes of $343,761, interest payments of $27,500, and default interest of $65,803 of which $214,120 was paid through the issuance of an aggregate of 39,214,366 shares of common stock. The outstanding balance on the loan was $62,249 as of December 31, 2025.

Unaffiliated Note

On October 29, 2025, the Company entered into a promissory note agreement with an unaffiliated third-party lender for aggregate principal of $50,000. The note bears interest at a rate of 32% per annum and matures on July 29, 2026. The proceeds are for general working capital. Upon the occurrence of an event of default as described in the note, the note will become immediately due and payable at a default interest rate of 25% of the then outstanding principal amount of the note. For the year ended December 31, 2025, the Company made principal payments of $8,081 and interest payments of $5,457. The outstanding balance of on the note was $41,919 as of December 31, 2025. Interest expense related to the loan $5,457 for the year ended December 31, 2025.

Vehicle Loan

On December 7, 2024, the Company entered into a financing loan in connection with the purchase of a company vehicle. The loan has a principal amount of $69,299, bears interest at an annual rate of 9.34%, and is repayable in monthly installments of $1,450, including principal and interest, over a term of 60 months. The loan is secured by the underlying vehicle. As of December 31, 2025, the outstanding balance on the vehicle loan was $56,185.

F-22

First West Credit Union CEBA Loan

On June 24, 2021, the Company assumed a commercial term loan with First West Credit Union Canada Emergency Business Account (“CEBA”) in the principal amount of CAD$60,000 in connection with the acquisition of TOBC. The loan initially bears no interest and is due on December 31, 2022. Under the amended terms, if no more than 75% of the principal was repaid by December 31, 2023, the full amount would convert to a term loan bearing interest at an annual rate of 5.0%, with interest only monthly payments beginning January 1, 2024, and the full principal due by December 31, 2026. As of December 31, 2025, the outstanding balance on the loan was CAD$60,000.

Interest expense totalled $447,289 and $2,060,718 for the year ended December 31, 2025 and 2024, respectively. For the year ended December 31, 2025, approximately $168,200 of the balance was related to amortization on debt discount.

Note 7. Stockholders’ Equity

Preferred Stock

Our Board of Directors has authorized 5,000,000 shares of preferred stock, and we may issue preferred stock in one or more series without stockholder approval. Our Board of Directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Our Board of Directors has designated 2,000,000 shares of preferred stock as Series A Super-Voting Preferred Stock (the “Series A Preferred Stock”).

The Series A Preferred Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

For the year ended December 31, 2025 and 2024, the Company had 1,000,000 and 0 preferred stock outstanding, respectively.

Common Stock

On January 25, 2024, the Company issued 7,092 shares of common stock to ClearThink, with a fair value of $50,000, as a commitment fee on the term loan.

On February 12, 2024, the Company issued 100,000 shares of common stock to be held by The Crone Law Group as Escrow Agent with a fair value of $630,000 in connection with the Option Agreement with Afritex Texas.

On May 22, 2024, the Company issued 10,000 shares of common stock to Hart, with a fair value of $23,300, as a commitment fee on the promissory note.

On August 12, 2024, the Company issued an aggregate of 39,300 shares of common stock to Jefferson and Quick Capital, with a fair value of $45,588, as a commitment fee on the term loan.

On October 18, 2024, the Company issued 172,000 shares of common stock with a fair value of $86,000 to Mark Crone for consulting services provided to the Company.

On October 18, 2024, the Company issued 168,000 shares of common stock with a fair value of $84,000 to Walter F. Lubkin Jr. for consulting services provided to the Company.

On December 27, 2024, the Company issued an aggregate of 250,000 shares of common stock to Jefferson as partial conversion of $20,436 principal pursuant to the convertible promissory note.

During the year ended December 31, 2024, the Company issued an aggregate of 1,339,656 shares of common stock in consideration of net proceeds of $2,975,610 pursuant to a securities purchase agreement, dated May 16, 2023 with ClearThink.

During the year ended December 31, 2024, the Company issued an aggregate of 1,891,310 shares of common stock to Lind as partial conversion of $1,500,000 principal pursuant to the May 2023 convertible promissory note.

F-23

During the year ended December 31, 2024, the Company issued an aggregate of 128,118 shares of common stock to the designee of ClearThink with a fair value of $132,000 for consulting services provided to the Company.

During the year ended December 31, 2024, the Company sold an aggregate of 5,370,176 shares of common stock for net proceeds of $3,186,016 in an “at the market” offering pursuant to a sales agreement between the Company and H.C. Wainwright & Co., LLC (“Wainwright”).

During the year ended December 31, 2025, the Company issued an aggregate of 1,765,262 shares of common stock to the designee of ClearThink for consulting services provided to the Company.

On January 14, 2025, the Company issued 480,000 shares of common stock to each of Nubar Herian and John Keeler, 960,000 shares of common stock to each of Timothy McLellan and Trond Ringstad, and 1,440,000 shares of common stock to Jeffrey Guzy, for serving as directors of the Company.

On March 11, 2025, the Company issued 350,000 shares of common stock in consideration of proceeds of $19,950 pursuant to a securities purchase agreement, dated May 16, 2023 with ClearThink.

During the year ended December 31, 2025, the Company issued 36,144,954 shares of common stock to Diagonal as partial conversion of $142,460 principal and interest pursuant to the convertible promissory note.

During the year ended December 31, 2025, the Company issued an aggregate of 38,347,717 shares of common stock to Quick Capital as partial conversion of $169,287 principal and interest pursuant to the convertible promissory note.

During the year ended December 31, 2025, the Company issued an aggregate of 866,649 shares of common stock to Jefferson as partial conversion of $44,833 principal and accrued interest pursuant to the convertible promissory note.

During the year ended December 31, 2025, the Company issued 1,000,000 shares of Series A Super Voting Convertible Preferred Stock (“Series A Preferred”) with par value $0.0001 per share. The Series A Preferred was issued for no cash or other consideration and solely to establish a voting control structure. Each share of Series A Preferred entitles the holder to 100 votes per share on all matters submitted to a vote of the stockholders.

Note 8. Options

During the years ended December 31, 2025 and December 31, 2024, $3,756 and $2,968, respectively, in compensation expense was recognized on the following:

1.	Ten-year options to purchase an aggregate of 351 shares of common stock at an exercise price of $2,000.00, which vest as to 25% of the shares subject to the option each year from the date of grant, were issued to various long-term employees under the 2018 Plan during the year ended December 31, 2019 and 191 was forfeited during the year ended December 31, 2025.
2.	Ten-year option to purchase 250 shares of common stock at an exercise price of $2,000.00, which vest as to 20% of the shares subject to the option each year from the date of grant, were issued to an officer of the Company under the 2018 Plan during the year ended December 31, 2019 and was forfeited during the year ended December 31, 2025..
3.	Ten-year options to purchase an aggregate of 25 shares of common stock at an exercise price of $2,000.00, which vest as to 25% of the shares subject to the option each year from the date of grant, were issued to various contractors during the year ended December 31, 2019 and 25 was forfeited during the year ended December 31, 2025.
4.	Three-year options to purchase an aggregate of 500 shares of common stock at an exercise price of $2,000.00, which vest in equal monthly installments during the first year from the date of grant, were issued to the Company’s directors during the year ended December 31, 2021 and expired in accordance with their terms during the year ended December 31, 2025.
5.	Three-year option to purchase 7 shares of common stock at an exercise price of $6,000.00, which vest in equal monthly installments during the term of the option, were issued to an officer of the Company during the year ended December 31, 2021 and was forfeited during the year ended December 31, 2025.
6.	Five-year options to purchase an aggregate of 175 shares of common stock at an exercise price of $2,000.00, which vest in equal monthly installments during the term of the option, were issued to the Company’s directors during the year ended December 31, 2022.
7.	Three-year options to purchase 28 shares of common stock at an exercise price of $860.00, which vest in equal monthly installments during the term of the option, were issued to an employee during the year ended December 31, 2022 and was forfeited during the year ended December 31, 2025.
8.	Three-year option to purchase 6 shares of common stock at an exercise price of $790.00, which vest in equal monthly installments during the term of the option, were issued to an employee during the year ended December 31, 2022 and expired in accordance with their terms during the year ended December 31, 2025.
9.	Three-year option to purchase 864 shares of common stock at an exercise price of $40.00, which vest in equal monthly installments during the term of the option, were issued to an officer of the Company during the year ended December 31, 2023 and was forfeited during the year ended December 31, 2025.
10.	Three-year option to purchase 1,030 shares of common stock at an exercise price of $17.50, which vest in equal monthly installments during the term of the option, were issued to an employee during the year ended December 31, 2023 and was forfeited during the year ended December 31, 2025.

F-24

The following table represents option activity for the years ended December 31, 2025 and 2024:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2023	6,331	$426.52	3.80
Exercisable – December 31, 2023	4,398	$426.52	4.27	$-
Granted	-	$-
Forfeited	1,087	$-
Expired	500	$-
Vested	4,076	-
Outstanding – December 31, 2024	4,744	$1,532.26	3.34
Exercisable – December 31, 2024	4,076	$1,532.26	3.61	$-
Granted	-	$-
Forfeited	1,353	$-
Expired	6	$-
Vested	3,352	-
Outstanding – December 31, 2025	3,385	$2,000.00	2.81
Exercisable – December 31, 2025	3,352	$2,000.00	2.82	$-

For the year ended December 31, 2024, the Company determined that the five-year option to purchase 25 shares of common stock at an exercise price of $2,000.00 granted to a director in 2022 was forfeited as the director resigned in 2024. In addition, a ten-year option to purchase 191 shares of common stock at an exercise price of $2,000.00, granted to various long-term employees under the 2018 Plan was forfeited as the employees resigned. Furthermore, a three-year option to purchase 864 shares of common stock at an exercise price of $40.00, and a separate three-year option to purchase 7 shares of common stock at an exercise price of $6,000.00, both granted to an officer of the Company were forfeited upon the officer’s resignation.

For the year ended December 31, 2025, the Company determined that ten-year option to purchase 25 shares of common stock at an exercise price of $2,000.00, granted to various long-term employees under the 2018 Plan was forfeited as the employee resigned. In addition, a ten-year option to purchase 250 shares of common stock at an exercise price of $2,000.00, granted to an officer of the Company under the 2018 Plan was forfeited upon the officer’s resignation. Furthermore, a three-year option to purchase 28 shares of common stock at an exercise price of $860.00, and a separate three-year option to purchase 1,030 shares of common stock at an exercise price of $17.50, both granted to an employee were forfeited upon the employee’s resignation. Additionally, a three-year option to purchase 6 shares of common stock at an exercise price of $790.00 granted to an employee expired in accordance with their terms.

The non-vested options outstanding are 33 and 668 for the years ended December 31, 2025 and 2024, respectively.

Note 9. Warrants

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2024	12,205	$106.71	3.96
Exercisable – December 31, 2024	12,205	$106.71	3.96	$-
Granted	13,411,764	$-
Exercised	-	$-
Forfeited or Expired	-	$-
Outstanding – December 31, 2025	13,423,969	$0.11	4.76
Exercisable – December 31, 2025	13,423,969	$0.11	4.76	$-

F-25

On May 30, 2023, in connection with the issuance of the $1,200,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 8,701 shares of common stock at an exercise price of $122.50 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. Under the Black-Scholes pricing model, the fair value of the warrants issued to purchase 8,701 shares of common stock was estimated at $381,538 on the date of issuance of the warrant and $664 as of December 31, 2023 using the following assumptions: stock price of $107.00 and $7.00; exercise price of $123.00, risk free rate of 3.81% and 3.84%, volatility of 46.01% and 50.12%; and expected term of five years. The fair value of the warrants of $381,538 was recorded as a discount to the 2023 Lind Note and classified as liabilities.

On July 27, 2023, in connection with the issuance of the $300,000 promissory note to Lind pursuant to the Purchase Agreement Amendment, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 3,505 shares of common stock at an exercise price of $67.00 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. Under the Black-Scholes pricing model, the fair value of the warrants is estimated at $72,208 on the date of issuance of the warrant and $910 as of December 31, 2023 using the following assumptions: stock price of $53.50 and $7.00; exercise price of $67.00; risk free rate of 4.24% and 3.84%; volatility of 45.51% and 49.76%; and expected term of five years. The fair value of the warrants of $72,208 was recorded as a discount to the 2023 Purchase Agreement Amendment and classified as a liability.

On September 16, 2025, in connection with the issuance of the $47,059 promissory note to a third-party investor, the Company issued a five-year warrant exercisable from the date of issuance to purchase 4,705,882, shares of common stock at an exercise price of $0.01 per share.

On September 18, 2025, in connection with the issuance of the $47,059 promissory note to a third-party investor, the Company issued a five-year warrant exercisable from the date of issuance to purchase 4,705,882, shares of common stock at an exercise price of $0.01 per share.

On November 13, 2025, in connection with the issuance of the $40,000 promissory note to a third-party investor, the Company issued a five-year warrant exercisable from the date of issuance to purchase 4,000,000, shares of common stock at an exercise price of $0.01 per share.

Note 10. Income taxes

For the year ended December 31, 2025, the Company adopted ASU 2023-09 on a prospective basis. The following table is a reconciliation of the U.S. federal statutory rate to the Company’s effective tax rate for the year ended December 31, 2025, in accordance with the guidance in ASU 2023-09:

	December 31, 2025

Federal statutory income tax rate	$(752,328)	(21.00)%
State income taxes, net of federal benefit	(21,391)	0.60%
Foreign tax rate differential	(28,810)	0.80%
Change in valuation allowance	149,872	(4.18)%
Nontaxable or nondeductible items	598,835	(16.72)%
Other adjustments	53,822	(1.50)%
Effective income tax expense and rate	-	-

The following table is a reconciliation of the U.S. federal statutory rate to the Company’s effective tax rate for the year ended December 31, 2024, in accordance with the guidance prior to the prospective adoption of ASU 2023-09:

Rate Reconciliation	December 31, 2024

Provision/(Benefit) at statutory rate	$(2,620,482)	(21.00)%
State tax Provision/(Benefit) net of federal benefit	(429,933)	3.45%
Permanent book/tax differences	252,817	(2.03)%
Change in valuation allowance	2,934,868	(23.52)%
Other	(137,271)	1.10%
Income Tax Provision/(Benefit)	-	-

The components of the net deferred tax asset at December 31, 2025 and 2024, are as follows:

	December 31, 2025		December 31, 2024
Deferred Tax Assets
Allowance for bad debt		$6,017	$9,774
Fixed assets		206,720	171,728
Inventory reserve		128,900	356,290
Net operating loss carryovers		6,307,134	5,932,995
Non-capital Losses		671,350	727,316
Other		110,373	99,962
Net Deferred Tax Asset/(Liability)		7,430,494	7,298,065
Valuation Allowance		(7,430,494)	(7,298,065)
Net Deferred Tax Asset/(Liability)	$		$-

Tax periods for all fiscal years after 2020 remain open to examination by the federal and state taxing jurisdictions to which the Company is subject. As of December 31, 2025, the Company has cumulative net federal and state operating losses of $25,615,356 and $20,189,147, respectively.

ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be recognized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of December 31, 2025.

As of December 31, 2025, and 2024, the Company has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s policy is to classify assessments, if any, for tax related interest as income tax expenses. No interest or penalties were recorded during the years ended December 31, 2025, and 2024.

Note 11. Commitment and Contingencies

Office lease

On January 1, 2022, the Company entered into a verbal month-to-month lease agreement for its executive offices with an unrelated third party and paid $69,600 on the lease for the year ended December 31, 2024. For the year ended December 31, 2025, the Company has paid $32,800 on this lease.

Coastal Pride also leased a 9,050 square foot facility for $1,000 per month from Gault for its soft-shell crab operations in Beaufort, South Carolina under a one-year lease that expired in February 2023. On February 3, 2023, the lease was renewed for $1,500 per month until February 2024. On February 3, 2024, the Coastal Pride entered into a verbal month-to-month lease agreement with Gault for $1,500 per month.

F-26

The offices and facility of TOBC are located in Nanaimo, British Columbia, Canada and are on land which was leased to TOBC for approximately $2,500 per month plus taxes, from Steve and Janet Atkinson, the former TOBC owners. On April 1, 2022, TOBC entered into a new five-year lease with Steve and Janet Atkinson for CAD$2,590 per month plus taxes, and an additional five-year lease with Kathryn Atkinson for CAD$2,370 per month plus. Both leases are renewable for two additional five-year terms.

On July 16, 2024, the Company, through TOBC, filed a lawsuit in the Supreme Court of British Columbia (the “Court”) against their landlords Steven Atkinson, Kathryn Atkinson and Janet Atkinson (the “Landlords”) requesting a declaration that their commercial lease located at 2904 and 2934 Jameson Road, Nanaimo, B.C. V9R 6W8 dated April 1, 2022 by and between TOBC and their Landlords is a valid lease and remains in full force and effect. The Company cannot provide any assurance as to the timing of resolution or outcome of this matter.

Rental and equipment lease expenses were approximately $94,300 and $146,400 for the years ended December 31, 2025 and 2024, respectively.

Note 12. Employee Benefit Plan

The Company provides and sponsors a 401(k) plan for its employees. For the years ended December 31, 2025 and 2024, no contributions were made to the plan by the Company.

Note 13. Subsequent Events

Shares issuances

On January 2, 2026, January 7, 2026, January 13, 2026, January 14, 2026 and January 16,2026, the Company issued an aggregate of 43,152,282 shares of common stock to Quick Capital as partial conversion of $30,093 principal pursuant to the convertible promissory note.

On January 16, 2026, the Company issued an aggregate of 4,085,714 shares of common stock, to the designee of ClearThink Capital for consulting services provided to the Company.

On January 2, 2026 and January 15, 2026, the Company issued 9,910,149 shares of common stock to Diagonal as partial conversion of $9,860 principal pursuant to the convertible promissory note.

On January 27, 2026, the Company issued 550,000 shares of Series A Preferred with par value $0.0001 per share. The Series A Preferred was issued for no cash or other consideration and solely to establish a voting control structure. Each share of Series A Preferred entitles the holder to 100 votes per share on all matters submitted to a vote of the stockholders.

On January 28, 2026, the Company amended its Certificate of Incorporation to increase its authorized shares of common stock from 500,000,000 shares to 5,000,000,000 shares. The amendment was approved by the Company’s Board of Directors and stockholders in accordance with applicable law and became effective upon filing with the Secretary of State of the State of Delaware.

On March 3, 2026 and March 18, 2026, the Company issued an aggregate of 15,100,000 shares of common stock to Labrys Fund as conversion of $8,625 interest pursuant to the convertible promissory note.

Note issuances

On March 10, 2026, the Company issued a convertible promissory note to a third-party investor in the principal amount of $57,500 (the “March 2026 Convertible Note”). The note was issued with an original issue discount of $7,500, resulting in net proceeds to the Company of $50,000. The note includes a one-time interest charge of $7,475 and has a maturity date of December 10, 2026. Upon the occurrence of an event of default, the note accrues interest at a rate of up to 24% per annum on the outstanding principal balance. The note may be prepaid in accordance with its terms and may also be convertible into shares of the Company’s common stock, subject to the provisions of the note agreement.

British Columbia Lawsuit

On March 4, 2026, Taste of BC Aquafarms Inc. (the “Company”) filed a Notice of Application in the Supreme Court of British Columbia (Nanaimo Registry) in connection with a dispute with the landlords of the property located at 2930 Jameson Road, Nanaimo, British Columbia. The application seeks, among other things, reconsideration and setting aside of a February 23, 2026 order that terminated the Company’s lease and granted the landlords immediate possession of the property. The Company also seeks relief from forfeiture and reinstatement of the lease, or alternatively other interim and related relief.Schedule 14C

On February 23, 2026, the Company filed an Information Statement on Schedule 14C with the Securities and Exchange Commission to notify stockholders of certain corporate actions that were approved by written consent of the Company’s majority stockholders in accordance with applicable law. The Information Statement was filed to provide the required notice to stockholders prior to the effectiveness of such actions.

Unaudited Footnote

On June 2, 2026, the Supreme Court of British Columbia dismissed the application filed by the Company’s subsidiary, TOBC, seeking reconsideration of the Court’s February 23, 2026 order terminating TOBC’s commercial lease and granting possession of the leased aquaculture facility to the landlords.

On June 24, 2026, TOBC filed a Notice of Appeal with the Court of Appeal for British Columbia seeking to overturn the June 2, 2026 judgment. Among other grounds, the appeal contends that the Supreme Court failed to address provisions of the parties’ lease agreement, including Paragraph 39(f), which the Company believes prohibited either party from commencing legal proceedings while the parties were engaged in the contractual mediation process. The Company contends that, at the time the landlords commenced their petition seeking termination of the lease, the parties were already participating in mediation pursuant to the lease agreement and that this contractual provision was neither presented to nor considered by the Court in rendering its decision. The Company further notes that, in its June 2, 2026 Reasons for Judgment, the Court acknowledged that TOBC’s January 2026 rent payment was made within the lease’s contractual grace period.

The appeal seeks, among other relief, an order setting aside the June 2, 2026 judgment and remitting the matter to the Supreme Court of British Columbia for a new hearing on the reconsideration application.

The appeal is in its preliminary stages, and no hearing date has been scheduled. The Company intends to pursue all available legal remedies. Because appellate proceedings are inherently uncertain, there can be no assurance that the appeal will be successful. Accordingly, the Company cannot predict the ultimate outcome of the appeal or reasonably estimate any potential loss, if any, related to this litigation.

F-27

Blue Star Foods Corp.

CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2026	DECEMBER 31, 2025
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,119	$14,436
Accounts receivable, net of allowances and credit losses of $25,141 and $24,117	31,561	55,091
Inventory, net	393,185	404,979
Other current assets	562,901	594,220
Advance to related party	90,489	91,925
Total Current Assets	1,089,255	1,160,651
FIXED ASSETS, net	93,241	106,150
RIGHT OF USE ASSET	39,452	50,097
OTHER ASSETS	66,093	69,336
TOTAL ASSETS	$1,288,041	$1,386,234
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payables	$771,957	$538,635
Accrued expenses	581,991	$355,283
Accrued compensation	480,000	480,000
Convertible notes, net of debt discounts	55,500	55,500
Convertible notes, at fair value	1,922,579	1,822,102
Current maturities of lease liabilities	38,993	39,577
Loan payable, net of non current portion	354,141	364,254
Other current liabilities	20,895	33,367
Total Current Liabilities	4,226,056	3,688,718
LONG-TERM LIABILITIES
Lease liability, net of current portion	459	10,520
Loan payable, net of current portion	34,631	43,498
TOTAL LIABILITIES	4,261,146	3,742,736
STOCKHOLDERS’ EQUITY
Series A Super-Voting Convertible Preferred Stock, $0.0001 par value; 5,000,000 shares authorized, 1,550,000 shares issued and outstanding as of June 30, 2026, and 1,000,000 shares issued and outstanding as of December 31, 2025	155	100
Common stock, $0.0001 par value, 500,000,000 shares authorized; 163,880,101 shares issued and outstanding as of June 30, 2026, and 91,631,956 shares issued and outstanding as of December 31, 2025	16,379	9,154
Additional paid-in capital	47,788,194	47,649,570
Accumulated other comprehensive loss	(29,185)	(67,171)
Accumulated deficit	(50,672,170)	(49,871,732)
Stock subscription receivable	(155)	(100)
Treasury stock, 151 shares as of June 30, 2026 and 151 shares as of December 31, 2025	(76,323)	(76,323)
TOTAL STOCKHOLDERS’ EQUITY	(2,973,105)	(2,356,502)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,288,041	$1,386,234

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-28

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three months ended June 30		Six months ended June 30
	2026	2025	2026	2025
REVENUE, NET	$532,417	$1,172,340	$782,676	$2,133,098

COST OF REVENUE	235,352	919,650	476,864	1,788,764

GROSS PROFIT	297,065	252,690	305,812	344,334

COMMISSIONS	-	460	-	460
SALARIES AND WAGES	184,948	333,226	367,825	603,510
DIRECTOR COMPENSATION	138,012	138,012	276,024	276,024
DEPRECIATION AND AMORTIZATION	6,385	6,932	12,771	13,318
OTHER OPERATING EXPENSES	122,289	267,935	323,854	916,418

LOSS FROM OPERATIONS	(154,569)	(493,875)	(674,662)	(1,465,396)

OTHER INCOME (EXPENSE)	52,662	(1,866)	53,942	4,749
CHANGE IN FAIR VALUE OF DERIVATIVE AND WARRANT LIABILITIES	-	15,846	-	29,936
CHANGE IN FAIR VALUE OF CONVERTIBLE NOTES	57,651	-	(79,078)	-
LOSS ON SETTLEMENT OF DEBT	-	-	(47,241)	(41,066)
INTEREST EXPENSE	(20,869)	(171,923)	(53,399)	(379,971)

NET LOSS	(65,125)	(651,818)	(800,438)	(1,851,748)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(65,125)	$(651,818)	$(800,438)	$(1,851,748)

COMPREHENSIVE LOSS:

CHANGE IN FOREIGN CURRENCY TRANSLATION ADJUSTMENT	57,419	(112,088)	37,986	(93,248)
				.
COMPREHENSIVE LOSS	$(7,706)	$(763,906)	$(762,452)	$(1,944,996)

Loss per common share:
Net loss per common share - basis and diluted	$(0.00)	$(0.04)	$(0.01)	$(0.12)
Weighted average common shares outstanding - basic and diluted	145,307,833	16,640,461	154,645,271	15,552,678

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-29

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

	Series A Preferred Stock $.0001 par value		Common Stock $.0001 par value		Additional Paid-in	Accumulated	Stock Subscription	Accumulated Other Comprehensive	Treasury	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Income (Loss)	Stock	Equity
December 31, 2025	1,000,000	$100.00	91,631,956	$9,154	$47,649,570	$(49,871,732)	$(100)	$(67,171)	$(76,323)	$(2,356,502)
Stock based compensation	-	-	-	-	3,012	-		-	-	3,012
Common stock issued for service	-	-	4,085,714	409	32,591	-		-	-	33,000
Common stock issued for note payment	-	-	68,162,431	6,816	100,009	-		-	-	106,825
Series A Super-Voting Convertible Preferred Stock	550,000	55	-	-	-	-	(55)	-	-	-
Net Loss	-	-	-	-	-	(735,313)		-	-	(735,313)
Cumulative translation adjustment	-	-	-	-	-	-		(19,433)	-	(19,433)
March 31, 2026	1,550,000	155	163,880,101	16,379	47,785,182	(50,607,045)	(155)	(86,604)	(76,323)	$(2,968,411)
Stock based compensation	-	-	-	-	3,012	-	-	-	-	3,012
Common stock issued for service	-	-	-	-	-	-	-	-	-	-
Common stock issued for note payment	-	-	-	-	-	-	-	-	-	-
Common stock issued for cash	-	-	-	-	-	-	-	-	-	-
Common stock issued for loan commitment fees	-	-	-	-	-	-	-	-	-	-
Net Loss	-	-	-	-	-	(65,125)	-	-	-	(65,125)
Cumulative translation adjustment	-	-	-	-	-	-	-	57,419	-	57,419
June 30, 2026	1,550,000	155	163,880,101	16,379	47,788,194	(50,672,170)	(155)	(29,185)	(76,323)	(2,973,105)

	Series A Preferred Stock $.0001 par value		Common Stock $.0001 par value		Additional Paid-in	Accumulated	Stock Subscription	Accumulated Other Comprehensive	Treasury	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Income (Loss)	Stock	(Deficit)
December 31, 2024	-	$-	9,837,374	$974	$46,167,697	$(46,289,219)	$-	$5,174	$(76,323)	$(191,697)
Stock based compensation	-	-	-	-	(5,627)	-	-	-	-	(5,627)
Common stock issued for service	-	-	302,762	30	32,970	-	-	-	-	33,000
Common stock issued for directors stock compensation			4,320,000	432	539,568					540,000
Common stock issued for note payment	-	-	1,444,585	145	147,676	-	-	-	-	147,821
Common stock issued for cash			350,000	35	19,915	-	-			19,950
Net Loss	-	-	-	-	-	(1,199,930)	-	-	-	(1,199,930)
Cumulative translation adjustment	-	-	-	-	-	-	-	18,840	-	18,840
March 31, 2025	-	$-	16,254,721	$1,616	$46,902,199	$(47,489,149)	$-	$24,014	$(76,323)	$(637,642)
Stock based compensation	-	-	-	-	3,147	-		-	-	3,147
Common stock issued for service	-	-	574,747	57	32,943	-		-	-	33,000
Net Loss	-	-	-	-	-	(651,818)		-	-	(651,818)
Cumulative translation adjustment	-	-	-	-	-	-		(112,088)	-	(112,088)
June 30, 2025	-	$-	16,829,468	$1,673	$46,938,289	$(48,140,967)		$(88,074)	$(76,323)	$(1,365,402)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-30

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(800,438)	$(1,851,748)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock based compensation	6,024	(2,480)
Common stock issued for service	33,000	66,000
Depreciation of fixed assets	12,771	13,318
Amortization of debt discounts	7,500	152,047
Allowance for inventory obsolescence	(149,171)	27,432
Loss on settlement of debt	47,241	40,166
Lease expense	10,645	15,031
Credit loss expense	710	(10,041)
Gain on revaluation of fair value of derivative and warrant liabilities	-	(29,936)
Loss on revaluation of fair value of convertible notes	79,078	-
Changes in operating assets and liabilities:
Accounts receivables	22,819	15,373
Inventories	160,965	171,333
Other current assets	32,752	544,222
Right of use liability	(10,645)	(15,031)
Other assets	3,246	(20,000)
Accounts payable and accruals	190,030	449,113
Accrued compensation	270,000	270,000
Customer refunds	-	(23,044)
Other current liabilities	(12,472)	-
Net Cash (Used in) Operating Activities	(95,945)	(188,245)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	-	(9,914)
Net Cash (Used in) Investing Activities	-	(9,914)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock offering	-	19,950
Proceeds from short-term loan	-	550,000
Proceeds from convertible debt	50,000	-
Repayments of short-term loan	5,318	(560,788)
Net Cash Provided by Financing Activities	55,318	9,162

Effect of Exchange Rate Changes on Cash	37,310	(91,881)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(3,317)	(280,878)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	14,436	326,854

CASH AND CASH EQUIVALENTS – END OF PERIOD	$11,119	$45,976

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$8,038	$113,729
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Common stock issued for partial settlement of note payable	106,825	147,821
Common stock issued for loan commitment fees	-	-
Derivative liability recognized on issuance of convertible note	-	-
Common stock issued for directors stock compensation	540,000	540,000
Stock compensation reclassified to related party receivable	60,000	-

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-31

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Company Overview

Blue Star Foods Corp., a Delaware corporation (“we”, “our”, the “Company”), is an international sustainable marine protein company based in Miami, Florida that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. The Company’s main operating business, John Keeler & Co., Inc. (“Keeler & Co.”) was incorporated in the State of Florida in May 1995. The Company has three other subsidiaries, Coastal Pride, TOBC and AFVFL which maintain the Company’s fresh crab meat, steelhead salmon and packaged seafood and other inventory businesses, respectively. The Company’s current source of revenue is importing blue and red swimming crab meat primarily from South East Asia and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in

Canada.

On February 3, 2022, Coastal Pride entered into an asset purchase agreement with Gault Seafood, LLC, a South Carolina limited liability company (“Gault Seafood”), and Robert J. Gault II, President of Gault Seafood (“Gault”) pursuant to which Coastal Pride acquired all of the Seller’s right, title and interest in and to assets relating to Gault Seafood’s soft-shell crab operations, including intellectual property, equipment, vehicles and other assets used in connection with the soft-shell crab business. Coastal Pride did not assume any liabilities in connection with the acquisition. The purchase price for the assets consisted of a cash payment in the amount of $359,250 and the issuance of 8,355 shares of common stock of the Company with a fair value of $359,250. Such shares were subject to a leak-out agreement pursuant to which Gault Seafood could not sell or otherwise transfer the shares until February 3, 2023.

On February 1, 2024, the Company entered into a ninety-day Master Services Agreement (the “Services Agreement”) with Afritex Ventures, Inc. a Texas corporation (“Afritex”), pursuant to which the Company will be responsible for all of Afritex’s operations and finance functions. The Company will provide Afritex with working capital in order to sustain operations and will purchase certain inventory listed in the Services Agreement. In consideration for its services, during the term of the Services Agreement, the Company will earn all of the revenue and profits by the purchase and sale of Afritex’s inventory. Under the Services Agreement, Afritex may not sell or otherwise use as consideration any of its intellectual property without the Company’s consent. The Company must maintain certain commercial liability insurance during the term of the Services Agreement. The Services Agreement also provides that the Company may not solicit Afritex employees for 24 months nor circumvent existing business relationships of Afritex for three years, after the term of the Services Agreement. The term of the Services Agreement will automatically extend for three thirty-day periods, if Afritex’s outstanding debt is no greater than $325,000. The Company automatically extended the Service Agreement to August 31, 2024 after which it expired. The Company incurred losses of approximately $1.5 million from our Services Agreement with Afritex.

In connection with the Services Agreement, on February 12, 2024, the Company entered into an Intangibles Assets and Machinery Option to Purchase Agreement with Afritex (the “Option Agreement”). Pursuant to the Option Agreement, the Company has the option to purchase Afritex’s intangible assets, machinery and equipment set forth in the Option Agreement for a purchase price of $554,714 for machinery and equipment and 100,000 shares of the Company’s common stock were issued on February 12, 2024 to be held in escrow, for intangible assets. The Company did not exercise its option to purchase such intangible assets, machinery and equipment.

In connection with the Services Agreement, on February 1, 2024, AFVFL, a wholly-owned subsidiary of the Company, was incorporated in the State of Florida for the purpose of purchasing raw materials from Afritex for the preparation of packaged seafood and other inventory to be sold to various customers in the United States. Following the expiration of the Services Agreement with Afritex, AFVFL is no longer an active operating entity of the Company. AFVFL has not conducted any operating activities since the expiration of the Services Agreement and had no material assets or liabilities as of December 31, 2025.

During the year ended December 31, 2025, the Company dissolved Afritex Ventures Inc. (“AFVFL”).

F-32

On May 20, 2024, the Company amended its Certificate of Incorporation to affect a one-for-fifty reverse stock split (“Reverse Stock Split”), which became effective the same day. All share and per share amounts have been restated for all periods presented to reflect the Reverse Stock Split.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The following unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, such interim financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States (“GAAP”) for complete annual financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. The consolidated balance sheet as of December 31, 2025 has been derived from the Company’s annual financial statements that were audited by our independent registered public accounting firm but does not include all of the information and footnotes required for complete annual financial statements. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto which are included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on May 22, 2026 for a broader discussion of our business and the risks inherent in such business.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Keeler & Co, Inc. a wholly owned subsidiary, Coastal Pride Seafood, LLC (“Coastal Pride”), a wholly owned subsidiary of Keeler & Co., Inc., Taste of BC Aquafarms, Inc. (“TOBC”), a wholly owned subsidiary, and Afritex Ventures Inc. (“AFVFL”) a wholly owned subsidiary. AFVFL was dissolved during 2025 and, accordingly, its accounts are included in the consolidated financial statements only through the date of dissolution. All intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, as such, we record revenue when our customer obtains control of the promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s source of revenue is from importing blue and red swimming crab meat primarily from South East Asia and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in Canada. We sell primarily to food service distributors. The Company also sells its products to wholesalers, retail establishments and seafood distributors.

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company which includes a required line of credit approval process, (2) identify the performance obligations in the contract which includes shipment of goods to the customer FOB shipping point or destination, (3) determine the transaction price which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the entity satisfies a performance obligation which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

F-33

The Company elected an accounting policy to treat shipping and handling activities as fulfillment activities. Consideration payable to a customer is recorded as a reduction of the arrangement’s transaction price, thereby reducing the amount of revenue recognized, unless the payment is for distinct goods or services received from the customer.

Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for credit losses are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the allowance for credit losses. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts and sales return, allowances and discounts. They are stated at estimated net realizable value. As of June 30, 2026, the Company recorded allowances for sales returns and discounts of approximately $25,100. There was no allowance for bad debt recorded for the six months ended June 30, 2026. As of December 31, 2025, the Company recorded sales return and discounts of approximately $24,100 and refund liability of $23,500. There was no allowance for bad debt recorded for the year ended December 31, 2025.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at a public cold storage facility and merchandise in transit from suppliers. The Company also has eggs and fish in process inventory from TOBC and raw materials for packaged seafood and other inventory from AFVFL. The cost of inventory is primarily determined using the specific identification method for crab meat and raw materials for packaged seafood inventory. Fish in process inventory is measured based on the estimated biomass of fish on hand. The Company has established a standard procedure to estimate the biomass of fish on hand using counting and sampling techniques. Inventory is valued at the lower of cost or net realizable value, cost being determined using the first-in, first-out method for crab meat and raw materials for packaged seafood inventory and using various estimates and assumptions in regard to the calculation of the biomass, including expected yield, market value of the biomass, and estimated costs of completion.

Merchandise is purchased on a cost and freight shipping point basis, and it becomes the Company’s asset and liability upon leaving the suppliers’ warehouse.

F-34

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels. For the six months ended June 30, 2026, the Company reduced its inventory allowance by $164,107, resulting in an inventory allowance of $367,448. For the year ended December 31, 2025, the Company recorded an inventory allowance in the amount of $516,619 which was charged to cost of goods sold.

The Company’s inventory as of June 30, 2026 and December 31, 2025 consists of:

	June 30, 2026	December 31, 2025

Inventory purchased for resale	$739,734	$873,475
Feeds and eggs processed	-	27,224
Raw materials for packaged seafood	20,899	20,899
Less: Inventory allowance	(367,448)	(516,619)
Inventory, net	$393,185	$404,979

Lease Accounting

The Company accounts for its leases under ASC 842, Leases, which requires all leases to be reported on the balance sheet as right-of-use assets and lease obligations. The Company elected the practical expedients permitted under the transition guidance that retained the lease classification and initial direct costs for any leases that existed prior to adoption of the standard.

The Company categorizes leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that would allow the Company to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. All other leases are categorized as operating leases. The Company did not have any finance leases as of June 30, 2026. The Company’s leases generally have terms that range from three years for equipment and six to seven years for real property. The Company elected the accounting policy to include both the lease and non-lease components of its agreements as a single component and accounts for them as a lease.

Lease liabilities are recognized at the present value of the fixed lease payments using a discount rate based on similarly secured borrowings available to us. Lease assets are recognized based on the initial present value of the fixed lease payments, reduced by landlord incentives, plus any direct costs from executing the lease. Lease assets are tested for impairment in the same manner as long-lived assets used in operations. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the lease term.

When we have the option to extend the lease term, terminate the lease before the contractual expiration date, or purchase the leased asset, and it is reasonably certain that we will exercise the option, we consider these options in determining the classification and measurement of the lease. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

Long-lived Assets

Management reviews long-lived assets, including finite-lived intangible assets, for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Cash flows expected to be generated by the related assets are estimated over the asset’s useful life on an undiscounted basis. If the evaluation indicates that the carrying value of the asset may not be recoverable, the potential impairment is measured using fair value. Fair value estimates are completed using a discounted cash flow analysis. Impairment losses for assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal. No impairment was recognized for the six months ended June 30, 2026 and for the year ended December 31, 2025.

Foreign Currency Exchange Rates Risk

The Company manages its exposure to fluctuations in foreign currency exchange rates through its normal operating activities. Its primary focus is to monitor exposure to, and manage, the economic foreign currency exchange risks faced by, its operations and realized when the Company exchanges one currency for another. The Company’s operations primarily utilize the U.S. dollar and Canadian dollar as its functional currencies. Movements in foreign currency exchange rates affect its financial statements.

F-35

Fair Value Measurements and Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and is measured using inputs in one of the following three categories:

Level 1 measurements are based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation of these items does not entail a significant amount of judgment.

Level 2 measurements are based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or market data other than quoted prices that are observable for the assets or liabilities.

Level 3 measurements are based on unobservable data that are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued expenses, debt obligations, derivative liabilities and warrant liabilities. The Company believes the carrying values of cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because they are short term in nature or payable on demand. The Company elected to account for certain convertible promissory notes at fair value, with the entire instrument measured at fair value on a recurring basis rather than separately accounting for embedded conversion features. The Company had convertible debt measured at fair value as of June 30, 2026 and December 31, 2025.

	Level 3 Fair Value
	As of June 30, 2026	As of December 31, 2025
Liabilities
Fair value of convertible debt	$1,922,579	$1,822,102
Total	$1,922,579	$1,822,102

The table below presents the change in the fair value of the convertible note payable for the six months ended June 30, 2026 and year ended December 31, 2025:

	June 30, 2026	December 31, 2025

Fair value balance, beginning of year	$1,822,102	$-
Issuance of convertible note payable	21,399	499,063
Change in fair value	79,078	1,323,039
Fair value balance, end of year	$1,922,579	$1,822,102

F-36

The fair market value of all convertible debt as of December 31, 2025 was determined using the Monte Carlo simulation model which used the following assumptions:

Stock price	$0.0018
Expected dividend yield	0.00%
Expected stock price volatility	230.50 – 250.36%
Risk-free interest rate	3.48%
Expected term	0.48 – 1.04 years

The fair market value of all convertible debt as of June 30, 2026 was determined using the Monte Carlo simulation model which used the following assumptions:

Stock price	$0.001
Expected dividend yield	0.00%
Expected stock price volatility	245.42 – 248.42%
Risk-free interest rate	0.04%
Expected term	0.13 – 0.53 years

Segment Information

The Company’s business consists of one operating segment, which is also its one reportable segment. The Company derives revenue by providing sales of primarily seafood products to customers. The Company’s CODM is its chief executive officer who reviews financial information presented on a consolidated basis. The CODM reviews total assets in the consolidated balance sheets and net loss and its components in the consolidated statement of operations such as, cost of goods sold and other operating expenses, to assess financial performance and allocate resources.

Recent Accounting Pronouncements

ASU 2023-09 – Income Taxes (Topic 740)

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU aims to enhance the transparency and usefulness of income tax disclosures by requiring public business entities to provide more disaggregated information in the effective tax rate reconciliation and for income taxes paid. Key provisions include a requirement for tabular reconciliation using both percentages and amounts, broken out into specific categories, with certain reconciling items at or above a 5% quantitative threshold further disaggregated by nature and/or jurisdiction. Additionally, the ASU requires disclosure of income taxes paid (net of refunds received), disaggregated by federal, state/local, and foreign jurisdictions, and amounts paid to individual jurisdictions that comprise 5% or more of total income taxes paid. The ASU also eliminates certain existing disclosure requirements related to unrecognized tax benefits and cumulative unrecognized deferred tax liabilities. For public business entities, the amendments in ASU 2023-09 are effective for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 effective January 1, 2025. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

F-37

ASU 2024-03 – Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose more detailed information about certain costs and expenses in the notes to their financial statements, both in annual and interim filings. The objective is to provide investors with greater transparency into a company’s expense structure, enabling a better understanding of performance, assessment of future cash flows, and comparison with other entities. Key provisions include the disaggregation, in a tabular format, of specific natural expense categories such as purchases of inventory, employee compensation, depreciation, and intangible asset amortization, within each relevant expense caption on the income statement. The ASU also requires disclosure of the total amount of selling expenses and a qualitative description of expenses remaining in the “other” category. For public business entities, the amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting this ASU on its financial statements and disclosures.

ASU 2025-11 — Interim Reporting (Topic 270)

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270). This ASU enhances interim reporting requirements by improving the consistency and transparency of disclosures provided in interim financial statements. The amendments are designed to provide users with more decision-useful information about changes in financial position and results of operations during interim periods. For public business entities, the amendments are effective for interim reporting periods beginning after December 15, 2025. The Company is currently evaluating the impact of adopting this ASU on its interim financial statement disclosures.

ASU 2025-12 — Accounting Standards Codification Improvements

In December 2025, the FASB issued ASU 2025-12, Accounting Standards Codification Improvements. This ASU includes various amendments to the Accounting Standards Codification intended to clarify, correct, or improve existing guidance. The amendments generally do not change current accounting practice and are not expected to have a material impact on the Company’s financial statements.

Note 3. Going Concern

The accompanying consolidated financial statements and notes have been prepared assuming the Company will continue as a going concern. For the six months ended June 30, 2026, the Company incurred a net loss of $800,438, had an accumulated deficit of $50,672,170 and a working capital deficit of $3,136,801. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to increase revenues, execute on its business plan to acquire complimentary companies, raise capital, and to continue to sustain adequate working capital to finance its operations. The failure to achieve the necessary levels of profitability and cash flows would be detrimental to the Company. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4. Other Current Assets

Other current assets totaled $562,901 as of June 30, 2026 and $594,220 as of December 31, 2025. As of June 30, 2026 and December 31, 2025, approximately $501,000 and $26,000 of the balance was related to prepaid inventory to the Company’s suppliers and professional fees, respectively. The remainder of the balance was related to prepaid insurance and other prepaid expenses.

Note 5. Fixed Assets, Net

Fixed assets comprised the following:

	June 30, 2026	December 31, 2025
Computer equipment	$56,746	$56,746
RAS system	7,295	7,433
Automobiles	94,298	94,298
Leasehold improvements	17,904	17,904
Total	176,243	176,381

Less: Accumulated depreciation	(83,002)	(70,231)
Fixed assets, net	$93,241	$106,150

For the six months ended June 30, 2026, depreciation expense totaled approximately $12,800.

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Note 6. Loans, Convertible Debt, and Derivative Liabilities

Lind Global Fund II LP notes

2023 Note

On May 30, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Lind pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “2023 Lind Note”) and a warrant (the “Lind Warrant”) to purchase 8,701 shares of common stock of the Company commencing six months after issuance and exercisable for five years at an exercise price of $122.50 per share. The Lind Warrant includes cashless exercise and full ratchet anti-dilution provisions. In connection with the issuance of the Lind Note and the Lind Warrant, the Company paid Lind a $50,000 commitment fee. The proceeds from the sale of the Note and Warrant are for general working capital purposes.

In connection with the issuance of the 2022 Lind Note, the Company and Lind amended the 2022 Security Agreement to include the new 2023 Lind Note, pursuant to an amended and restated security agreement, dated May 30, 2023, between the Company and Lind.

The Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable pursuant to the 2023 Lind Note and Lind Warrant. Lind was also granted piggyback registration rights.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 20% of the new securities for 24 months.

The 2023 Lind Note is convertible into common stock of the Company after the earlier of 90 days from issuance or the date the registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the 2023 Lind Note is equal to the lesser of: (i) $120.00; or (ii) 90% of the lowest single volume-weighted average price during the twenty-trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The maximum number of shares of common stock to be issued in connection with the conversion of the 2023 Lind Note and the exercise of the Lind Warrant, in the aggregate, will not, exceed 19.9% of the outstanding shares of common stock of the Company immediately prior to the date of the 2023 Lind Note, in accordance with NASDAQ rules and guidance. Due to the variable conversion price of the 2023 Lind Note, the embedded conversion feature was accounted as a derivative liability. The fair value of the derivative liability at issuance amounting to $264,687, was recorded as a debt discount and amortized over the term of the note.

The 2023 Lind Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the 2023 Lind Note, the 2023 Lind Note will become immediately due and payable at a default interest rate of 120% of the then outstanding principal amount of the Lind Note.

The Warrant entitles the Investor to purchase up to 8,701 shares of common stock of the Company during the exercise period commencing on the date that is six months after the issue date (“Exercise Period Commencement”) and ending on the date that is sixty months from the Exercise Period Commencement at an exercise price of $122.50 per share, subject to customary adjustments. The Warrant includes cashless exercise and full ratchet anti-dilution provisions.

On July 27, 2023, the Company, entered into a First Amendment to the Purchase Agreement (the “Purchase Agreement Amendment”) with Lind, which provided for the issuance of further senior convertible promissory notes up to an aggregate principal amount of up to $1,800,000 and the issuance of additional warrants in such amounts as the Company and Lind shall mutually agree.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a two-year, interest free convertible promissory note in the principal amount of $300,000 and a warrant to purchase 3,505 shares of common stock of the Company at an exercise price of $67.00 per share for $250,000. In connection with the issuance of the note and the warrant, the Company paid a $12,500 commitment fee. The proceeds from the sale of the note and warrant are for general working capital purposes.

Due to the variable conversion price of the convertible promissory note, pursuant to the Purchase Agreement Amendment, the embedded conversion feature was accounted for as a derivative liability. The fair value of the derivative liability at issuance amounting to $118,984, was recorded as a debt discount and amortized over the term of the note.

On August 3, 2024 the Company and Lind entered into a waiver and acknowledgement agreement.

The Company and Lind previously entered into that certain Securities Purchase Agreement, dated as of May 20, 2023, as amended on July 27, 2023 pursuant to which the Company issued Lind a senior convertible promissory note in the principal amount of $300,000. Each of the Company and Lind acknowledge that the amounts owing under the convertible promissory note as of the filing of the Waiver Agreement is equal to $355,500.

During the six months ended June 30, 2026, there were no payments to the note principal. As of June 30, 2026 and December 31, 2025, the outstanding balance on the notes was $55,500. As of June 30, 2026 and December 31, 2025, there was no derivative liability and warrant liability.

Debt with Third-Party Investors

On January 28, 2025, the Company entered into a subordinated business loan and security agreement with a third-party lender and collateral agent providing for a term loan in the principal amount of $420,000, with total repayment of principal and interest of $596,400 and a maturity date of August 15, 2025. Commencing February 7, 2025, the Company is required to make weekly payments of $21,300 until the maturity date. The loan may be prepaid subject to a prepayment fee. In connection with the loan, the Company paid an administrative agent fee of $20,000, which was recorded as a debt discount and is being amortized over the term of the loan. For the six months ended June 30, 2026, the Company made no principal and interest payments. The outstanding balance on the loan was $266,000 as of June 30, 2026.

F-39

On January 28, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $149,650 with an original issue discount of $19,650 (the “January 2025 Convertible Note”). The January 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $19,454 paid upon issuance and a maturity date of October 30, 2025. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the January 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the January 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 75% of the market price as described in the note. The Company may not, without written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the January 2025 Convertible Note. For the six months ended June 30, 2026, the Company made principal payments on the loan totaling $6,860 and no interest payments. The outstanding balance of on the loan was $53,312 as of June 30, 2026, compared to $60,172 as of December 31, 2025.

On August 25, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $169,500 with an original issue discount of $25,425 (the “August 2025 Convertible Note”). The August Convertible Note has an interest rate of 13% with a one-time interest payment of $22,035 paid upon issuance and a maturity date of August 25, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the August Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the August Convertible Note into shares of the Company’s common stock at a conversion price of 75% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the August Convertible Note. For the six months ended June 30, 2026, the Company made principal payments of $0 and interest payments of $8,628. The outstanding balance of on the note was $169,500 as of June 30, 2026 and December 31, 2025. Interest expense related to the loan $14,137 for the six months ended June 30, 2026.

On December 5, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $73,025 with an original issue discount of $9,525 (the “December 2025 Convertible Note”). The December 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $9,493 paid upon issuance and a maturity date of December 5, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the December 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 22% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the December 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 75% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the December 2025 Convertible Note. For the six months ended June 30, 2026, the Company made no principal and interest payments on the note. The outstanding balance of on the note was $73,025 as of June 30, 2026 and December 31, 2025.

On September 16, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $47,059 with an original issue discount of $7,059 (the “September 16, 2025 Convertible Note”). The September 16, 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $6,118 paid upon issuance and a maturity date of June 16, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the September 16, 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 24% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the September 16, 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the September 16, 2025 Convertible Note. For the six months ended June 30, 2026, the Company made no principal and interest payments on the note. The outstanding balance on the note was $47,059 as of June 30, 2026 and December 31, 2025. Interest expense related to the loan $4,078 for the six months ended June 30, 2026.

On November 13, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $40,000 with an original issue discount of $6,000 (the “November 2025 Convertible Note”). The November 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $5,200 paid upon issuance and a maturity date of August 13, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the November 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 24% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the November 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the November 2025 Convertible Note. For the six months ended June 30, 2026, the Company made no principal and interest payments on the note. The outstanding balance on the note was $40,000 as of June 30, 2026 and December 31, 2025. Interest expense related to the loan $3,466 for the six months ended June 30, 2026.

On September 18, 2025, the Company issued a convertible promissory note to a third-party investor in the principal amount of $47,059 with an original issue discount of $7,059 (the “September 18, 2025 Convertible Note”). The September 18, 2025 Convertible Note has an interest rate of 13% with a one-time interest payment of $6,118 paid upon issuance and a maturity date of June 16, 2026. The proceeds from the issuance were used for general working capital purposes. Upon the occurrence of an event of default as described in the September 18, 2025 Convertible Note, the note will become immediately due and payable at a default interest rate of 24% of the then outstanding principal amount of the note. Additionally, the third-party investor will have the right to convert all or any part of the outstanding and unpaid amount of the September 18, 2025 Convertible Note into shares of the Company’s common stock at a conversion price of 65% of the market price as described in the note. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the September 18, 2025 Convertible Note. For the six months ended June 30, 2026, the Company made no principal and interest payments on the note. The outstanding balance on the note was $47,059 as of June 30, 2026 and December 31, 2025. Interest expense related to the loan $4,078 for the six months ended June 30, 2026.

F-40

On March 10, 2026, the Company issued a convertible promissory note to a third-party investor in the principal amount of $57,500 (the “March 2026 Convertible Note”). The note was issued with an original issue discount of $7,500, resulting in net proceeds to the Company of $50,000. The note includes a one-time interest charge of $7,475 and has a maturity date of December 10, 2026. Upon the occurrence of an event of default, the note accrues interest at a rate of up to 24% per annum on the outstanding principal balance. The note may be prepaid in accordance with its terms and may also be convertible into shares of the Company’s common stock, subject to the provisions of the note agreement. For the six months ended June 30, 2026, the Company made no principal and interest payments on the note. The outstanding balance on the note was $57,500. Interest expense related to the loan $2,491 for the six months ended June 30, 2026.

August 2024 Private Placement Offering

In August, 2024, the Company entered into securities purchase agreements (each a “Securities Purchase Agreement”) with each of Quick Capital, LLC, a Wyoming limited liability company (“Quick Capital”) and Jefferson Street Capital, LLC, a New Jersey limited liability company (“Jefferson”) whereby we issued promissory notes in the aggregate principal amount of $550,000 (the “August Private Placement Offering”).

The Company agreed to issue to Quick Capital and Jefferson up to 39,300 shares of our Common Stock as a “Commitment Fee”.

As part of the August Private Placement Offering, the Company issued two promissory notes each in the principal amount of $275,000 with an original issue discount of $25,000 (the “Private Placement Notes”). The Private Placement Notes have a one-time interest payment of $27,500. Thereafter, any principal amount of interest which is not paid upon maturity will accrue at a rate of the lesser of (i) sixteen percent (16%) per annum, or (ii) the maximum amount permitted by law from the due date thereof until the same is paid. The Private Placement Notes have a maturity date of 10 months after issuance and the proceeds from the notes are for general corporate purposes. The Company agreed to issue to each of Quick Capital and Jefferson 19,650 shares of Common Stock as additional consideration for entering into Private Placement Notes.

The investors have the right, at any time on or following the earlier of (i) the date that any of the shares are registered for resale under a registration statement of the Company or (ii) the date that is six (6) months after the issue date, to convert all or any portion of the then outstanding and unpaid principal and interest into fully paid and non-assessable shares of our Common Stock. The conversion price shall be $1.50, subject to adjustments. We have agreed to reserve a sufficient number of Common Stock (initially, 2,000,000 shares) for issuance upon conversion of the Private Placement Notes in accordance with their terms.

If an event of default occurs under the Private Placement Notes, the investors have the right to convert all amounts outstanding under the notes at any time thereafter into shares of Common Stock at the lesser of (i) the then applicable conversion price under the notes or (ii) the Market Price. “Market Price” shall mean 85% of the lowest VWAP on any trading day during the ten (10) trading days prior to the respective conversion date. “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal market during the period beginning at 9:30 a.m., Eastern Standard Time, and ending at 4:00 p.m., Eastern Standard Time, as reported by Quote stream or other similar quotation service provider designated by the investors.

The Company may prepay the Private Placement Notes at any time with fifteen (15) trading days prior written notice (the “Prepayment Notice Period”). During the Prepayment Notice Period, the investor shall have the right to convert all or any portion of the Private Placement Notes pursuant to the terms of the notes, including the amount of the Private Placement Notes to be prepaid. If the Company exercises its right to prepay the notes, the Company shall make payment to the investor of an amount in cash equal to the sum of: (i) 100% multiplied by the principal amount then outstanding plus (ii) accrued and unpaid interest on the principal amount to the Prepayment Notice Date, and (iii) $750 to reimburse the investor for administrative fees.

F-41

If the Company delivers a prepayment notice and fails to pay the applicable prepayment amount, the Company shall forever forfeit its right to prepay any part of the Private Placement Notes.

The Private Placement Notes have mandatory monthly payments of $43,200. The initial payments are due on November 9, 2024 and November 12, 2024, respectively.

The Company’s failure to comply with the material terms of the Private Placement Notes will be considered an event of default and the principal sum of the Private Placement Notes will become immediately due and payable at an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 135%, as well as all costs, all without demand, presentment or notice, unless expressly waived by the investor.

The investors may assign their rights to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction or to any of its affiliates without the consent of the Company.

While the Private Placement Notes remain outstanding, we shall not, without the investor’s written consent (i) (a) pay, declare or set apart for such payment, any dividend or other distribution on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution with respect to its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors, (ii) redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, or repay any indebtedness of the investor (iii) advance any loans made in the ordinary course of business in excess of $100,000, (iv) sell, lease or otherwise dispose of any significant portion of our assets outside the ordinary course of business, and (v) enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) or Section 3(a)(10) of the Securities Act.

In conjunction with the August Private Placement Offering, the Company entered into a registration rights agreement with each of Quick Capital and Jefferson. The Company agreed to file a registration statement with the Securities and Exchange Commission to register the re-sale of the maximum number of shares of Common Stock covered in the August Private Placement Offering within sixty (60) calendar days from the date of execution.

During the six months ended June 30, 2026, the Company made aggregate principal payments on the Private Placement Notes of $29,242 of which was paid through the issuance of an aggregate of 43,152,282 shares of common stock. The outstanding balance on the loan was $33,006 as of June 30, 2026, compared to $62,249 as of December 31, 2025.

Unaffiliated Note

On October 29, 2025, the Company entered into a promissory note agreement with an unaffiliated third-party lender for aggregate principal of $50,000. The note bears interest at a rate of 32% per annum and matures on July 29, 2026. The proceeds are for general working capital. Upon the occurrence of an event of default as described in the note, the note will become immediately due and payable at a default interest rate of 25% of the then outstanding principal amount of the note. For the six months ended June 30, 2026, the Company made principal payments of $10,464 and interest payments of $3,728. The outstanding balance on the note was $31,454 as of June 30, 2026, compared to $41,919 as of December 31, 2025.

Vehicle Loan

On December 7, 2024, the Company entered into a financing loan in connection with the purchase of a company vehicle. The loan has a principal amount of $69,299, bears interest at an annual rate of 9.34%, and is repayable in monthly installments of $1,450, including principal and interest, over a term of 60 months. For the six months ended June 30, 2026, the Company made principal payments of $7,701 on the loan and interest payments of $2,449. The outstanding balance on the loan was $48,484 as of June 30, 2026, compared to $56,185 as of December 31, 2025.

F-42

Note 7. Stockholders’ Equity

During the six months ended June 30, 2025, the Company issued an aggregate of 877,509 shares of common stock to the designee of ClearThink for consulting services provided to the Company.

On January 14, 2025, the Company issued 480,000 shares of common stock to each of Nubar Herian and John Keeler, 960,000 shares of common stock to each of Timothy McLellan and Trond Ringstad, and 1,440,000 shares of common stock to Jeffrey Guzy, for serving as directors of the Company.

On March 11, 2025, the Company issued 350,000 shares of common stock in consideration of proceeds of $19,950 pursuant to a securities purchase agreement, dated May 16, 2023 with ClearThink.

On March 12, 2025, the Company issued 288,101 shares of common stock to Diagonal as partial conversion of $15,000 principal pursuant to the convertible promissory note.

During the six months ended June 30, 2025, the Company issued an aggregate of 750,000 shares of common stock to Quick Capital as partial conversion of $57,673 principal pursuant to the convertible promissory note.

During the six months ended June 30, 2025, the Company issued an aggregate of 406,484 shares of common stock to Jefferson as partial conversion of $32,583 principal and accrued interest pursuant to the convertible promissory note.

On January 16, 2026, the Company issued an aggregate of 4,085,714 shares of common stock, to the designee of ClearThink Capital for consulting services provided to the Company.

On January 27, 2026, the Company issued 550,000 shares of Series A Preferred with par value $0.0001 per share. The Series A Preferred was issued for no cash or other consideration and solely to establish a voting control structure. Each share of Series A Preferred entitles the holder to 100 votes per share on all matters submitted to a vote of the stockholders.

On January 28, 2026, the Company amended its Certificate of Incorporation to increase its authorized shares of common stock from 500,000,000 shares to 5,000,000,000 shares. The amendment was approved by the Company’s Board of Directors and stockholders in accordance with applicable law and became effective upon filing with the Secretary of State of the State of Delaware.

During the six months ended June 30, 2026, the Company issued an aggregate of 43,152,282 shares of common stock to Quick Capital as partial conversion of $29,242 principal pursuant to the convertible promissory note.

During the six months ended June 30, 2026, the Company issued 9,910,149 shares of common stock to Diagonal as partial conversion of $6,860 principal pursuant to the convertible promissory note.

During the six months ended June 30, 2026, the Company issued an aggregate of 15,100,000 shares of common stock to Labrys Fund as conversion of $8,627 interest pursuant to the convertible promissory note.

F-43

Note 8. Options

The following table represents option activity for the six months ended June 30, 2026:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2025	3,385	$2,000.00	2.81
Exercisable – December 31, 2025	3,352	$2,000.00	2.82	$-
Granted	-	$-
Forfeited	(30)	$-
Vested	3,325	$-
Outstanding – June 30, 2026	3,355	$2,000.00	2.31
Exercisable – June 30, 2026	3,325	$2,000.00	2.32	$-

Note 9. Warrants

The following table represents warrant activity for the six months ended June 30, 2026:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2025	13,423,969	$0.11	4.76
Exercisable – December 31, 2025	13,423,969	$0.11	4.76	$-
Granted	57,500,000	$-
Exercised	-	$-
Forfeited or Expired	-	$-
Outstanding – June 30, 2026	70,923,969	$0.02	4.61
Exercisable – June 30, 2026	70,923,969	$0.02	4.61	$-

On May 30, 2023, in connection with the issuance of the $1,200,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 8,701 shares of common stock at an exercise price of $122.50 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. The fair value of the warrants of $381,538 was recorded as a discount to the 2023 Lind Note and classified as liabilities.

On July 27, 2023, in connection with the issuance of the $300,000 promissory note to Lind pursuant to the Purchase Agreement Amendment, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 3,505 shares of common stock at an exercise price of $67.00 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. The fair value of the warrants of $72,208 was recorded as a discount to the 2023 Purchase Agreement Amendment and classified as a liability.

On September 16, 2025, in connection with the issuance of the $47,059 promissory note to a third-party investor, the Company issued a five-year warrant exercisable from the date of issuance to purchase 4,705,882, shares of common stock at an exercise price of $0.01 per share. The warrant was determined to be equity-classified under applicable accounting guidance. No value was allocated to the warrant at issuance, as its fair value was determined to be immaterial.

On September 18, 2025, in connection with the issuance of the $47,059 promissory note to a third-party investor, the Company issued a five-year warrant exercisable from the date of issuance to purchase 4,705,882, shares of common stock at an exercise price of $0.01 per share. The warrant was determined to be equity-classified under applicable accounting guidance. No value was allocated to the warrant at issuance, as its fair value was determined to be immaterial.

On November 13, 2025, in connection with the issuance of the $40,000 promissory note to a third-party investor, the Company issued a five-year warrant exercisable from the date of issuance to purchase 4,000,000, shares of common stock at an exercise price of $0.01 per share. The warrant was determined to be equity-classified under applicable accounting guidance. No value was allocated to the warrant at issuance, as its fair value was determined to be immaterial.

On March 10, 2026, in connection with the issuance of the $57,500 promissory note to a third-party investor, the Company issued a five-year warrant exercisable from the date of issuance to purchase 57,500,000, shares of common stock at an exercise price of $0.001 per share. The warrant was determined to be equity-classified under applicable accounting guidance. No value was allocated to the warrant at issuance, as its fair value was determined to be immaterial.

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Note 10. Commitment and Contingencies

Office lease

On January 1, 2022, the Company entered into a verbal month-to-month lease agreement for its executive offices with an unrelated third party and paid $25,800 on the lease for the six months ended June 30, 2025. For the six months ended June 30, 2026, the Company paid $9,000 under this lease.

The offices and facility of TOBC are located in Nanaimo, British Columbia, Canada and are on land which was leased to TOBC for approximately $2,500 per month plus taxes, from Steve and Janet Atkinson, a related party and the former TOBC owners. On April 1, 2022, TOBC entered into a new five-year lease with Steve and Janet Atkinson for CAD$2,590 per month plus taxes, and an additional five-year lease with Kathryn Atkinson for CAD$2,370 per month plus taxes. Both leases are renewable for two additional five-year terms.

On March 4, 2026, the Company, through its subsidiary TOBC, filed an application with the Supreme Court of British Columbia seeking to set aside a February 23, 2026 order that terminated its lease and granted possession of the leased property to the landlords. The Company is seeking relief, including reinstatement of the lease, and contends that certain relevant facts were not presented to the Court at the original hearing. A hearing on the application was held on March 9, 2026, and the Court has reserved judgment.

On June 2, 2026, the Supreme Court of British Columbia dismissed the application filed by the Company’s subsidiary, TOBC, seeking reconsideration of the Court’s February 23, 2026 order terminating TOBC’s commercial lease and granting possession of the leased aquaculture facility to the landlords.

On June 24, 2026, TOBC filed a Notice of Appeal with the Court of Appeal for British Columbia seeking to overturn the June 2, 2026 judgment. Among other grounds, the appeal contends that the Supreme Court failed to address provisions of the parties’ lease agreement, including Paragraph 39(f), which the Company believes prohibited either party from commencing legal proceedings while the parties were engaged in the contractual mediation process. The Company contends that, at the time the landlords commenced their petition seeking termination of the lease, the parties were already participating in mediation pursuant to the lease agreement and that this contractual provision was neither presented to nor considered by the Court in rendering its decision. The Company further notes that, in its June 2, 2026 Reasons for Judgment, the Court acknowledged that TOBC’s January 2026 rent payment was made within the lease’s contractual grace period.

The appeal seeks, among other relief, an order setting aside the June 2, 2026 judgment and remitting the matter to the Supreme Court of British Columbia for a new hearing on the reconsideration application.

The appeal is in its preliminary stages, and no hearing date has been scheduled. The Company intends to pursue all available legal remedies. Because appellate proceedings are inherently uncertain, there can be no assurance that the appeal will be successful. Accordingly, the Company cannot predict the ultimate outcome of the appeal or reasonably estimate any potential loss, if any, related to this litigation.

Rental and equipment lease expenses were approximately $3,900 for related party and $19,500 for non-related party for the six months ended June 30, 2026. For the six months ended June 30, 2025, rental lease expenses was approximately $22,900 for related party and $38,200 for non-related party.

Note 11. Reverse Stock Split

On January 28, 2026, the Board of Directors approved a reverse split of the Company’s issued and outstanding common stock at a ratio of not less than one-for-one hundred (1:100) and not greater than one-for-ten thousand (1:10,000). The Company’s stockholders approved the reverse stock split on January 28, 2026.

As of June 30, 2026, the reverse stock split has not become effective. The Company has not yet filed the Certificate of Amendment with the Secretary of State of the State of Delaware, and no effective date has been established. Accordingly, the accompanying consolidated financial statements do not reflect the effects of the proposed reverse stock split.

Note 12. Subsequent Events

Note issuances

On July 17, 2026, the Company issued a convertible promissory note to a third-party investor in the principal amount of $30,000 (the “July 2026 Convertible Note”). The note was issued with an original issue discount of $5,000, resulting in net proceeds to the Company of $25,000. The note includes a one-time interest charge of $4,500 and has a maturity date of April 17, 2027. Upon the occurrence of an event of default, the note accrues interest at a rate of up to 24% per annum on the outstanding principal balance. The note may be prepaid in accordance with its terms and may also be convertible into shares of the Company’s common stock, subject to the provisions of the note agreement.

Shares issuances

On July 16, 2026, the Company issued 8,000,000 shares of common stock to a third-party investor as conversion of $4,680 principal pursuant to the convertible promissory note.

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